As filed with the Securities and Exchange Commission on May 31, 2000
                                                          Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                            325410                        22-2369085
(State or other jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)      Classification Code Number)          Identification No.)

               225 Belleville Avenue, Bloomfield, New Jersey 07003
                                  (973)748-8082
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                                 Kuslima Shogen
                             Chief Executive Officer
                              Alfacell Corporation
               225 Belleville Avenue, Bloomfield, New Jersey 07003
                                  (973)748-8082
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:
                             Kevin T. Collins, Esq.
                              Dorsey & Whitney LLP
                    250 Park Avenue, New York, New York 10177
                                 (212) 415-9200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                 CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                          Proposed Maximum       Proposed Maximum
Title of Each Class of Securities to be                               Offering Price per Share       Aggregate          Amount of
to be Registered                            Amount to be Registered            (1)                Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock $.001 par value per share          1,096,666               $1.72125                 $1,887,636         $      499
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock $.001 par value per share          2,389,199(2)            $1.72125                 $4,112,409         $    1,086
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock $.001 par value per share            284,806(3)            $1.72125                 $  490,222         $      130
------------------------------------------------------------------------------------------------------------------------------------
               TOTAL                                                                                                   $    1,715
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale price for the common stock, $.001 par value per share, as reported by the OTC Bulletin Board on May 30, 2000.

(2) To be offered and sold by certain of the selling stockholders upon the exercise of outstanding warrants.

(3)  To be  offered  and sold by certain of the  selling  stockholders  upon the
     exercise  of  outstanding   options.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
================================================================================

SUBJECT TO COMPLETION, DATED MAY 31, 2000
PROSPECTUS

                              ALFACELL CORPORATION
                                3,770,671 Shares
                                  Common Stock
                                ($.001 par value)

                                 ---------------

     Certain holders of our common stock and of our warrants or options to purchase common stock are offering up to an aggregate of 3,770,671 shares of our common stock, par value $.001. Of these 3,770,671 shares, 1,168,575 shares are issuable to investors upon the exercise of warrants to purchase common stock sold in the February 1998 private placement, 345,624 shares are issuable upon the exercise of warrants to purchase common stock issued to the placement agent of the February 1998 private placement, 284,806 shares are issuable upon the exercise of options to purchase common stock issued to persons or companies who have performed services for us or loaned us money, 221,666 shares were issued to persons or companies who have performed services for us as payment for such services, 875,000 shares were issued in the private placements completed in February 2000 and 875,000 shares are issuable upon the exercise of warrants to purchase common stock sold in the February 2000 private placements.

     Our common stock is traded on the OTC Bulletin Board under the symbol "ACEL." On May 30, 2000, the reported last sale price of our common stock on the OTC Bulletin Board was $1.75 per share.

     We will not receive any proceeds from the sale of our common stock, but will receive up to $6,868,022 on the exercise of the warrants and the options. We cannot assure you that any options or warrants will be exercised.

     We will pay all of the expenses in connection with the registration of our common stock offered under this prospectus. These expenses are estimated to be $51,715. The holders of our stock covered by this prospectus will pay any brokerage fees in connection with the sale of their common stock.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is May [ ], 2000

                                TABLE OF CONTENTS

                                                                            page
                                                                            ----

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
RISK FACTORS...................................................................4
USE OF PROCEEDS...............................................................11
PRICE RANGE OF COMMON STOCK...................................................11
DIVIDEND POLICY...............................................................11
SELECTED FINANCIAL DATA.......................................................12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.........................................................13
BUSINESS......................................................................18
MANAGEMENT....................................................................27
SELLING STOCKHOLDERS..........................................................34
DESCRIPTION OF SECURITIES.....................................................38
PLAN OF DISTRIBUTION..........................................................39
LEGAL MATTERS.................................................................40
EXPERTS.......................................................................40
AVAILABLE INFORMATION.........................................................40
FINANCIAL STATEMENTS.........................................................F-1

     In this  prospectus,  the "company," "we," "us" and "our" refer to Alfacell
Corporation. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of common stock and seeking offers to buy shares of common stock, only in states where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                           Forward-Looking Statements

     The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements that express our beliefs, plans, objectives, assumptions or future events or performance may involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following:

     o    "will likely result"
     o    "are expected to"
     o    "will continue"
     o    "is anticipated"
     o    "estimate"
     o    "intends"
     o    "plans"
     o    "projection"
     o    "outlook"

     You should not unduly rely on forward-looking statements contained in this prospectus or incorporated by reference. Actual results or outcomes may differ materially from those predicted in our forward-looking statements due to the risks and uncertainties discussed in "Risk Factors" on page 4 of this prospectus, as well as risks and uncertainties in:

     o    our ability to obtain the cash required to sustain our operations,
     o    clinical trial results,
     o    obtaining and maintaining regulatory approval, and
     o    market acceptance of and demand of our products.

     Any forward-looking statement speaks only as of the date on which that statement is made. We will not update any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.

                                   Trademarks

     Each trademark, trade name or service mark appearing in this prospectus belongs to its respective holder. Our only trademark is ONCONASE(R).

                               PROSPECTUS SUMMARY

     This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, before making an investment decision.

Our Company

     We are a biopharmaceutical company primarily engaged in the discovery and development of new drugs for the treatment of cancer and other pathological conditions. These drugs are developed from amphibian ribonucleases, enzymes which degrade ribonucleic acids, inhibit cell growth and induce cell death by interrupting protein synthesis.

     Our product that is furthest along in the development process is ONCONASE(R), our trademarked name for ranpirnase, which is the active ingredient of the finished product. ONCONASE(R) is a novel amphibian ribonuclease isolated from the eggs of the leopard frog. Based on our preclinical and clinical testing, we believe that ONCONASE(R) and related compounds may be used to treat various solid tumors as a single agent, in combination with other anti-cancer agents, as the payload in targeted conjugates or fusion proteins, and in a variety of delivery systems. A conjugate is a compound resulting from chemically joining two different molecules which are targeted to specific cells in the body. A fusion protein is a hybrid protein resulting from the expression of a recombinant hybrid gene (a fusion of two distinct genes).

     Our current strategy for gaining initial marketing approval of ONCONASE(R) is to demonstrate its safety and efficacy in unresectable malignant mesothelioma, a cancer which is inoperable and is found in the lining of the lungs and abdomen. There is currently no standard FDA-approved drug for this disease. If successful, we will then seek to initiate trials in other solid tumor indications.

     In July 1998, we discontinued two Phase III clinical trials testing ONCONASE(R) in combination with tamoxifen as a treatment for pancreatic cancer because this drug combination did not show a statistically significant survival benefit.

     Based upon preclinical tests, we also believe that ONCONASE(R) may be effective in the treatment of HIV. While there are FDA-approved drugs for the treatment of HIV, there is an extremely high rate of resistance developing to several of these antiviral drugs. Because ranpirnase is highly specialized in the breaking down of a specified RNA in cells, we believe that the HIV virus may not become resistant to ONCONASE(R).

     Our  corporate   headquarters   are  located  at  225  Belleville   Avenue,
Bloomfield, New Jersey 07003 and our telephone number is (973) 748-8082.

                                  THE OFFERING

Securities Offered:     Up to 3,770,671  shares of our common  stock,  including
                        (a) 1,168,575 shares of common stock which may be issued
                        upon the  exercise of warrants  sold to investors in the
                        February 1998 private  placement,  (b) 345,624 shares of
                        common  stock which may be issued  upon the  exercise of
                        warrants  issued in the February 1998 private  placement
                        to the  placement  agent,  (c) 284,806  shares of common
                        stock which may be issued  upon the  exercise of options
                        issued  to  persons  or  companies  who  have  performed
                        services  for us or  loaned  money  to us,  (d)  221,666
                        shares of common stock issued to persons or companies who have performed services for us as payment for such services, (e) 875,000 shares of common stock sold in the February 2000 private placements, and (f) 875,000 shares of common stock which may be issued upon the exercise of warrants sold in the February 2000 private placements.

Securities Outstanding  18,421,559(1) shares of common stock
After the Offering:

Use of Proceeds:        We will  use the  proceeds,  if any,  received  from the
                        exercise  of options or warrants  for general  corporate
                        purposes,   including   the  funding  of  research   and
                        development activities. We will not receive any proceeds from the sale of the shares of common stock offered by the holders of those shares.

Risk Factors:           The securities  offered in this offering are speculative
                        and involve a high degree of risk. See "Risk Factors" for a discussion of risk factors that you should consider in connection with an investment in our common stock.

----------
(1) Reflects the shares of common stock issued and outstanding as of April 30, 2000. This does not take into account the 3,802,496 shares of commons stock which may be issued upon the exercise of options issued to our employees under our stock option plans, the 1,168,575 shares of common stock which may be issued upon the exercise of warrants sold to investors in the February 1998 private placement; 345,624 shares of common stock which may be issued upon the exercise of warrants issued in the February 1998 private placement to the placement agent; 284,806 shares of common stock which may be issued upon the exercise of options issued to persons or companies who have performed services to us or loaned money to us; and 875,000 shares of common stock which may be issued upon the exercise of warrants sold in the February 2000 private placements.

                             Summary Financial Data

     The financial data set forth below should be read in conjunction with the sections entitled "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and notes included or incorporated by reference in this prospectus.

                                                                                                             Six Months Ended
                                                        Year Ended July 31,                                     January 31,
                             -----------------------------------------------------------------------    --------------------------
                                1999           1998            1997           1996           1995           2000           1999
                             -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                                                                                               (unaudited)
Statement of Operations
Data:
Total revenue                $   168,372    $   311,822    $   422,572    $   184,250    $    20,992    $    26,220    $   108,792
                             -----------    -----------    -----------    -----------    -----------    -----------    -----------
Net loss                      (3,156,636)    (6,387,506)    (5,018,867)    (2,942,152)    (1,993,123)      (689,957)    (1,614,657)
Net loss per common share:
  Basic and diluted                 (.18)          (.40)          (.34)          (.25)          (.21)          (.04)          (.09)
Weighted average number of
common shares:
  Basic and diluted           17,271,000     15,926,000     14,597,000     11,969,000      9,598,000     17,352,397     17,256,238
Dividends                              0              0              0              0              0              0              0

                                                          ----------------------
                                                          As of January 31, 2000
                                                          ----------------------

                                                               (unaudited)
Balance Sheet Data:
Total assets.............................................      $1,096,964
Cash and cash equivalents................................         859,537
Long-term liabilities....................................               0
Total stockholders equity................................         241,522


     We completed two private placements in February, 2000 resulting in the receipt of an aggregate of $625,000. The first private placement resulted in the issuance of 187,500 units for an aggregate of $375,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $3.25 per share and one five-year warrant to purchase one share of common stock at $4.55 per share. The second private placement resulted in the issuance of 250,000 units for an aggregate of $250,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $1.03 per share and one five-year warrant to purchase one share of common stock at $2.50 per share.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to purchase shares of our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks actually occur, our business and operating results could be harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

Risks Related to Our Company

     We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future. We do not have a current source of product revenue and may never be profitable.

     We are a development stage company with no current source of revenue. We have incurred significant losses in each year since our inception. As of January 31, 2000, our accumulated deficit was $55,644,238. We have funded our activities primarily through public and private sales of our stock.

     We expect to continue to incur substantial operating losses in the future. Our profitability will depend on our ability to develop, obtain regulatory approvals for, and market ONCONASE(R). The United States Food and Drug Administration (FDA) has not approved ONCONASE(R) and we cannot assure you that it will. We cannot assure you that we will ever successfully develop our products or that the sale of our products will generate enough revenues to enable us to earn a profit.

     We will seek to generate revenue through licensing, marketing and development arrangements prior to receiving revenue from the sale of our product. We cannot assure you that we will be able to successfully consummate any licensing, marketing or development arrangements.

     We do not know when or if we will complete our product development efforts, receive regulatory approval of any of our product candidates or successfully commercialize any approved products. As a result, we are unable to predict the extent of any future losses or the time required to achieve profitability, if at all.

     There is doubt regarding our ability to continue as a going concern.

     We incurred a net loss of $3,156,636 for the year ended July 31, 1999, and $689,957 for the six-months ended January 31, 2000. In addition, we had working capital of $558,393 and $92,148 as of July 31, 1999 and January 31, 2000, respectively, and an accumulated deficit of $55,644,238 as of January 31, 2000. The report of our independent auditors on our July 31, 1999 financial statements included an explanatory paragraph which states that our recurring losses and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements at July 31, 1999 or January 31, 2000 do not include any adjustments that might result from the outcome of this uncertainty. In order to continue to operate our company, develop ONCONASE(R), complete the necessary clinical testing, seek regulatory approval and develop marketing and distribution channels for our products, we will need to raise significant additional funds through equity or 9debt financing, strategic alliances or the sale of ONCONASE(R). We believe that our cash and cash equivalents will be sufficient to meet our expected cash needs through the fiscal year ending July 31, 2000. If we are unable to secure sufficient future financing, we may need to curtail or discontinue our research and development activities or cease operations.

     If the FDA does not permit us to file a New Drug Application or an NDA for ONCONASE(R) for the treatment of malignant mesothelioma, we may not be able to continue to raise additional capital necessary for us to continue operations. Even if an NDA is filed, we may not be able to obtain sufficient funding to complete the approval process.

     FDA procedures require a meeting between a drug developer and the FDA before the submission of an NDA. The purpose of this pre-filing meeting is to provide the FDA with preliminary results of Phase III human trials in order for it to determine if the trial data is sufficient to warrant the filing of an NDA.

     In  March  2000,  we  had a  pre-filing  meeting  with  the  FDA  regarding
ONCONASE(R) as a treatment for malignant mesothelioma. The FDA has not yet advised us if it will allow the NDA to be filed. We estimate that our current capital will be sufficient to fund operations through July 2000. If the filing of an NDA is not permitted, it could have a material adverse effect on our ability to obtain the additional financing necessary for us to continue operations. Currently we do not have sufficient capital to complete the processing of an NDA even if the FDA permits the filing. Additionally, we cannot assure you that we will be able to obtain sufficient financing to complete the approval process if the FDA allows the NDA to be filed.

     We cannot assure you that we will be able to successfully develop our products.

     Our research and development programs are at various stages of development, from the preclinical stage to Phase III clinical trials. We will need to do substantial additional research and development in order to develop and obtain regulatory approval for our products. We cannot assure you that our research and development programs will lead to products that:

     o    are shown to be safe and effective in clinical trials,
     o    are commercially viable,
     o    meet regulatory standards,
     o    receive FDA marketing approval,
     o are eligible for third party reimbursement from governmental or private insurers, or
     o    are successfully marketed.

     The results of larger scale clinical trials may not show the same promising results as earlier trials resulting in the abandonment of a failed candidate after the expenditure of significant additional funds.

     During the course of our research and development, we may find that products that initially appeared promising no longer appear promising in larger-scale Phase III clinical trials. Like many companies in the pharmaceutical and biotechnology industries, we have experienced negative results in clinical trials after experiencing promising results in earlier trials. For example, in July 1998, we discontinued two Phase III clinical trials testing ONCONASE(R) with tamoxifen as a treatment for pancreatic cancer due to the lack of a statistically significant survival benefit. If we experience negative results in clinical trials in the future, we may decide to curtail, redirect or eliminate our product development programs. Another factor that may delay the completion of our clinical trials is slow patient enrollment in clinical trials. The length of time it takes to complete a clinical trial depends on the type, complexity, novelty and intended use of the product. It may take several years to complete the clinical trials for a product candidate. Varying interpretations of data obtained from preclinical and clinical trials may also delay, limit or prevent regulatory approval of our product candidates. It is also possible that changes in regulatory policy during the period of product development could cause delays or rejection of our product candidates. We cannot assure you that our development programs will be successfully completed, or that our products will receive FDA approval.

     We cannot assure you that the FDA will approve our product candidates.

     The sale of ONCONASE(R) for use in humans in the United States will require the approval of the FDA. Most foreign countries also require the approval of comparable agencies for the sale of pharmaceutical products in those countries. State, local and other authorities also regulate pharmaceutical manufacturing facilities. It may take several years and significant expenditures to obtain FDA approval of a new pharmaceutical product. ONCONASE(R) has not been approved for sale in the United States or elsewhere. We cannot assure you that we will be able to get FDA approval for ONCONASE(R) or any other product. Inability to obtain the approval of the FDA or other agencies may adversely affect our financial condition by delaying or precluding us from marketing our products while the products are under patent protection or limiting the commercial use of the products. Even if we do obtain the approval of the FDA and other agencies, it is possible that the subsequent review of a new drug will lead to the discovery of a previously unknown problem.

     Our product candidates may not be accepted by the market, which would harm our business and results of operations.

     Even if approved by the FDA and other regulatory authorities, our product candidates may not achieve market acceptance and we may not receive revenues from these products as anticipated. The degree of market acceptance will depend upon a number of factors, including:

     o    the receipt and timing of regulatory approvals,
     o    the availability of third-party reimbursement, and
     o the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of drug candidates, as well as their advantages over existing technologies and therapeutics.

     We may not be able to successfully market our products even if they perform
successfully  in  clinical  trials.  Furthermore,   physicians  or  the  medical
community in general may not accept and utilize any of our products.

     We may not be able to protect our proprietary technology or enforce our patents.

     We currently own six U.S. patents, three European patents and one Japanese patent. We also have patent applications that are pending in the United States, Europe and Japan, and an undivided interest in two patent applications that are pending in the United States. The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. The patent applications we have filed, or that we may file in the future, may not result in patents. Our patents may not give us competitive advantages, may be wholly or partially invalidated or held unenforceable, or may be held uninfringed by products that compete with our products. Patents owned by others may adversely affect our ability to do business. Furthermore, others may independently develop products that are similar to our products, and may design around the claims of our patents. Although we believe that our patents and patent applications are of substantial value to us, we cannot assure you that our patents and patent applications will be of commercial benefit to us, will adequately protect us from competing products or will not be challenged, declared invalid or declared infringed. Patent litigation and intellectual property litigation are expensive, and if we were to become involved in such litigation, we could not assure you that we would have the funds necessary to carry on the litigation in an effective manner.

     We are uncertain of the availability of health care reimbursement.

     Our ability to sell our products will depend in part on whether government health administration authorities, private health insurers and others will reimburse the costs of our products. We cannot assure you that adequate third-party reimbursement coverage will be available to maintain price levels sufficient to achieve an appropriate return on the investment we have made in developing our products. Government and others are increasingly trying to contain health care costs by limiting coverage and the amount of reimbursement for new drug products approved by the FDA and refusing to provide coverage for the use of FDA-approved products for the treatment of medical conditions for which the FDA has not granted marketing approval. If the government and other third parties do not provide adequate insurance coverage and reimbursement amounts for uses of our product candidates, our ability to sell our products will be adversely affected.

     We are and will be dependent on third parties for manufacturing.

     Our facilities are not large enough or equipped to manufacture our products in commercial quantities. For the foreseeable future, we intend to rely on third parties to manufacture our products. To acquire our own facility, we would need significant additional funds and additional personnel to comply with the FDA's extensive regulations applicable to pharmaceutical manufacturing facilities. Even if we decided to develop our own manufacturing facilities, we could not assure you that we would be able to make a successful transition to commercial production.

     We will be dependent on third parties for marketing.

     None of our officers or employees has marketing experience in the pharmaceutical industry. We intend to enter into development and marketing agreements with third parties. We expect that under the marketing agreements we would act as a co-marketing partner or would grant exclusive marketing rights to our corporate partners in return for up-front fees, milestone payments and royalties on sales. Under these marketing agreements, our marketing partner may be responsible for a significant portion of development of the product and regulatory approval. If the marketing partner is unable to develop a marketable product or market a product successfully, our business may be adversely affected. If we were to market our products ourselves, we would need to invest significant additional management time and money to develop an internal sales force. We cannot assure you that an internal sales force would be successful in marketing our products.

     We are and will remain dependent upon key personnel.

     We are managed by a very small number of key management and operating personnel. The loss of key management personnel, particularly Kuslima Shogen, our Chairman and Chief Executive Officer, would most likely have a material adverse effect on our business. We carry key person life insurance on the life of Ms. Shogen with a face value of $1,000,000.

     We used the services of an accounting firm that has since ceased operations.

     Our financial statements from inception to July 31, 1992 were audited by the independent accounting firm of Armus Harrison. On September 1, 1993, some of the shareholders of Armus Harrison terminated their association with Armus Harrison, and Armus Harrison ceased performing accounting and auditing services, except for limited accounting services for us. In June 1996, Armus Harrison dissolved and ceased all operations. The report of KPMG LLP with respect to our financial statements from inception to July 31, 1999 is based on the report of Armus Harrison for the period from inception to July 31, 1992, although Armus Harrison has not consented to the use of its report in connection with this Registration Statement and will not be available to perform any subsequent review procedures with respect to its report. Accordingly, based upon the provisions of Section 11(a)(4) of the Securities Act, we believe that investors may be limited to asserting claims against Armus Harrison under Section 11 of the Securities Act on the basis of the use of the Armus Harrison report in any registration statement of ours into which the report is used directly or as the basis for a report used in any registration statement of ours. In addition, in the event any person seeks to assert a claim against Armus Harrison for false or misleading financial statements and disclosures in documents previously filed by us, the claim may also be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from Armus Harrison to the use of its audit report in this registration statement, our officers and directors will be unable to rely on the authority of Armus Harrison as experts in auditing and accounting in the event any claim is brought against those persons under Section 11 of the Securities Act based on alleged false and misleading financial statements and disclosures attributable to Armus Harrison. To our knowledge, Armus Harrison is not, and has not been, the subject of any proceeding under any federal or state bankruptcy or insolvency laws. We have not investigated, and have no knowledge concerning, the assets of Armus Harrison or its shareholders, if any, which may be available to satisfy claims brought by any investors. In addition, we have not investigated the status and nature of the liability of any of the shareholders of Armus Harrison and it may be that any such obligation may be limited or precluded under applicable law. The discussion regarding the effects of the Armus Harrison termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the Armus Harrison termination on a potential investment in our common stock or otherwise. We believe that the Armus Harrison report is correct and accurate in all material respects.

     We may not be able to utilize all of our net operating loss carryforwards

     At July 31, 1999, we had federal net operating loss carryforwards of approximately $40,296,000 that expire from 2000 to 2019. We also had investment tax credit carryforwards of approximately $33,015 and research and experimentation tax credit carryforwards of approximately $810,403 that expire from 2000 to 2019. New Jersey approved for sale approximately $2.4 million of our state tax loss carryforwards and state research and development credits or tax benefits, of which approximately $1 million was allocated to be sold between July 1, 1999 and June 30, 2000. In December 1999, we realized net proceeds of $755,854 from the sale of our allocated tax benefits. We will attempt to sell the remainder between July 1, 2000 and June 30, 2001, but there is no assurance we will be successful. Additionally, ultimate utilization/availability of the net operating losses and credits may be significantly curtailed if a significant change in ownership occurs.

Risks Related to Our Industry

     We are subject to intense competition and technological obsolescence.

     Several companies, universities, research teams and scientists are developing products to treat the same medical conditions our products are intended to treat. Many of these entities have greater financial resources, larger staffs and larger facilities than ours. Most of our competitors are more experienced and have greater clinical, marketing and regulatory capabilities and managerial resources than we do. Our competitors may develop products to treat the same medical conditions our products are intended to treat before we are able to complete the development of our competing product.

     Our business is very competitive and involves rapid changes in the technologies involved in developing new drugs. If others experience rapid technological development, our products may become obsolete before we are able to recover expenses incurred with respect to our products. We will probably face new competitors as new technologies develop. Our success depends on our ability to remain competitive in the development of new drugs. We cannot assure you that we will be able to compete successfully.

     We may be sued for product liability.

     The use of our products by humans during testing of those products or after regulatory approval entails a risk of adverse effects which could expose us to product liability claims. We maintain product liability insurance in the amount of $6,000,000 for claims arising from the use of our products in clinical trials prior to FDA approval. We cannot assure you that we will be able maintain our existing insurance coverage or obtain coverage for the use of our products in the future. While we believe that we maintain adequate insurance coverage, we cannot assure you that our current insurance coverage and our financial resources would be sufficient to pay any liability arising from a product liability claim. A product liability claim may have a material adverse effect on our business, financial condition or results of operations.

Risks Related to This Offering

     Our stock is thinly traded.

     Our common stock has been quoted on the OTC Bulletin Board since April 28, 1999, and is currently thinly traded. You may be unable to sell our common stock if the trading market continues to be limited.

     We have not paid, and do not intend to pay, any dividends in the foreseeable future.

     We have not paid any dividends on our common stock since our inception. We do not expect to pay cash dividends on our common stock in the future. We currently intend to retain all earnings, if any, to finance the growth of our operations.

     Management owns a substantial percentage of the outstanding stock of our company.

     Our officers and directors, as a group, beneficially owned 17.3% of our common stock as of April 10, 2000 and thus may be able to exercise effective control over us. Our Chief Executive Officer has pledged substantially all the shares of our common stock owned by her to secure repayment of a term loan owed by her, the proceeds of which were invested into our company.

     The price of our common stock has been, and may continue to be, volatile.

     The market price of our common stock, like that of the securities of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of our common stock will fluctuate in the future. The market price of our common stock could be impacted by a variety of factors, including:

     o announcements of technological innovations or new commercial products by us or our competitors,
     o disclosure of the results of pre-clinical testing and clinical trials by us or our competitors,
     o    disclosure of the results of regulatory proceedings,
     o    changes in government regulation,
     o developments in the patents or other proprietary rights owned or licensed by us or our competitors,
     o public concern as to the safety and efficacy of products developed by us or others,
     o    litigation, and
     o    general market conditions in our industry.

     In addition, the stock market continues to experience extreme price and volume fluctuations. These fluctuations have especially affected the market price of many biotechnology companies. Such fluctuations have often been unrelated to the operating performance of these companies. Nonetheless, these broad market fluctuations may negatively affect the market price of our common stock.

     Our charter documents and Delaware law may discourage a takeover of our company.

     We are currently authorized to issue 1,000,000 shares of preferred stock, par value $.001 per share. Our Board of Directors is authorized, without any approval of the stockholders, to issue the preferred stock and determine the terms of the preferred stock. There are no shares of preferred stock outstanding. The authorized and unissued shares of preferred stock may be classified as an "anti-takeover" measure and may discourage attempted takeovers of our company which are not approved by our Board of Directors. The authorized shares of preferred stock will remain available for general corporate purposes, may be privately placed and can be used to make a change in control of our company more difficult. Under certain circumstances, our Board of Directors could create impediments to or frustrate persons seeking to effect a takeover or transfer in control of our company by causing shares of preferred stock to be issued to a stockholder who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and its stockholders, but in which unaffiliated stockholders may wish to participate. Under the General Corporation Law of Delaware, the Board of Directors is permitted to use a depositary receipt mechanism that enables the Board to issue an unlimited number of fractional interests in each of the authorized and unissued shares of preferred stock without stockholder approval. Consequently, the Board of Directors, without further stockholder approval, could issue authorized shares of preferred stock or fractional interests in preferred stock with rights that could adversely affect the rights of the holders of the company's common stock to a stockholder which, when voted together with other securities held by members of the Board of Directors and the executive officers and their families, could prevent the majority stockholder vote required by our certificate of incorporation or Delaware General Corporation Law to effect certain matters. Furthermore, the existence of authorized shares of preferred stock might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of common stock to acquire control of our company. Accordingly, the accomplishment of a tender offer may be more difficult. This may be beneficial to management in a hostile tender offer, but have an adverse impact on stockholders who may want to participate in the tender offer.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of our common stock in this offering. We will receive estimated net proceeds of approximately $6,868,022 if all of the options and warrants offered under this prospectus are exercised. We intend to use any proceeds received from the exercise of the options and warrants for general corporate purposes, including the funding of research and development activities. We cannot assure you that any of the options or warrants will be exercised. We expect to incur expenses of approximately $51,715 in connection with this offering.

                           PRICE RANGE OF COMMON STOCK

     Our common stock is traded on the OTC Bulletin Board under the symbol "ACEL." At the close of business on April 27, 1999, we were delisted from The Nasdaq SmallCap Market for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 30, 2000, we had approximately 1,260 stockholders of record of our common stock.

     The following table sets forth the range of high and low sale prices of our common stock. The price for the periods commencing April 28, 1999 were obtained from the OTC Bulletin Board and the price for the periods prior to April 28, 1999 were obtained from Nasdaq. These prices are believed to be representative of inter-dealer quotations, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                                             Common Stock Price
                                                             -------------------
                                                              Low         High
                                                             -----       -------

Year Ending July 31, 2000
      First Quarter ..................................       13/32       15/16
      Second Quarter .................................       3/8         1-15/16
      Third Quarter (through May 30, 2000) ...........       23/32       3-7/8

Year Ended July 31, 1999
      First Quarter ..................................       13/32       1-1/4
      Second Quarter .................................       7/32        1/2
      Third Quarter ..................................       13/64       7/8
      Fourth Quarter .................................       3/16        9/16

Year Ended July 31, 1998
      First Quarter ..................................           3       4-5/8
      Second Quarter .................................       2-1/4       3-25/32
      Third Quarter ..................................       2-1/4       4-1/2
      Fourth Quarter .................................       3/8         4-5/8

                                 DIVIDEND POLICY

     We have not paid dividends on our common stock since inception and we do not plan to pay dividends in the foreseeable future. If we realize any earnings, they will be retained to finance our growth.

                             SELECTED FINANCIAL DATA

     The following selected financial data should be read together with the financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The selected statement of operations data shown below for the years ended July 31, 1999, 1998 and 1997 and the balance sheet data as of July 31, 1999 and 1998 are derived from our audited financial statements included elsewhere in this prospectus, and have been audited by KPMG LLP, independent certified public accountants. The selected statement of operations data shown below for the years ended July 31, 1996 and 1995 the balance sheet data as of July 31, 1997, 1996 and 1995 are derived from our audited financial statements which were also audited by KPMG LLP, but are not included elsewhere in this prospectus or incorporated by reference. The selected financial data as of and for the six months ended January 31, 2000 and 1999 are unaudited and, in our opinion, contain all adjustments, consisting only of normal, recurring accruals, which are necessary for a fair statement of the results of those periods. Results for the six months ended January 31, 2000 are not necessarily indicative of results that may be expected for the entire year.

                                                                                                             Six Months Ended
                                                        Year Ended July 31,                                     January 31,
                             -----------------------------------------------------------------------    --------------------------
                                 1999           1998           1997           1996           1995           2000           1999
                             -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                                                                                                (unaudited)
Statement of Operations ..
Data:
Total revenue ............   $   168,372    $   311,822    $   422,572    $   184,250    $    20,992    $    26,220    $   108,792
Net loss .................    (3,156,636)    (6,387,506)    (5,018,867)    (2,942,152)    (1,993,123)      (689,957)    (1,614,657)
Net loss per common share:
  Basic and diluted ......          (.18)          (.40)          (.34)          (.25)          (.21)          (.04)          (.09)
Weighted average number of
common shares:
  Basic and diluted           17,271,000     15,926,000     14,597,000     11,969,000      9,598,000     17,352,397     17,256,238
Dividends ................             0              0              0              0              0              0              0

                                                        Year Ended July 31,                                   As of January 31,
                             -----------------------------------------------------------------------    --------------------------
                                 1999           1998           1997           1996           1995           2000           1999
                             -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                                                                                                (unaudited)
Balance Sheet Data:
Total assets............     $ 1,728,648    $ 5,516,678    $ 8,034,954    $ 8,487,711    $ 1,616,170      1,096,964      3,148,494
Cash and cash
  equivalents...........       1,383,133      5,099,453      7,542,289      8,131,442      1,398,027        859,537      2,748,719
Working capital.........         558,393      3,398,527      5,254,434      7,868,857     (1,004,973)        92,148      1,940,995
Long-term liabilities...               0          6,727         15,902      1,398,760          7,129              0          2,604
Total stockholders equity        757,200      3,691,838      5,566,091      6,650,266       (832,566)       241,522      2,187,788

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

General

     Since our inception, we have devoted the majority of our resources to the research and development of ONCONASE(R). After we obtained the results of our preliminary analysis of the Phase III clinical trial results for advanced pancreatic cancer, we closed the pancreatic cancer trials and redirected our resources towards the completion of the ongoing Phase III clinical trials for unresectable malignant mesothelioma. We have presented our preliminary results of the ongoing Phase III trial in patients with malignant mesothelioma to the FDA and will begin a series of meetings with the FDA to establish mutually agreed upon contents of the clinical, chemistry and manufacturing and controls sections, as well as the toxicology and pharmacology sections of the NDA. We are also exploring various strategic alternatives for our business and our research and development operations.

     We are currently funding the research and development of our products from cash reserves resulting from the previous sales of our securities. The termination of the Phase III clinical trials for advanced pancreatic cancer had a significant and detrimental impact on the price of our common stock and our ability to raise additional capital for future operations. We may not have, or be able to obtain, the financial resources required to pay for all the associated costs of the malignant mesothelioma program to file a Unites States registration for the marketing approval of ONCONASE(R) for this indication, if there is support for such a filing.

Results of Operations

     Six month periods ended January 31, 2000 and 1999

     Revenues

     We are a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. We are devoting substantially all of our present efforts to establishing a new business and developing new drug products. Our planned principal operations of marketing and/or licensing of new drugs have not commenced and, accordingly, we have not derived any significant revenue from these operations. We focus most of our productive and financial resources on the development of ONCONASE(R). We have not had any sales in the six months ended January 31, 2000 and 1999. Investment income for the six months ended January 31, 2000 was $26,000 compared to $109,000 for the same period last year, a decrease of $83,000. This decrease was due to lower balances of cash and cash equivalents.

     Research and Development

     Research and development expense for the six months ended January 31, 2000 was $1,164,000 compared to $1,260,000 for the same period last year, a decrease of $96,000 or 8%. This decrease was primarily due to a 42% decrease in costs in support of ongoing clinical trials, primarily due to the completion of the patient enrollment of the Phase III clinical trial for malignant mesothelioma, an 87% decrease in costs related to the preclinical research studies of ONCONASE(R), primarily due to the extension of the CRADA agreement with the NCI without cost to us, and a 42% decrease in costs associated with the manufacture of clinical supplies of ONCONASE(R). These decreases were offset by an increase in expenses in preparation of a pre-filing meeting with the FDA regarding the NDA and a 19% increase in rental expenses.

     General and Administrative

     General and administrative expense for the six months ended January 31, 2000 was $306,000 compared to $463,000 for the same period last year, a decrease of $157,000 or 34%. This decrease was primarily due to a 45% reduction in administrative personnel costs, an 82% decrease in public relations expenses and a 29% decrease in consulting fees, offset by a 63% increase in legal fees and 20% increase in rental expenses.

     Income Taxes

     New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. Approximately $2.4 million of our tax benefits were approved for sale by the state in December 1999, of which approximately $1 million was allocated to be sold between July 1, 1999 and June 30, 2000. In December 1999, we realized net proceeds of $755,854 from the sale of our allocated tax benefits. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1.4 million between July 1, 2000 and June 30, 2001, subject to all existing laws of the State of New Jersey. However, we cannot assure you that we will be able to find a buyer for our tax benefits or that such funds will be available in a timely fashion.

     Net Income (Loss)

     We have incurred net losses during each year since our inception. The net loss for the six months ended January 31, 2000 was $690,000 as compared to $1,615,000 for the same period last year, a decrease of $925,000 or 57%, primarily due to the result of the sale of our tax benefits. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.

     Fiscal Years Ended July 31, 1999, 1998 and 1997

     Revenues

     We have not had any sales in fiscal 1999, 1998 and 1997. Investment income for fiscal 1999 was $168,000 compared to $312,000 for fiscal 1998, a decrease of $144,000. This decrease was due to lower balances of cash and cash equivalents. Investment income for fiscal 1998 was $312,000 compared to $443,000 for fiscal 1997, a decrease of $131,000. This decrease was due to lower balances of cash and cash equivalents.

     Research and Development

     Research and development expense for fiscal 1999 was $2,402,000 compared to $5,265,000 for fiscal 1998, a decrease of $2,863,000 or 54%. This decrease was primarily due to a 96% decrease in costs related to the manufacture of clinical supplies of ONCONASE(R), a 47% decrease in costs in support of ongoing clinical trials, an 82% decrease in expenses for preparation of an NDA for ONCONASE(R) and a 4% decrease in personnel costs. These decreases were primarily due to the completion of the patient enrollment of the Phase III clinical trial for malignant mesothelioma in April 1999 and the closing of the Phase III clinical trials for pancreatic cancer in July 1998.

     Research and development expense for fiscal 1998 was $5,265,000 compared to $3,863,000 for fiscal 1997, an increase of $1,402,000 or 36%. This increase was primarily due to a 74% increase in costs in support of ongoing clinical trials, including the Phase III clinical trials for pancreatic cancer that were closed in July 1998 and the Phase II and III clinical trials for unresectable malignant mesothelioma, a 42% increase in costs related to the manufacture of clinical supplies of ONCONASE(R) and an 86% increase in expenses in preparation for an NDA for ONCONASE(R), offset by a 5% decrease in personnel costs.

     General and Administrative

     General and administrative expense for fiscal 1999 was $921,000 compared to $1,413,000 for fiscal 1998, a decrease of $492,000 or 35%. This decrease was primarily due to a 94% decrease in legal costs, a 25% reduction in administrative personnel costs and a 56% decrease in public relations expenses, offset by an $84,000 increase in consulting fees.

     General and administrative expense for fiscal 1998 was $1,413,000 compared to $1,476,000 for fiscal 1997, a decrease of $63,000 or 4%. This decrease was primarily due to a 28% decrease in personnel costs and a 28% decrease in public relations activities, offset by a 26% increase in legal costs and a 72% increase in insurance expense.

     Interest

           Interest expense for fiscal 1999 was $2,000 compared to $22,000 in fiscal 1998, a decrease of $20,000 or 91%. The decrease was primarily due to the payment of the entire principal amount of our $1.4 million term loan agreement with our bank during the fiscal year ended July 31, 1998.

     Interest expense for fiscal 1998 was $22,000 compared to $123,000 in fiscal 1997, a decrease of $101,000 or 82%. The decrease was primarily due to the payment of the entire principal amount of our term loan on October 3, 1997.

           Net Loss

     The net loss for fiscal 1999 was $3,157,000 as compared to $6,388,000 in fiscal 1998 and $5,019,000 in fiscal 1997. The cumulative loss from the date of inception, August 24, 1981, to July 31, 1999 amounted to $54,954,000. Such losses are attributable to the fact that we are still in the development stage and have not derived sufficient revenues from operations to offset the development stage expenses.

Liquidity and Capital Resources

     We have financed our operations since inception primarily through equity and debt financing, research product sales and interest income. During the six months ended January 31, 2000, we had a net decrease in cash and cash equivalents of $523,000, which resulted primarily from net cash used in operating activities. Total cash resources as of January 31, 2000 were $860,000 compared to $1,383,000 for the same period last year.

     Our current liabilities as of January 31, 2000 were $855,000 compared to $971,000 at July 31, 1999, a decrease of $116,000 or 12%. The decrease was primarily due to the issuance of common stock in payment for services rendered and a decrease in costs in support of ongoing clinical trials for ONCONASE(R), primarily due to the completion of the patient enrollment of the Phase III clinical trial for malignant mesothelioma.

     In February 2000, we sold an aggregate of 875,000 shares of common stock to private investors at prices ranging from $0.50 to $1.00 per share, resulting in net proceeds of $625,000. In addition, the private investors were issued warrants to purchase an aggregate of 875,000 shares of common stock at per share exercise prices ranging from $1.03 to $3.25. The warrants will expire during the period commencing May 2003 and ending in May 2005.

     To date, a significant portion of our financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by our Chief Executive Officer. Additionally, we have raised capital through the sale of our tax benefits. Until our operations generate significant revenues, we will continue to fund operations from cash on hand and through the sources of capital previously described. We believe that our cash and cash equivalents as of January 31, 2000 will be sufficient to meet our anticipated cash needs through July 2000, after taking into account the approximate $662,000 in net proceeds received from the private placements of common stock and warrants and the exercise of stock options in February and March 2000. The report of our independent auditors on our July 31, 1999 financial statements included an explanatory paragraph which states that our recurring losses and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements at July 31, 1999 or January 31, 2000 do not include any adjustments that might result from the outcome of this uncertainty.

     Our continued operations will depend on our ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits and research and development tax credits and revenues from the commercial sale of ONCONASE(R). There can be no assurance that such additional funds will become available. We have presented our preliminary results of the ongoing Phase III trial in patients with malignant mesothelioma to the FDA and will begin a series of meetings with the FDA to establish mutually agreed upon contents of the clinical, chemistry and manufacturing and controls sections, as well as the toxicology and pharmacology sections of the NDA. We will continue to incur costs in conjunction with our NDA filing. We are currently in discussion with several potential strategic alliance partners for further development and marketing of ONCONASE(R) and the other potential new products in our pipeline. However, there can be no assurance that any such alliances will materialize. Our ability to raise additional capital through the sale of our securities will primarily be dependent on whether we are able to file an NDA for ONCONASE(R) and, if this NDA is filed, whether it is approved by the FDA. However, our ability to raise funding at that time may be dependent upon other factors including, without limitation, market conditions, and there can be no assurance that such funds will be available.

     Our common stock was delisted from The Nasdaq SmallCap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, our common stock trades on the OTC Bulletin Board under the symbol "ACEL." Delisting of our common stock from Nasdaq could have a material adverse effect on our ability to raise additional capital, our stockholders' liquidity and the price of our common stock.

     The market price of our common stock is volatile, and the price of the stock could be dramatically affected one way or another depending on numerous factors. The market price of our common stock could also be materially affected by the marketing approval or lack of approval of ONCONASE(R).

Changes In Accountants

     On December 1, 1993, some of the shareholders of Armus Harrison & Co. terminated their association with Armus Harrison, and Armus Harrison ceased performing accounting and auditing services, except for limited accounting services to be performed on our behalf. In June 1996, Armus Harrison dissolved and ceased all operations. The report of KPMG LLP with respect to our financial statements from inception to July 31, 1999 is based on the report of Armus Harrison for the period from inception to July 31, 1992, although Armus Harrison has not consented to the use of its report in the registration statement of which this prospectus is a part and will not be available to perform any subsequent review procedures with respect to its report. Accordingly, investors will be barred from asserting claims against Armus Harrison under Section 11 of the Securities Act on the basis of the use of its report in any of our registration statements into which the report is used directly on as the basis for a report used in any registration statement of ours. In addition, if anyone seeks to assert a claim against Armus Harrison for false or misleading financial statements and disclosures in documents previously filed by us, the claim will be adversely affected and possibly barred. Furthermore, due to the lack of a consent from Armus Harrison to the use of its audit report in the registration statement of which this prospectus is a part, our officers and directors will be unable to rely on the authority of Armus

Harrison as experts in auditing and accounting if any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading Financial Statements and disclosures attributable to Armus Harrison. The discussion regarding certain effects of the Armus Harrison termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the Armus Harrison termination on a potential investment in our common stock or otherwise.

                                    BUSINESS

Overview

     We are a biopharmaceutical company, organized in 1981, primarily engaged in the discovery and development of new drugs for the treatment of cancer and other pathological conditions. These drugs are developed from novel amphibian ribonucleases which break down ribonucleic acids, inhibit cell growth and induce cell death or differentiation. In 1987, we completed the molecular characterization of a specific protein, which we named P-30 Protein. In October 1998, the United States Adapted Names Council adapted the name ranpirnase as the United States adaptive name for P-30 Protein, which we have trademarked as ONCONASE(R). Based upon the complete amino acid sequence analysis (comparison of the amino acid sequence of ranpirnase with that of over 10,000 protein sequences registered with the National Biomedical Research Foundation Protein Identification Resource, Georgetown University, Washington, DC), it has been established that ranpirnase has a novel structure. It has also been determined that, thus far, ranpirnase is the smallest protein belonging to the superfamily of pancreatic ribonucleases.

     ONCONASE(R) has been isolated from the eggs of the leopard frog. ONCONASE(R) is a novel ribonuclease that is unique among the superfamily of pancreatic ribonucleases. Ribonucleases are enzymes that break certain bonds of ribonucleic acids. Ribonucleases serve several important biological functions in nature, including regulation of angiogenesis (the formation of new blood vessels), anti-viral and anti-parasitic defenses, inter-strain competition in bacteria, and restrictive pollination in plants. In addition to taking advantage of the natural biological functions of ribonucleases, amphibian ribonucleases may be more therapeutically effective in humans than mammalian ribonucleases as they do not appear to be adversely affected by endogenous mammalian ribonuclease inhibitors. Therefore, developing amphibian ribonucleases into therapeutics, and thereby taking advantage of the natural role of ribonucleases, may result in a new class of compounds for the treatment of diseases such as cancer and AIDS. We retain all commercial rights to compounds resulting from this effort.

     ONCONASE(R) has been used to treat patients with advanced stages of solid tumors on a weekly basis. Data from Phase II and Phase III clinical trials of ONCONASE(R) show that the most significant clinical results to date have been observed in unresectable malignant mesothelioma, an inoperable cancer found in the lining of the lung and abdomen. Pilot clinical trials have also been conducted in non-small cell lung cancer, metastatic breast cancer and renal cell cancer.

     Side effects associated with ONCONASE(R), as observed in over 650 patients treated to date, have been modest, are primarily renal and are reversible upon the reduction of dose or temporary or permanent discontinuation of treatment. Patients treated with ONCONASE(R) have shown little evidence of bone marrow suppression, hair loss or other severe organ toxicities frequently observed after treatment with most other chemotherapeutic drugs. This safety profile may result from the fact that ranpirnase is structurally homologous to several human ribonucleases, such as pancreatic ribonuclease and angiogenin.

     Based on our preclinical and clinical testing, we believe that ONCONASE(R) and related compounds may have utility:

     o    as a single agent,
     o    in combination with other anti-cancer agents,
     o as the active ingredient, or payload, in a targeted conjugate, which is a new compound resulting from chemically joining two different molecules with targeted specificity, and
     o    in a delivery system such as standard or "stealth" liposomes.

     In June 1997, we initiated a Phase III clinical trial comparing ONCONASE(R) as a single agent to doxorubicin in patients with unresectable malignant mesothelioma. Unresectable malignant mesothelioma is often linked to asbestos exposure and afflicts approximately 2,500 to 3,500 newly diagnosed patients in the United States each year. This disease is found in the lining of the lungs and the abdomen. Epidemiologists have predicted that over the next 35 years over 250,000 people will die from malignant mesothelioma in Europe alone. There is currently no standard FDA-approved drug for this disease. In April 1999, the enrollment for this trial was completed.
Subsequently, the trial was amended to allow for the comparison of the combination of ONCONASE(R) and doxorubicin versus doxorubicin as a single therapeutic agent.

     In July 1998, we discontinued two Phase III clinical trials testing ONCONASE(R) in combination with tamoxifen in pancreatic cancer. This drug combination did not demonstrate a statistically significant survival benefit in this indication.

     In March 1999, a Phase I/II study to evaluate the safety and efficacy of the combination regimen of ONCONASE(R) and 13-cis-retinoic acid and alpha-interferon under an Investigational New Drug Application or IND at MD
Anderson Cancer Center, Houston, Texas. The Phase I results have led to a modification of the trial design. The new study has not yet been initiated. No meaningful data from this study are yet available.

     We have established two major scientific collaborations with the National Institutes of Health: (a) in 1989, a collaboration with the National Institute of Neurological Disorders and Stroke, and (b) in 1992, a collaboration with the National Cancer Institute. Our research primarily focuses on ONCONASE(R) mechanism of action studies, in vivo synergisms of ONCONASE(R) with other anti-cancer agents and other routes of administration. In vivo studies are performed in living animals.

     We have produced a modified recombinant version of ranpirnase which enables other molecules to be attached to it with directed specificity, i.e., monoclonal antibodies, growth factors and specific peptides (short sequence of amino acids). This has resulted in a potential new product line, ranpirnase conjugates. The National Cancer Institute collaboration has also produced a potential new product, a conjugate of ranpirnase with a monoclonal antibody that has demonstrated preclinical activity in non-Hodgkin's lymphoma. Pre-clinical studies at the National Cancer Institute are ongoing in preparation for commencing clinical trials for the treatment of non-Hodgkin's lymphoma.

     We believe that ranpirnase may also be used in the development of an anti-viral agent. The National Institutes of Health have performed an independent in vitro screen of ONCONASE(R) against the HIV virus type 1. In vitro studies are those performed in artificial laboratory vessels. The results showed ONCONASE(R) to inhibit replication of HIV by up to 99.9% after a four-day incubation period at concentrations not toxic to uninfected H9 leukemic cells. In addition, in vitro findings by National Institutes of Health scientists revealed that ONCONASE(R) significantly inhibited production of HIV in several persistently infected human cell lines, preferentially breaking down viral RNA and cellular transfer RNA while not affecting normal cellular ribosomal RNA and messenger RNAs. In addition, the National Institutes of Health - Division of AIDS found ONCONASE(R) to have in vitro anti-viral activity. Subject to the availability of the required capital, we plan to conduct further research concerning anti-viral activity. We cannot assure you that we will have sufficient capital to engage in further development for this application or that ranpirnase will show any level of anti-viral HIV activity in humans.

     We have also discovered another series of biologically active proteins. These proteins appear to be involved in the regulation of both early embryonic and malignant cell growth. However, it will require significant additional research and funding to develop these proteins into therapeutics. At this time, we are unable to fund such research and we do not know if we will be able to raise sufficient capital in the future.

ONCONASE(R) (Ranpirnase) Profile

     Originally, we developed a biological extract from early stage leopard frog embryos and eggs which demonstrated potent anti-tumor activity. In 1987, we completed the molecular identification of a specific protein, P-30 Protein. In October 1998, the United States Adopted Names Council adopted ranpirnase as the United States adopted name for our P-30 protein, which we have trademarked as ONCONASE(R), intended for use in the treatment of solid tumors. Ranpirnase is the active ingredient of the finished registered trademarked product ONCONASE(R). Based upon the complete amino acid sequence analysis (comparison of the amino acid sequence of ranpirnase with that of over 10,000 protein sequences registered with the National Biomedical Research Foundation Protein Identification Resource, Georgetown University, Washington,
DC), it has been established that ranpirnase has a novel structure. It has also been determined that, thus far, ranpirnase is the smallest protein belonging to the superfamily of pancreatic ribonucleases. We retain all commercial rights to ONCONASE(R).

Preclinical Research

     In Vitro Anti-Cancer Activity

     ONCONASE(R) has demonstrated a broad spectrum of anti-tumor activity in vitro and was determined to be active in the National Cancer Institute Cancer Screen. Scientists at Harvard Medical School demonstrated that ONCONASE(R) has anti-angiogenic activity. Anti-angiogenic activity is the process in which a chemical interferes with the blood supply to cells, particularly tumors.

     In vitro, ONCONASE(R), in combination with other drugs shown below, has been shown to have a synergistic effect on the cancers shown below:

     Drug Combination                  Cancer
     --------------------------        -----------------------------------------
     ONCONASE(R)+ Tamoxifen            Prostatic, Ovarian, Renal Cell Carcinoma
     ONCONASE(R)+ Phenothiazine        Non-Small Cell Lung Carcinoma
     ONCONASE(R)+ Lovastatin           Non-Small Cell Lung Carcinoma, Ovarian
     ONCONASE(R)+ Cisplatin            Ovarian
     ONCONASE(R)+ Vincristine          Colorectal, Breast
     ONCONASE(R)+ Doxorubicin          Colorectal, [Res.] Breast
     ONCONASE(R)+ Taxol                [Res.] Breast

     In Vivo Anti-Cancer Activity

     There is in vivo data which indicates that the use of ONCONASE(R) with the following drugs is synergistic, which means that the effect of ONCONASE(R) with each of the following drugs acting together is greater than the effect of them acting alone and greater than the sum of their effects:

     o    vincristine,
     o    doxorubicin, and
     o    tamoxifen.

     These synergisms suggest a potential for the therapeutic utility of ONCONASE(R) in patients with chemotherapy-resistant tumors. The National Cancer Institute reported the ability of ONCONASE(R) to overcome multiple drug resistance, both in vitro and in vivo. Previously, it was shown that ONCONASE(R) could overcome other forms of drug resistance.

ONCONASE(R)as a Radiosensitizing and Anti-Angiogenic Agent

     Collaborative research at the University of Medicine and Dentistry of New Jersey at Camden and the University of Pennsylvania Medical Center, Department of Radiation Oncology, revealed potential radiosensitizing and co-antiangiogenic effects of ONCONASE(R). This research also indicated that systemically administered ONCONASE(R) resulted in diminution of tumor interstitial fluid pressure. Results of these studies have been presented at scientific meetings as well as published in peer reviewed journals.

Clinical Development and Clinical Trials

     ONCONASE(R) has been tested in Phase I-III clinical trials in approximately 35 cancer centers across the United States, including major centers such as Columbia-Presbyterian, University of Chicago, M.D. Anderson and Cedars-Sinai Cancer Centers. Due to limited capital, we have been very selective in our product development strategy, which is focused on the use of ONCONASE(R) alone or in combination with drugs which have shown evidence of preclinical and clinical efficacy on tumor types for which:

     o    median survivals are typically less than a year,
     o there are smaller patient populations and thus, smaller clinical trials would be required, and
     o    there are few or no approved treatments.

     ONCONASE(R) has been tested as a single agent in patients with a variety of solid tumors and in combination with tamoxifen in prostate cancer and advanced pancreatic and renal cell carcinoma patients. ONCONASE(R) as a single agent is currently in a Phase III clinical trial, initiated in June 1997, for unresectable malignant mesothelioma, comparing ONCONASE(R) to doxorubicin. The trial is a randomized, controlled study. Patient accrual was completed in April 1999. No standard FDA-approved therapy exists to treat this deadly cancer, and most advanced, unresectable malignant mesothelioma patients die of this progressive disease within six to 12 months of diagnosis. We are in the process of analyzing the Phase III data from this clinical trial and have presented the preliminary results to the FDA. We will begin a series of meetings with the agency to establish mutually agreed upon parameters for the NDA to seek to obtain marketing approval for ONCONASE(R). We are also evaluating the use of ONCONASE(R) in combination with doxorubicin in patients with unresectable malignant mesothelioma. In addition, we are taking steps to insure timely European marketing registration. We cannot assure you that ONCONASE(R) will gain marketing approval for the treatment of unresectable malignant mesothelioma.

     Phase I/II clinical studies testing ONCONASE(R) in combination with tamoxifen in prostate cancer and renal cell carcinoma have been completed. In vitro results showed ONCONASE(R) to be synergistic with tamoxifen in inhibiting tumor cell growth in prostate and renal cell cancers. Reported toxicities in Phase I/II clinical trials were primarily renal, dose-related and reversible. There has been little evidence of bone marrow suppression, hair loss or other severe toxicities frequently observed after treatment with most other chemotherapeutic drugs.

     A Phase I/II clinical trial testing ONCONASE(R) in combination with 13-cis-retinoic acid and alpha-interferon in metastatic renal cell carcinoma has been conducted. The Phase I results have led to the modification of the trial design. The new study has not yet been initiated.

     We initially focused our development efforts on clinical trials in pancreatic cancer. However, due to the lack of a demonstrated statistically significant survival benefit, in July 1998 we discontinued two Phase III clinical trials testing ONCONASE(R) in combination with tamoxifen in pancreatic cancer.

     A collaboration with the National Cancer Institute has produced a conjugate of ranpirnase with a monoclonal antibody which has been deemed active in vivo for non-Hodgkin's lymphoma. The conjugate is currently being evaluated by the National Cancer Institute for clinical trials.

Research and Development Programs

     Research and development expenses for the fiscal years ended July 31, 1999, 1998, and 1997 were $2,402,000, $5,265,000, and $3,863,000, respectively.
Research and development expenses for the six-months ended January 31, 2000 were $1,164,000. Our research and development programs focus primarily on the development of therapeutics from amphibian ribonucleases. These proteins have been shown to be involved in the regulation of cell proliferation, maturation, differentiation and apoptosis. Therefore, they may be ideal candidates for the development of therapeutics for the treatment of cancer and other life-threatening diseases, including HIV infections, that require anti-proliferative and pro-apoptotic properties.

     Our research and development programs relate to the development of drugs to treat the following cancers and diseases:

     o    unresectable malignant mesothelioma,
     o    renal cell carcinoma,
     o    non-Hodgkin's lymphoma,
     o    primary brain tumors,
     o    viral diseases,
     o    anti-inflammatory diseases, and
     o    other pathological conditions (i.e., organ transplantation).

We are pursuing some of these programs independently, while others are being undertaken in collaboration with the National Institutes of Health, or other institutions (i.e., University of Pennsylvania).

     Ranpirnase Conjugates and Fusion Proteins

     In addition to use in its native form, ranpirnase is being combined with targeting molecules to ensure its delivery to specific tissue targets. Several conjugates are being developed by the National Institutes of Health in collaboration with our scientists and have demonstrated significant activity. In addition, several genes of ranpirnase, its variants and other amphibian ribonucleases are being synthesized using "state-of-the-art" recombinant technologies. We intend to use these genes to develop novel therapeutics that selectively target specific tumors. Production of these engineered genes and products may also lead to their use in gene therapy and other therapeutic applications in cancer and other pathological conditions.

     We, in collaboration with the National Cancer Institute, are developing a ranpirnase conjugate for the treatment of patients with non-Hodgkins lymphoma. This potential product is in preclinical testing at the National Cancer Institute.

     Proteasome Inhibitors

     Cyclins and cyclin-dependent kinases are two major groups of protein regulators of cell cycle progression. Cancer can be defined as the uncontrolled growth and proliferation of cells often associated with a de-regulated pattern of these proteins. In vitro studies of ONCONASE(R) have shown its ability to interrupt cell cycle progression. Given that ONCONASE(R) and proteasome inhibitors both have been shown in vitro to modulate fundamental mechanisms governing tumor cell growth, proliferation and death, we are testing these two classes of compounds in combination with ranpirnase and have discovered synergistic anti-tumor effects. We believe that a new class of anti-cancer compounds can be developed combining ranpirnase and its variants with proteasome inhibitors. We retain all commercial rights to compounds resulting from these studies.

     HIV Infection

     The drugs currently approved in the United States for the treatment of the HIV infection consist primarily of reverse transcriptase inhibitors and protease inhibitors. There is an extremely high rate of resistance developing to several currently available anti-viral drugs, primarily due to the exponentially increasing rate of mutations of HIV that occur during infection.

     Experimental data shows that anti-HIV effects of ONCONASE(R) are quite selective, independent of the HIV envelope and therefore likely to inhibit replication of the different HIV-1 subtypes. In vitro studies have been performed by independent scientific collaborators, including the National Institutes of Health - Division of AIDS. Ranpirnase is an enzyme highly specialized in the breakdown of RNA molecules and might be an effective anti-HIV agent, irrespective of viral mutations that render other antiviral agents ineffective. We retain all commercial rights to compounds resulting from this study. However, we do not currently possess the funds necessary to conduct further research for this indication.

     Ranpirnase Variant Conjugates

     We have developed a variant of ranpirnase and conjugated it to a variety of clinically important proteins. These conjugates are designed to specifically target relevant molecules in the body and inactivate them. These conjugates may have therapeutic applications in the treatment of anti-inflammatory diseases, such as arthritis and other autoimmune diseases. However, we cannot assure you that these products will be successfully developed.

Raw Materials

     The major active ingredient derived from leopard frog eggs is the protein ranpirnase. Although we currently acquire our natural source material from a single supplier, we believe that it is abundantly available from other sources. We have sufficient egg inventory on hand to produce enough ONCONASE(R) to complete the current clinical trials and supply ONCONASE(R) for up to two years after commercialization. In addition, we have successfully completed the cloning of the gene of natural protein ranpirnase. However, we cannot assure you that using the recombinant technology will be more cost effective than the natural source.

Manufacturing

     We have signed an agreement with Scientific Protein Laboratories, a subsidiary of a division of American Home Products Corp., which will perform the intermediary manufacturing process of purifying ranpirnase. Subsequently, the intermediate product will be sent to a contract filler for the final manufacturing step and vial filling. Other than these arrangements, no specific arrangements have been made for the manufacture of our product. Compliance with Current Good Manufacturing Practices is a requirement for products manufactured for use in Phase III clinical trials and for commercial sale. Both Scientific Protein Laboratories, and the contract filler to whom the intermediate product is sent, manufacture in accordance with Current Good Manufacturing Practices. For the foreseeable future, we intend to rely on these manufacturers, or substitute manufacturers, if necessary, to manufacture our product. We cannot assure you that we would be able to find substitute manufacturers, if necessary. We are dependent upon our contract manufacturers to comply with Current Good Manufacturing Practices and to meet our production requirements. There can be no assurance that our contract manufacturers will comply with Current Good Manufacturing Practices or timely deliver sufficient quantities of our products.

Marketing

     Neither our company nor any of our officers or employees has pharmaceutical marketing experience. If we were to market our products ourselves, significant additional expenditures and management resources would be required to develop an internal sales force. We cannot assure you that if we were to market our product ourselves we would successfully penetrate the markets for any products developed or that internal marketing capabilities would be developed at all. We intend, in some instances, to enter into development and marketing agreements with third parties. We expect that under such arrangements we would act as a co-marketing partner or would grant exclusive marketing rights to our corporate partners in return for i.e., assuming further research and development cost, up-front fees, milestone payments and royalties on sales. Under these agreements, our marketing partner may have the responsibility for a significant portion of development of the product and regulatory approval. In the event that our marketing partner fails to develop a marketable product or fails to market a product successfully, our business may be adversely affected.

Government Regulation

     The manufacturing and marketing of pharmaceutical products in the United States requires the approval of the FDA under the Federal Food, Drug and Cosmetic Act. Similar approvals by comparable regulatory agencies are required in most foreign countries. The FDA has established mandatory procedures and safety standards which apply to the clinical testing, manufacturing and marketing of pharmaceutical products. Obtaining FDA approval for a new therapeutic may take many years and involve substantial expenditures. State, local and other authorities also regulate pharmaceutical manufacturing facilities.

     As an initial step in the FDA regulatory approval process, preclinical studies are conducted in laboratory dishes and animal models to assess the drug's efficacy and to identify potential safety problems. The results of these studies are submitted to the FDA as a part of the IND, which is filed to obtain approval to begin human clinical testing. The human clinical testing program typically involves up to three phases. Data from human trials as well as other regulatory requirements such as i.e., chemistry, manufacturing and controls; pharmacology and toxicology sections, are submitted to the FDA in an NDA or Biologics License Application. Preparing an NDA or BLA involves considerable data collection, verification and analysis.

     We have not received United States or other marketing approval for any of our product candidates. We may encounter difficulties or unanticipated costs in our effort to secure necessary governmental approvals, which could delay or preclude us from marketing our products. There can be no assurance that the FDA or any foreign country will approve any of our products.

     With respect to patented products, delays imposed by the governmental approval process may materially reduce the period during which we may have the exclusive right to exploit them.

Patents

     We believe it is important to develop new technology and to improve our existing technology. When appropriate, we file patent applications to protect inventions in which we have an ownership interest.

     We own six patents in the United States:

     o U.S. Patent No. 4,888,172, issued in 1989, which covers a pharmaceutical produced from fertilized frog eggs (Rana pipiens) and the methodology for producing it.
     o U.S. Patent No. 5,559,212, issued in 1996, which covers the amino acid sequence of ONCONASE(R).
     o U.S. Patents Nos. 5,529,775 and 5,540,925, issued in 1996 and U.S. Patent No. 5,595,734, issued in 1997, which cover combinations of ONCONASE(R)with certain other pharmaceuticals.
     o U.S. Patent No. 5,728,805, issued in 1998, which covers a family of variants of ONCONASE(R).

     We own three European patents, which have been validated in certain European countries. These patents cover ONCONASE(R), process technology for
making   ONCONASE(R),   and  combinations  of

ONCONASE(R) with certain other chemotherapeutics. We also have patent applications pending in the United States, Europe, and Japan. Additionally, we own one Japanese patent and have an undivided interest in two applications that are pending in the United States. Each of these applications relate to a Subject Invention (as that term is defined in CRADAs to which we and the National Institutes of Health are parties).

     The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. The patent applications we have filed, or that we may file in the future, may not result in patents. Our patents may not give us competitive advantages, may be wholly or partially invalidated or held unenforceable, or may be held uninfringed by products that compete with our products. Patents owned by others may adversely affect our ability to do business. Furthermore, others may independently develop products that are similar to our products or that duplicate our products, and may design around the claims of our patents. Although we believe that our patents and patent applications are of substantial value to us, we cannot assure you that such patents and patent applications will be of commercial benefit to us, will adequately protect us from competing products or will not be challenged, declared invalid, or declared uninfringed. We also rely on proprietary know-how and on trade secrets to develop and maintain our competitive position. Others may independently develop or obtain access to such know-how or trade secrets. Although our employees and consultants having access to proprietary information are required to sign agreements which require them to keep such information confidential, such agreements may be breached or held to be unenforceable.

Competition

     There are several companies, universities, research teams and scientists, both private and government-sponsored, which engage in research similar, or potentially similar, to that performed by us. Many of these entities and associations have far greater financial resources, larger research staffs and more extensive physical facilities. These competitors may develop products that are more effective than ours and may be more successful than us at producing and marketing their products. We are not aware, however, of any product currently being marketed that has the same mechanism of action as our proposed anti-tumor agent, ONCONASE(R). Search of scientific literature reveals no published information which would indicate that others are currently employing this method or producing such an anti-tumor agent. There are several chemotherapeutic agents currently used to treat the forms of cancer which ONCONASE(R) is being used to treat. There can be no assurance that ONCONASE(R) will prove to be as safe and as effective as currently-used drugs or that new treatments will not be developed which are more effective than ONCONASE(R).

Employees

     As of April 30, 2000, we employed 14 persons, of whom 11 were engaged in research and development activities and three were engaged in administration and management. We have four employees who hold Ph.D. degrees and one holds a M.D. degree. All of our employees are covered by confidentiality agreements. We consider relations with our employees to be very good. None of our employees are covered by a collective bargaining agreement.

Environmental Matters

     Our operations are subject to comprehensive regulation with respect to environmental, safety and similar matters by the United States Environmental Protection Agency and similar state and local agencies. Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties. If we expand or change our existing operations or propose any new operations, we may need to obtain additional or amend existing permits or authorizations. We spend time, effort and funds in operating our facilities to ensure compliance with environmental and other regulatory requirements. Such efforts and expenditures are common throughout the biotechnology industry and generally should have no material adverse effect on our financial condition. The principal environmental regulatory requirements and matters known to us requiring or potentially requiring capital expenditures by us do not appear likely, individually or in the aggregate, to have a material adverse effect on our financial condition. We believe that we are in compliance with all current laws and regulations.

Properties

     We lease a total of approximately 17,000 square feet in an industrial office building located in Bloomfield, New Jersey. We lease the facility under a five-year operating lease which is due to expire December 31, 2001. The annual rental obligation, which commenced January 1, 1997, is $96,775 and is subject to escalation amounts. We believe that the facility is sufficient for our needs in the foreseeable future.

Legal Proceedings

     We are presently not involved in any legal proceedings.

                                   MANAGEMENT

Directors And Executive Officers

     Our directors and executive officers are:

Name                             Age   Director Since               Position with the Company
---------------------------      ---   --------------    ------------------------------------------------------
Kuslima Shogen                   54         1981         Chairman of the Board, Chief Executive Officer,
                                                         Acting Chief Financial Officer

Stanislaw M. Mikulski, M.D.      55         1986         Executive Vice President, Medical Director and
                                                         Director

Stephen K. Carter, M.D.(1)       64         1997         Director and Chairman of the Scientific Advisory Board

Donald R. Conklin (1)(2)         63         1997         Director

Martin F. Stadler(1)(2)          57         1997         Director

----------

(1)  Member of Compensation Committee
(2)  Member of Audit Committee

Business Experience of Directors and Executive Officers

     Kuslima Shogen has served as our Chief  Executive  Officer since  September
1986, as Chairman of the Board since August 1996, as a Director since our inception and as Acting Chief Financial Officer since June 23, 1999. She also served as our Chief Financial Officer from September 1986 through July 1994 and as our President from September 1986 through July 1996. Ms. Shogen formed the company in 1981 to pursue research that she had initiated while a biology student in the University Honors Program at Fairleigh Dickinson University. Prior to our founding, from 1976 to 1981 she was founder and president of a biomedical research consortium specializing in Good Laboratory Practices and animal toxicology. During that time, she also served as a consultant for the Lever Brothers Research Group. Ms. Shogen has received numerous awards for achievements in biology, including the Sigma Xi first prize from the Scientific Research Society of North America in 1974 and first prize for the most outstanding research paper in biology at the Eastern College Science Conferences competitions in 1972, 1973, and 1974. She earned a B.S. degree in 1974 and an M.S. degree in 1976 in biology from Fairleigh Dickinson University, and also completed graduate studies in 1978 in embryology. She is a Phi Beta Kappa graduate. In April 1998 Ms. Shogen received the Pinnacle Award from Farleigh Dickinson University, the highest honor the University bestows on its graduates.

     Stanislaw M. Mikulski, M.D., F.A.C.P. has served as our Executive Vice President and Medical Director since 1987 and as a Director since 1986. Prior to his affiliation with us, Dr. Mikulski was Special Assistant to the Chief of the Investigational Drug Branch of the National Cancer Institute and the Coordinator for Immunotherapy Trials in Cancer for the Division of Cancer Treatment. Prior to joining us, he maintained a private practice in medical oncology for over eight years. He is a diplomate of the American Board of Internal Medicine and Medical Oncology as well as a fellow of the American College of Physicians and a member of the American Society of Clinical Oncology. Dr. Mikulski is currently a clinical assistant Professor of Medicine at the University of Medicine and Dentistry of New Jersey. He received his M.D. in 1967 from the Medical School of Warsaw, Poland, and subsequently performed post-doctoral studies in human tumor immunology at the University of California in Los Angeles.

     Stephen K. Carter, M.D. joined the Board of Directors in May 1997 and serves as Chairman of our Scientific Advisory Board. In addition to his positions with us, Dr. Carter also serves as a senior clinical consultant to Sugen, Inc. From 1995 through 1997, he served as Senior Vice President of Research and Development for Boehringer-Ingelheim Pharmaceuticals. Before this, Dr. Carter spent over 13 years with Bristol-Myers Squibb, an international leader in the development of innovative anti-cancer and anti-viral therapies. He held a variety of senior executive research and development positions while at Bristol-Myers, including serving for five years as Senior Vice President of worldwide clinical research and development of its Pharmaceutical Research
Institute. From 1976 to 1982, he established and directed the Northern California Cancer Program. Prior to this, he held a number of positions during a nine-year tenure at the National Cancer Institute, including the position of Deputy Director at the National Institutes of Health. He has also been a member of the faculties of the medical schools of Stanford University, the University of California at San Francisco and New York University. Dr. Carter has published extensively on the development of anti-cancer drugs, was the co-founding editor of journals devoted to cancer therapeutics or immunology, and has served on the editorial boards of a number of additional journals dedicated to cancer treatment. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, and the Society of Surgical Oncology, as well as several other medical societies. Dr. Carter earned his B.A. from Columbia University and his M.D. from New York Medical College. He currently serves on the board of directors of Allos Therapeutics.

     Donald R. Conklin joined the Board of Directors in May 1997. Prior to his retirement in May 1997, Mr. Conklin was a senior executive with Schering-Plough, a major worldwide pharmaceutical firm. During his more than 35 years with Schering-Plough, he held a variety of key management positions within the firm. From 1986 to 1994, he served as President of Schering-Plough Pharmaceuticals and Executive Vice-President of Schering-Plough Corporation. In this position, he was responsible for worldwide pharmaceutical operations, including the launch of INTRON A(R) (interferon alfa-2b). Prior to this, Mr. Conklin had served as President of Schering USA and had held a variety of executive marketing positions in the United States, Europe, and Latin America. Immediately preceding his retirement, he was Chairman of Schering-Plough Health Care Products and an Executive Vice President of Schering-Plough Corporation. Mr. Conklin received his B.A. with highest honors from Williams College and his M.B.A. degree from the Rutgers University School of Business. He currently serves on the board of directors of Vertex Pharmaceuticals, Inc. and BioTransplant, Inc.

     Martin F. Stadler joined the Board of Directors in November 1997. At the end of 1996, Mr. Stadler retired from Hoffmann La-Roche, Inc. after 32 years of pharmaceutical, chemical and diagnostic experience. Mr. Stadler served as senior vice president and chief financial officer, and was a member of the Hoffmann La-Roche, Inc. board of directors, from 1985 through 1996. His responsibilities included finance, information technology, human resources, quality control and technical services. Prior to 1985, Mr. Stadler served as vice- president of strategic planning and business development. Mr. Stadler received his B.S. degree from Rutgers University and his M.B.A. from Fairleigh Dickinson
University. In April 1999, he received the Pinnacle Award from Fairleigh Dickinson University, the highest honor the University bestows on its graduates. Mr. Stadler is a member of the Finance Council of the American Management Association, a trustee of Fairleigh Dickinson University and a member of the Advisory Board for Horton International.

Executive Compensation

                           Summary Compensation Table

     The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended July 31, 1999, 1998 and 1997 earned by our Chief Executive Officer and our only two other executive officers during the last fiscal year.

                                                                                                         Securities
                                                                                         Other Annual    Underlying      All other
Name and                                                                                 Compensation   Options/SARs  Compensation
Principal Position                                Year       Salary ($)       Bonus ($)     ($)(1)          (#)            ($)
------------------                                ----       ----------       ---------  ------------   ------------  ------------
Kuslima Shogen,                                   1999        $150,000          -0-           -0-           -0-            -0-
    Chief Executive Officer  and Chairman         1998         150,000          -0-           -0-           -0-            -0-
    of the Board of Directors .................   1997         150,000          -0-           -0-           -0-            -0-

Gail E. Fraser (2)                                1999        $130,000          -0-           -0-       115,000(3)         -0-
    Vice President, Finance and Chief             1998         130,000          -0-           -0-           -0-            -0-
    Financial Officer .........................   1997         130,000          -0-           -0-           -0-            -0-

Stanislaw M. Mikulski                             1999         130,000          -0-           -0-        50,000(4)         -0-
    Executive Vice President and Medical          1998         130,000          -0-           -0-           -0-            -0-
    Director ..................................   1997         130,000          -0-           -0-           -0-            -0-

----------

(1) Excludes perquisites and other personal benefits which in the aggregate do not exceed 10% of such executive officer's total annual salary and bonus.

(2) Ms. Fraser resigned as our Vice President, Finance and Chief Financial Officer effective as of June 23, 1999.

(3) These options were granted under our 1993 Stock Option Plan on December 1, 1998, vested immediately, have an exercise price of $0.43 per share and will expire on December 30, 2000 pursuant to a separation agreement between Ms. Fraser and the Company. See "Employment and Termination Agreements." The price of the options was based on the fair market value of our common stock on the date of grant.

(4) These options were granted under our 1993 Stock Option Plan on December 1, 1998, vested immediately, have an exercise price of $0.43 per share and will expire on December 1, 2003. The price of the options was based on the fair market value of our common stock on the date of grant.

                        Option Grants in Last Fiscal Year

           The following table contains information concerning the grant of stock options to our executive officers during the fiscal year ended July 31, 1999:

                                       Number of      % of Total
                                       Securities       Options      Exercise                     Potential Realizable Value at
                                       Underlying      Granted to    or Base                      Assumed Annual Rates of Stock
                                        Options       Employees in    Price     Expiration    Price Appreciation for Option Term (1)
Name                                   Granted (#)    Fiscal Year   ($/Share)      Date        0%($)       5%($)         10%($)
---------------------------------     ------------   -------------  ---------   ----------    ------    --------       ---------
Kuslima Shogen .................          --             --           --             --         --          --            --
Stanislaw M. Mikulski ..........        50,000(2)       14.49%       $0.43       12/01/03       --       $ 1,075       $ 2,150
Gail E. Fraser .................       115,000(3)       33.33%       $0.43       12/30/00       --       $ 2,473         4,945

----------

(1) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10%. The 0% appreciation column is included because the exercise price of the options equals the market price of the underlying common stock on the date the options were granted, and thus the options will have no value unless our stock price increases above the exercise price.

(2) These options were granted under our 1993 Stock Option Plan on December 1, 1998.

(3) These options were granted under our 1993 Stock Option Plan on December 1, 1998. Ms. Fraser resigned as our Vice President, Finance and Chief Financial Officer effective as of June 23, 1999.

     Option Exercises and Fiscal Year-End Values

     The following table sets forth the information with respect to our executive officers concerning the exercise of options during the fiscal year ended July 31, 1999 and unexercised options held as of July 31, 1999.

                                                                      Number of Securities Underlying Value of Unexercised In-The-
                                                                      Unexercised Options at Fiscal   Money Options at Fiscal Year-
                                                                               Year-End(#)                   End ($)(2)
                                            Shares       Value        ------------------------------- -----------------------------
                                          Acquired on   Realized
   Name                                   Exercise(#)    ($)(1)         Exercisable   Unexercisable  Exercisable  Unexercisable
---------------------------------------   -----------   ---------       -----------   -------------  -----------  -------------
Kuslima Shogen ........................       -0-          -0-          1,631,208          -0-          -0-          -0-
Stanislaw M. Mikulski .................       -0-          -0-            445,740          -0-          -0-          -0-
Gail E. Fraser ........................       -0-          -0-            465,000          -0-          -0-          -0-

----------
(1) Based upon the fair market value of the purchased shares on the option exercise date less the exercise price paid for the shares.

(2) The fair market value of our common stock at the fiscal year end was based on the average of the high and low trade prices ($0.51) for our common stock obtained from the OTC Bulletin Board on the last trading day of the fiscal year July 31, 1999.

Employment and Termination Agreements

     On August 31, 1999 we entered into a separation agreement and general release with Ms. Gail E. Fraser pursuant to which (i) Ms. Fraser confirmed her resignation as our vice president, finance, chief financial officer, director and employee effective as of June 23, 1999, (ii) we agreed to pay Ms. Fraser her regular salary for the period commencing on the date of resignation through July 31, 1999, (iii) we agreed with Ms. Fraser that an aggregate of 395,000 options granted to Ms. Fraser under our 1993 Stock Option Plan, all of which had vested as of the date of her resignation, will remain vested and exercisable until December 30, 2000 and an aggregate of 70,000 options granted under our 1993 Stock Option Plan, which had not vested on the date of her resignation, will be deemed vested as of the date of resignation and will remain exercisable until December 30, 2000, (iv) we agreed to pay for health insurance for Ms. Fraser and her dependents until July 1999, (v) Ms. Fraser and the Company released each other from all claims, and (vi) Ms. Fraser agreed not to compete with us until December 30, 2000.

Directors' Compensation

     Directors receive no cash compensation in consideration for their serving on our Board of Directors. In November 1993 and January 1994, the Board of Directors and the stockholders, respectively, approved our 1993 Stock Option Plan which, among other things, provides for automatic grants of options under a formula to non-employee directors on an annual basis.

     The formula provides that (i) on each December 31st each non-employee director receives automatically an option to purchase 15,000 shares of our common stock or the regular grant; and (ii) on the date of each non-employee director's initial election to the Board of Directors, the newly elected non-employee director automatically receives an option to purchase the non-employee director's pro rata share of the regular grant which equals the product of 1,250 multiplied by the number of whole months remaining in the calendar year or the pro rata grant. Each option granted pursuant to a regular grant and a pro rata grant vests and becomes exercisable on December 30th following the date of grant. An option will not become exercisable as to any shares unless the non-employee director has served continuously on the Board of Directors during the year preceding the date on which the options are scheduled to vest and become exercisable, or from the date the non-employee director joined the Board of Directors until the date on which the options are scheduled to vest and become exercisable. However, if a non-employee director does not fulfill the continuous service requirement due to the non-employee director's death or disability all options held by the non-employee director nonetheless vest and become exercisable as described herein. An option granted pursuant to the formula remains exercisable for a period of five years after the date the option first becomes exercisable. The per share exercise price of an option granted under the formula is required to be equal to the fair market value of a share of our common stock on the date of grant.

     During the fiscal year ended July 31, 1999, the following non-employee directors were granted the options listed below pursuant to the formula under the 1993 Stock Option Plan. The exercise prices of the options are equal to the fair market value of our common stock on the date of grant.

Name                                                     Number of Options               Exercise Price              Expiration
-----------------------------------------------     ----------------------------     -----------------------     -------------------
Stephen K. Carter ............................                15,000                          $0.29                   12/30/04
Donald R. Conklin ............................                15,000                          $0.29                   12/30/04
Martin F. Stadler ............................                15,000                          $0.29                   12/30/04

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended July 31, 1999, the members of our Board of Directors who served on the Compensation Committee were Stephen K. Carter, Donald R. Conklin and Martin F. Stadler.

Certain Relationships and Related Transactions

     On July 23,  1991,  the Board of  Directors  authorized  us to pay  Kuslima
Shogen an amount equal to 15% of any gross royalties which may be paid to us from any license(s) with respect to our principal product, ONCONASE(R), or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which we own or are a co-owner of the patent, or acquire such rights in the future, for a period not to exceed the life of the patents. If we manufacture and market the drugs ourselves, we will pay an amount equal to 5% of gross sales from any products sold during the life of the patents.

     In August 1998, Ms. Shogen and Dr. Mikulski settled, and the court approved the settlement, of a claim brought against them in the United States District Court, District of New Jersey at Newark, New Jersey, by a shareholder under
Section 16(b) of the Securities Exchange Act of 1934, as amended, for profits alleged to have been realized by Ms. Shogen and Dr. Mikulski in transactions involving our securities in 1988 and 1989. Claims under Section 16(b) are for profits calculated under such statute to have been realized for sales and purchases of our securities made within a six month period. In this case the purchases which formed the basis for this claim were issuances of shares of stock to Ms. Shogen and Dr. Mikulski under employment agreements with us based upon our achievement of certain milestones. No allegations of fraud were made. Ms. Shogen agreed to pay us $91,971.00 and Dr. Mikulski agreed to pay us
$72,903.00. Such payments are to be made in a form acceptable to us whether in cash, shares of our common stock or options to purchase our common stock, with 25% of such payments having been made in August 1998 and the remainder of such amounts payable in three equal installments in August 1999, 2000 and 2001. The August 1998 payments were made by the cancellation of options to purchase 44,999 shares of common stock owned by Ms. Shogen and the cancellation of options to purchase 35,669 shares of common stock owned by Dr. Mikulski. In August 1999, Ms. Shogen paid the balance in full by the cancellation of options to purchase 134,995 shares owned by Ms. Shogen and Dr. Mikulski paid an installment equal to one-third of the balance by the cancellation of options to purchase 35,367 shares owned by Dr. Mikulski. In February 2000 Dr. Mikulski paid the balance in full by the cancellation of options to purchase 31,599 shares owned by him.

     In December 1998, we issued 115,000 and 50,000 stock options to Gail E. Fraser and Stanislaw M. Mikulski, respectively, with an exercise price of $0.43 per share, the fair market value of our common stock on the date of grant. Our Compensation Committee approved the grant of these options, which vested immediately. Ms. Fraser resigned as our Vice President, Finance, Chief Financial Officer and director effective as of June 23, 1999. As of April 30, 2000, Ms. Fraser exercised 80,000 of the 115,000 options.

         Security Ownership Of Certain Beneficial Owners And Management

     The following table sets forth certain information concerning stock ownership of each person who is the beneficial owner of five percent or more of our outstanding common stock, each of the current directors, our Chief Executive Officer and each of our other executive officers with annual compensation of more than $100,000 and all directors and executive officers as a group as of April 30, 2000. Except as otherwise noted, each person has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                             Number                Percentage of
Directors, Officers or 5% Stockholders(1)(2)                              of Shares(3)           Stock Outstanding
---------------------------------------------------------------           ------------           -----------------

Kuslima Shogen.................................................           2,376,343(4)                 12.2%
Stanislaw M. Mikulski..........................................             701,095(5)                  3.7%
Stephen K. Carter..............................................             103,750(6)                    *
Donald R. Conklin..............................................             159,250(7)                    *
Martin F. Stadler..............................................             161,250(8)                    *

All executive officers and directors as a group
(five persons) ................................................           3,501,688(9)                 17.3%


----------

*    Less than one percent.

(1) The address of all officers and directors listed above is in the care of the company.

(2) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares of common stock deemed to be beneficially held by such stockholder as of April 30, 2000 by (ii) the sum of (A) the number of shares of common stock outstanding as of April 30, 2000 plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of April 30, 2000 or which will become exercisable within 60 days after April 30, 2000.

(3) All shares listed are common stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(4) Includes 1,127,723 shares underlying options which were exercisable as of April 30, 2000 or which will become exercisable within 60 days after April 30, 2000.

(5) Includes 339,845 shares underlying options which were exercisable as of April 30, 2000 or which will become exercisable within 60 days after April 30, 2000.

(6) Includes 103,750 shares underlying options which were exercisable as of April 30, 2000 or which will become exercisable within 60 days after April 30, 2000.

(7) Includes 93,750 shares underlying options which were exercisable as of April 30, 2000 or which will become exercisable within 60 days after April 30, 2000.

(8) Includes 86,250 shares underlying options which were exercisable as of April 30, 2000 or which will become exercisable within 60 days after April 30, 2000 and 25,000 shares underlying warrants which were exercisable as of April 30, 2000 or which will become exercisable within 60 days after April 30, 2000.

(9) Includes all shares owned beneficially by the directors and the executive officers named in the table.

                              SELLING STOCKHOLDERS

     On February 20, 1998, we completed a private placement that resulted in the issuance of an aggregate of 2,337,150 shares of restricted common stock and 1,168,575 three-year warrants to purchase an aggregate of 1,168,575 shares of common stock at an exercise price of $2.50 per share. We filed a registration statement on Form S-3 registering the shares of common stock and the shares of common stock underlying the warrants both issued in connection with the February 1998 private placement on March 31, 1998. The shares of common stock and the shares of common stock underlying the warrants registered in connection with the February 1998 private placement were de-registered effective October 31, 1999. This prospectus relates to the offer and resale of 1,168,575 shares of common stock underlying the warrants issued in the February 1998 private placement by the holders.

     Sanders Morris Harris Inc. (formerly known as Harris, Webb & Garrison, Inc.), an investment banking firm located in Houston, Texas, acted as placement agent in the February 1998 private placement and received as part of its compensation a three-year warrant to purchase 116,858 units at an exercise price of $4.40 per unit. Each unit consists of two shares of our common stock and one three-year warrant to purchase one share of common stock at an exercise price of $2.50 per share. In May 1998, warrants to purchase 1,500 of such units were exercised and the 3,000 shares of common stock underlying the units were subsequently sold. The warrants issued upon the exercise of these units has not been exercised or sold. Warrants to purchase an additional 650 units were exercised in June 1998 and the 1,300 shares of common stock underlying the unit were sold as well as the 650 shares that were issued upon the exercise of the warrants included in such units. This prospectus relates to the offer and sale by the placement agent of the 345,624 shares of common stock underlying the placement agent warrant.

     On October 10, 1997, we issued options to purchase 12,000 shares of common stock at an exercise price of $3.91 per share to Expert Medical Consultants as payment for services to be rendered. 5,000 of such options have since been cancelled. The remaining options vested as to 1,000 shares per month from October 10, 1997 through April 10, 1998 and expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding. This prospectus relates to the offer and sale by the option holder of 7,000 shares of common stock underlying the options.

     On October 1, 1998, we issued options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share to Sage Partners as payment for services to be rendered. 150,000 of such options were cancelled in November 1999 upon the cancellation of the contract with Sage Partners. The remaining options vested as to 2,500 shares per month from October 31, 1998 through September 30, 1999 and as to 20,000 shares on October 1, 1999. The options expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding. This prospectus relates to the offer and sale by the option holder of 50,000 shares of common stock underlying the options.

     On March 30, 1994, we issued options to purchase 379,678 shares of common stock at an exercise price of $3.20 per share to Kuslima Shogen in satisfaction for money loaned to us. A total of 151,872 of such options have since terminated or were cancelled. The remaining options expire as to 75,936 shares on March 30, 2001 and as to 75,935 shares on each of March 30, 2002 and March 30, 2003. As of the date hereof, the remaining 227,806 options remain outstanding. This prospectus relates to the offer and sale by the option holder of 227,806 shares of common stock underlying the options by the holders.

     In February 1999, we issued 3,000 shares of common stock to each of Doris Graska and Gerald Graska as payment for services rendered. This prospectus relates to the offer and resale by Doris and Gerald Graska of 6,000 shares of common stock.

     In August 1999 and January 2000, we issued 40,000 and 100,000 shares of common stock, respectively, to DZS Computer Solutions, Inc. as payment for services rendered. This prospectus relates to the offer and resale by DZS Computer Solutions, Inc. of 140,000 shares of common stock.

     In September 1998, January 1999, September 1999 and January 2000, we issued 13,717, 26,984, 14,600 and 20,365 shares of common stock, respectively, to Mark Jay for payment of legal services. This prospectus relates to the offer and resale by Mr. Jay of 75,666 shares of common stock.

     In February 2000, we completed two private placements. The first resulted in the issuance of 187,500 units for an aggregate of $375,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $3.25 per share and one five-year warrant to purchase one share of common stock at $4.55 per share. The second private placement resulted in the issuance of 250,000 units for an aggregate $250,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $1.03 per share and one five-year warrant to purchase one share of common stock at $2.50 per share. We will use the net proceeds for general corporate purposes, including the funding of research and development activities. This prospectus relates to the offer and sale of 875,000 shares of common stock and 875,000 shares issuable upon the exercise of warrants to purchase common stock issued in the February 2000 private placements.

     We are required to maintain the effectiveness of this registration statement for a period of two years from the date this prospectus is declared effective.

Stock Ownership

     The table below sets forth the number of shares of common stock (a) owned beneficially by each of the selling stockholders, (b) offered by each selling stockholder pursuant to this prospectus, (c) to be owned beneficially by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold, and (d) the percentage to be owned by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold. For purposes of this table each selling stockholder is deemed to own beneficially
(a) the shares of common stock underlying the warrants and options (b) the issued and outstanding shares of common stock owned by the selling stockholder as of April 30, 2000 and (c) the shares of common stock underlying any other options or warrants owned by the selling stockholder which are exercisable as of April 30, 2000 or which will become exercisable within 60 days after April 30, 2000. Except as otherwise noted, none of such persons or entities has had any material relationship with us during the past three years.

     In connection with the registration of the shares of common stock offered in this prospectus, we will supply prospectuses to the selling stockholders.

                                                                                             Shares Owned
                                                         Shares                                   Upon               % of Shares
                                                       Owned Prior        Shares Being         Completion            Owned After
Name(1)                                                To Offering           Offered           Of Offering           Offering(2)
-----------------------------------------------        -----------        ------------       -------------           ------------
Aries Domestic Fund, L.P.                                247,500            247,500                 --                    *
The Aries Fund, A Cayman Island Trust                    502,500            502,500                 --                    *
Berkley Corporation                                       12,500             12,500                 --                    *
Bridgewater Partners, L.P.                                25,000             25,000                 --                    *
Burke Jr., William R                                       3,000              3,000                 --                    *
Champagne, Corinne M                                      94,140             68,000             26,140                    *
C.S.L. Associates, L.P.                                   25,000             25,000                 --                    *
Cobbs, Jerald(3)(4)                                       63,549             63,549                 --                    *
Cranshire Capital, L.P.                                   31,250             31,250                 --                    *

                                                                                             Shares Owned
                                                         Shares                                   Upon               % of Shares
                                                       Owned Prior        Shares Being         Completion            Owned After
Name(1)                                                To Offering           Offered           Of Offering           Offering(2)
-----------------------------------------------        -----------        ------------       -------------           ------------
Curran Partners, L.P.                                     61,875             61,875                 --                    *
Davis, Richard H                                           5,000              5,000                 --                    *
Duncan, Robert D                                           5,000              5,000                 --                    *
DZS Computer Solutions, Inc.(5)                          140,000            140,000                 --                    *
EC Investment Ltd.                                       128,000             50,000             78,000                    *
Expert Medical Consultants, Inc.                           7,000              7,000                 --                    *
Garcia, Ray R                                                500                500                 --                    *
Garrison II, Robert E. (3)                                35,058             35,058                 --                    *
Graska, Doris L. (6)                                      59,030              3,000             53,030                    *
Graska, Gerald (7)                                        59,030              3,000             53,030                    *
Henry, Heather                                            20,400              5,000             15,400                    *
Henry, Kimberly A                                         20,400              5,000             15,400                    *
Henry, Robert R. (8)                                     166,300             15,000            151,300                    *
Huque, Khundker Selim                                      3,000              1,000              2,000                    *
Jay, Mark(9)                                             169,272             75,666             93,606                    *
Khondker, Zia (3)                                            420                420                 --                    *
Cowen & Co. Cust. FBO Brit W. King                         1,000              1,000                 --                    *
King, Brit (3)                                               120                120                 --                    *
Knutsen, A. Roy                                           11,250             11,250                 --                    *
Delaware Charter Guarantee and Trust
Company Trustee F/B/O Richard T. LeBuhn                   16,000              5,000             11,000                    *
First Trust Corp Robert LeBuhn Keogh (10)                 52,500             12,500             40,000                    *
Lowe, Colleen A                                           97,640             68,000             29,640                    *
McCash, James O. (11)                                  1,035,485            275,000            600,485                 2.68%
McCash, Donna M.(12)                                   1,035,485            160,000            600,485                 2.68%
McCash, David J                                           93,640             68,000             25,640                    *
McCash, Michael J                                         93,640             68,000             31,140                    *
Muniz, Charles(13)                                     1,110,000            750,000            110,000                    *
Muniz, Melba(14)                                       1,110,000            250,000            110,000                    *
Odin Partners, L.P.                                       56,250             18,750             37,500                    *
Paul L. Trump Trust U/A/Dtd 10/10/80,
Revised and Amended 1/9/96                                75,000             25,000             50,000                    *
Phillips, Charles B. & Deidre JT TEN                         250                250                 --                    *
Pisani, B. Michael (15)                                  150,000             45,000            105,000                    *
Ramsey III, J. Daniel (3)                                 74,670             74,670                 --                    *
Reza, Mashud M                                             2,500              2,500                 --                    *
Sanders Morris Harris Inc. (3)(16)                       171,363            171,363                  0                    *
Shogen, Kuslima (17)                                   2,376,343            227,806          2,148,537                11.00%
Stadler, Martin & Kristine JT TEN (18)                   161,250             25,000            136,250                    *
Sage Partners                                             50,000             50,000                 --                    *
Thompson, Mary M                                          97,640             68,000             29,640                    *
Raymond James & Associates Inc., CSDN
FBO David F Willardson                                     1,200              1,200                 --                    *
Willardson, David K. (19)                                  1,444              1,444                 --                    *

----------

(*)  Less than one percent.

(1)  The last name of the individual selling stockholders is listed first.

(2) Based upon shares of common stock underlying as of January 14, 2000 after giving effect to the exercise of shares of common stock underlying options or warrants.

(3) The shares offered represent shares underlying the placement agent warrant issued in the February 1998 Private Placement.

(4) Mr. Jerald Cobbs is a principal of HWG who acted as the placement agent in the February 1998 Private Placement.

(5) DZS Computer Solutions, Inc. is our data management firm. The 140,000 shares offered represent shares issued for services rendered.

(6) Doris L. Graska is a party to our supply agreement. Her beneficial ownership includes 3,000 shares owned by her husband and 50,000 shares owned by R.P. Biologicals, Inc., which is a corporation controlled by her and her husband.

(7) Gerald Graska is a party to our supply agreement. His beneficial ownership includes 6,030 shares owned by his wife and 50,000 shares owned by R.P. Biologicals, Inc., which is a corporation controlled by him and his wife.

(8) Mr. Robert Henry was one of our former directors. His share ownership gives effect to shares underlying options he received as a director.

(9) Mark Jay is our intellectual property attorney. The 75,666 shares offered represent shares issued for services rendered.

(10) Includes 15,000 shares held by First Trust Corp. C/F Robert Le Buhn Keogh.

(11) Includes 152,500 shares of common stock and 80,000 shares of common stock underlying warrants held in the name of Mr. McCash's wife, Donna M. McCash.

(12) Includes 602,985 shares of common stock and 175,000 shares of common stock underlying warrants held in the name of Mrs. McCash's husband, James McCash.

(13) Mr. Charles Muniz is deemed to beneficially own 250,000 shares of common stock that are currently held in the name of his wife, Melba Muniz, and 110,000 shares owned by Digital Creations, Inc, which is a corporation controlled by Mr. Muniz and his wife.

(14) Mrs. Melba Muniz is deemed to beneficially own 250,000 shares of common stock and 500,000 shares of common stock underlying warrants that are currently held in the name of her husband, Charles Muniz, and 110,000 shares owned by Digital Creations, Inc, which is a corporation controlled by Mrs. Muniz and her husband.

(15) B. Michael Pisani was one of our consultants and his beneficial ownership includes shares underlying options he received for services rendered.

(16) Sanders Morris Harris Inc. (formerly known as Harris, Webb & Garrison, Inc.) acted as placement agent in the February 1998 private placement. The shares offered represent shares underlying the placement agent warrant.

(17) Kuslima Shogen is our Chief Executive Officer and Chairman of the Board. Ms. Shogen is also one of our principal stockholders. Her beneficial ownership includes shares underlying options for services rendered and money loaned to us.

(18) Mr. Martin F. Stadler is one of our directors and his share ownership gives effect to shares underlying options he received as a director.

(19) Mr. David K. Willardson's offering includes 444 shares of common stock underlying the placement agent warrant.

                            DESCRIPTION OF SECURITIES

     Our certificate of incorporation provides for authorized capital stock of 41,000,000 shares, including 40,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

     Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the Board of Directors out of funds legally available. Upon liquidation of dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our common stock have no redemption, conversion or preemptive rights.

Warrants

     1,168,575 shares of common stock covered by this prospectus are issuable upon the exercise of warrants sold in the February 1998 private placement. All of these shares of common stock underlying the warrants are exercisable at a price of $2.50 per share for a period of three years from the date of grant.

     345,624 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued to the placement agent in the February 1998 private placement. 114,708 warrants are exercisable at an exercise price of $4.40 per unit which consists of two (2) shares of common stock and one (1) three-year warrant to purchase one (1) share of common stock at an exercise price of $2.50 per share.

     875,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in the February 2000 private placements. 187,500 and 250,000 shares of common stock underlying the warrants are exercisable at a price of $3.25 and $1.03 per share, respectively, for a period of three years from the date of grant. 187,500 and 250,000 shares of common stock underlying warrants are exercisable at a price of $4.55 and $2.50 per share, respectively, for a five-year period from the date of grant. We currently have outstanding warrants to purchase an aggregate of 2,201,699 shares of common stock.

Options

     284,806 shares of common stock covered by this prospectus are issuable upon the exercise of options. Options to purchase 7,000 shares of common stock are issuable upon the exercise of options which are exercisable at a price of $3.91 for a period of five years from the vesting date. Options to purchase 227,806 shares of common stock are exercisable at a price of $3.20 for a period of five years from the vesting date. Options to purchase 50,000 shares of common stock are exercisable for a period of five years from the vesting date. At April 30, 2000, we had outstanding options issued to purchase 3,802,496 (including the 284,806 shares underlying options covered by this prospectus) shares of common stock at an average purchase price of $2.64 per share.

                              PLAN OF DISTRIBUTION

     Shares of common stock currently outstanding and shares of common stock issuable upon exercise of the warrants and options covered by this prospectus may be sold pursuant to this prospectus by the selling stockholders. These sales may occur in privately negotiated transactions or in the over-the-counter market through brokers and dealers as agents or to brokers and dealers as principals, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the common stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. Some of the selling stockholders may also sell some of their shares of common stock pursuant to Rule 144 under the Securities Act. We have been advised by the selling stockholders that they have not made any arrangements relating to the distribution of the shares of common stock covered by this prospectus. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale.

     Upon being notified by a selling stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of shares through a block trade, purchase by a broker or dealer, or similar transaction, we will file a supplemented prospectus pursuant to Rule 424(c) under the Securities Act disclosing (a) the name of each such broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (e) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) any other facts material to the transaction.

     Some of the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act by virtue of the number of shares of common stock to be sold or resold by such persons or entities or the manner of sale thereof, or both. If any of the selling stockholders, broker-dealers or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed underwriting discounts and commissions under the Securities Act.

     The selling stockholders have represented to us that any purchase or sale of our common stock by them will be in compliance with the Exchange Act. In general, Rule 102 under Regulation M under the Exchange Act prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any common stock or any right to purchase common stock, or attempting to induce any person to purchase common stock or rights to purchase common stock, for a period of one business day prior to and subsequent to completion of his participation in the distribution.

     During the distribution period, Rule 104 under Regulation M prohibits the selling stockholders and any other person engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling the common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to the common stock.

                                  LEGAL MATTERS

     The validity of the shares to be offered by this prospectus will be passed upon for us by Dorsey & Whitney, LLP, New York, New York.

                                     EXPERTS

     Our financial statements as of July 31, 1999 and 1998 and for each of the years in the three-year period ended July 31, 1999, and the period from August 24, 1981 (the date of inception) to July 31, 1999, have been included herein and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP with respect to our financial statements from inception to July 31, 1999 is based on the report of Armus Harrison for the period from inception to July 31, 1992.

     The report of KPMG LLP covering the July 31, 1999 financial statements contains an explanatory paragraph that states that our recurring losses from operations and net capital deficiency raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that filed electronically with the SEC.

     We have filed with the SEC a registration statement under the Securities Act on Form S-1 to register with the SEC the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information contained in the registration statement or the exhibits to that registration statement.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                      Index

                                                                           Page

Independent Auditors' Report of KPMG LLP...................................F-2
Independent Auditors' Report of Armus, Harrison & Co.......................F-3

     Financial Statements:

     Balance Sheets - July 31, 1999 and 1998...............................F-5

     Statements of Operations - Years ended July 31, 1999, 1998 and 1997 and the Period from August 24, 1981
          (Date of Inception) to July 31, 1999.............................F-6

     Statement of Stockholders' Equity (Deficiency)
          Period from August 24, 1981
          (Date of Inception) to July 31, 1999.............................F-7

     Statements of Cash Flows - Years ended July 31, 1999, 1998 and 1997 and Period from August 24, 1981
          (Date of Inception) to July 31, 1999............................F-11

     Notes to Financial  Statements - Years ended July 31 1999, 1998 and 1997 and the Period from August 24, 1981
          (Date of Inception) to July 31, 1999............................F-14

     Unaudited Balance Sheet - January 31, 2000...........................F-38

     Statements of  Operations  (unaudited)  - Six Months ended
          January 31, 2000 and 1999 and the Period from
          August 24, 1981 (Date of Inception) to January 31, 2000.........F-39

     Statements of Cash Flows  (unaudited)  - Six Months ended
          January 31, 2000 and 1999 and the Period from
          August 24, 1981 (Date of Inception) to January 31, 2000.........F-40

     Notes to Unaudited Financial Statement...............................F-42

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          Independent Auditors' Report


The Stockholders and Board of Directors
Alfacell Corporation

We have audited the accompanying balance sheets of Alfacell Corporation (a development stage company) as of July 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended July 31, 1999 and the period from August 24, 1981 (date of inception) to July 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Alfacell Corporation (a development stage company) for the period from August 24, 1981 (date of inception) to July 31, 1992 were audited by other auditors whose report dated December 9, 1992, except as to note 18 which is July 19, 1993 and note 3 which is October 28, 1993, expressed an unqualified opinion on those statements with an explanatory paragraph regarding the Company's ability to continue as a going concern.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for the effect on the period from August 24, 1981 (date of inception) to July 31, 1999 of the amounts for the period from August 24, 1981 (date of inception) to July 31, 1992, on the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Alfacell Corporation (a development stage company) as of July 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended July 31, 1999 and the period from August 24, 1981 (date of inception) to July 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has limited liquid resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                           /s/ KPMG LLP

                                                           KPMG LLP
Short Hills, New Jersey
November 2, 1999

                              ALFACELL CORPORATION
                          (A Development Stage Company)

On December 1, 1993, certain shareholders of Armus Harrison & Co. ("AHC") terminated their association with AHC (the "AHC termination"), and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on behalf of the Company. In June 1996, AHC dissolved and ceased all operations. The report of AHC with respect to the financial statements of the Company from inception to July 31, 1992 is included herein, although AHC has not consented to the use of such report herein and will not be available to perform any subsequent review procedures with respect to such report. Accordingly, investors will be barred from asserting claims against AHC under Section 11 of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the use of such report in any registration statement of the Company into which such report is incorporated by reference. In addition, in the event any persons seek to assert a claim against AHC for false or misleading financial statements and disclosures in documents previously filed by the Company, such claim will be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from AHC to the use of its audit report herein, or, to its incorporation by reference into a registration statement, the officers and directors of the Company will be unable to rely on the authority of AHC as experts in auditing and accounting in the event any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading financial statements and disclosures attributable to AHC. The discussion regarding certain effects of the AHC termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC termination on a potential investment in the Common Stock of the Company or otherwise.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Alfacell Corporation
Bloomfield, New Jersey

We have audited the balance sheets of Alfacell Corporation (a Development Stage Company) as of July 31, 1992 and 1991, as restated, and the related statements of operations, stockholders' deficiency, and cash flows for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated. In connection with our audit of the 1992 and 1991 financial statements, we have also audited the 1992, 1991 and 1990 financial statement schedules as listed in the accompanying index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

In our opinion the financial statements referred to above present fairly in all material respects, the financial position of Alfacell Corporation as of July 31, 1992 and 1991, as restated, and for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liability in the normal course of business. As shown in the statement of operations, the Company has incurred substantial losses in each year since its inception. In addition, the Company is a development stage company and its principal operation for production of income has not commenced. The Company's working capital has been reduced considerably by operating losses, and has a deficit net worth. These factors, among others, as discussed in Note 2 to the Notes of Financial Statements, indicates the uncertainties about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount of classification of liabilities that might be necessary should the Company be unable to continue its existence.

                                             /s/ Armus, Harrison & Co.
                                             -----------------------------------
                                             Armus, Harrison & Co.

Mountainside, New Jersey
December 9, 1992
Except as to Note 18 which
  is July 19, 1993 and Note 3
  which is October 28, 1993

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                 Balance Sheets

                             July 31, 1999 and 1998


                                                                       1999            1998
                                                                   ------------    ------------
ASSETS
Current assets:
    Cash and cash equivalents ..................................   $  1,383,133    $  5,099,453
    Other assets ...............................................        146,708         117,187
                                                                   ------------    ------------
        Total current assets ...................................      1,529,841       5,216,640
Property and equipment, net of accumulated depreciation and
    amortization of $944,830 in 1999 and $843,599 in 1998 ......        198,807         300,038
                                                                   ------------    ------------

        Total assets ...........................................   $  1,728,648    $  5,516,678
                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt ..........................   $      6,727    $      9,175
    Accounts payable ...........................................        186,071         716,040
    Accrued expenses ...........................................        778,650       1,092,898
                                                                   ------------    ------------
        Total current liabilities ..............................        971,448       1,818,113

Long-term debt, less current portion ...........................           --             6,727
                                                                   ------------    ------------
        Total liabilities ......................................        971,448       1,824,840
                                                                   ------------    ------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $.001 par value.  Authorized and unissued,
       1,000,000 shares at July 31, 1999 and 1998 ..............           --              --
    Common stock $.001 par value.  Authorized 40,000,000 shares;
       issued and outstanding 17,286,594 shares and 17,239,893
       shares at July 31, 1999 and 1998, respectively ..........         17,286          17,240
    Capital in excess of par value .............................     55,694,195      55,472,243
    Deficit accumulated during development stage ...............    (54,954,281)    (51,797,645)
                                                                   ------------    ------------
        Total stockholders' equity .............................        757,200       3,691,838
                                                                   ------------    ------------

        Total liabilities and stockholders' equity .............   $  1,728,648    $  5,516,678
                                                                   ============    ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Operations

                    Years ended July 31, 1999, 1998 and 1997,
                       and the Period from August 24, 1981
                      (Date of Inception) to July 31, 1999



                                                                  August 24, 1981
                                                                      (date of
                                                                     inception)
                                                                  to July 31, 1999      1999            1998            1997
                                                                  ----------------  ------------    ------------    ------------

Revenues:
    Sales .......................................................   $    553,489            --              --              --
    Investment income ...........................................      1,308,020         168,372         311,822         442,572
    Other income ................................................         60,103            --              --              --
                                                                    ------------    ------------    ------------    ------------
                                                                       1,921,612         168,372         311,822         442,572
                                                                    ------------    ------------    ------------    ------------

Cost and expenses:
    Cost of sales ...............................................        336,495            --              --              --
    Research and development ....................................     34,088,629       2,401,945       5,264,578       3,862,716
    General and administrative ..................................     19,515,060         920,686       1,412,968       1,475,624
    Interest:
       Related parties ..........................................      1,033,960            --              --              --
       Others ...................................................      1,901,749           2,377          21,782         123,099
                                                                    ------------    ------------    ------------    ------------
                                                                      56,875,893       3,325,008       6,699,328       5,461,439
                                                                    ------------    ------------    ------------    ------------

         Net loss ...............................................   $(54,954,281)     (3,156,636)     (6,387,506)     (5,018,867)
                                                                    ============    ============    ============    ============

 Loss per basic and diluted common share ........................                   $      (0.18)   $      (0.40)   $      (0.34)
                                                                                    ============    ============    ============

 Weighted average number of shares outstanding ..................                     17,271,000      15,926,000      14,597,000
                                                                                    ============    ============    ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                 Statement of Stockholders' Equity (Deficiency)

                           Period from August 24, 1981
                      (Date of Inception) to July 31, 1999


                                                                      Common Stock
                                                               --------------------------    Capital In       Common
                                                                                             Excess of       Stock to
                                                                 Number of                      par             be
                                                                  Shares        Amount         Value          Issued
                                                               -----------    -----------    -----------    -----------
Issuance of shares to officers and stockholders for
  equipment, research and development, and expense
  reimbursement                                                    712,500    $       713    $   212,987           --
Issuance of shares for organizational legal service                 50,000             50          4,950           --
Sale of shares for cash, net                                        82,143             82        108,418           --
Adjustment for 3 for 2 stock split declared September 8, 1982      422,321            422           (422)          --
Net loss                                                              --             --             --             --
                                                               -----------    -----------    -----------    -----------

Balance at July 31, 1982                                         1,266,964          1,267        325,933           --

Issuance of shares for equipment                                    15,000             15         13,985           --
Sale of shares to private investors                                 44,196             44         41,206           --
Sale of shares in public offering, net                             660,000            660      1,307,786           --
Issuance of shares under stock grant program                        20,000             20        109,980           --
Exercise of warrants, net                                            1,165              1          3,494           --
Net loss                                                              --             --             --             --
                                                               -----------    -----------    -----------    -----------

Balance at July 31, 1983                                         2,007,325          2,007      1,802,384           --

Exercise of warrants, net                                          287,566            287        933,696           --
Issuance of shares under stock grant program                        19,750             20        101,199           --
Issuance of shares under stock bonus plan for directors
  and consultants                                                  130,250            131        385,786           --
Net loss                                                              --             --             --             --
                                                               -----------    -----------    -----------    -----------
Balance at July 31, 1984                                         2,444,891          2,445      3,223,065           --

Issuance of shares under stock grant program                        48,332             48        478,057           --
Issuance of shares under stock bonus plan for directors
  and consultants                                                   99,163             99        879,379           --
Shares canceled                                                    (42,500)           (42)      (105,783)          --
Exercise of warrants, net                                          334,957            335      1,971,012           --
Net loss                                                              --             --             --             --
                                                               -----------    -----------    -----------    -----------

Balance at July 31, 1985                                         2,884,843          2,885      6,445,730           --

Issuance of shares under stock grant program                        11,250             12        107,020           --
Issuance of shares under stock bonus plan for directors
  and consultants                                                   15,394             15        215,385           --
Exercise of warrants, net                                           21,565             21         80,977           --
Net loss                                                              --             --             --             --
                                                               -----------    -----------    -----------    -----------
Balance at July 31, 1986 (carried forward)                       2,933,052          2,933      6,849,112           --


                                                                   Deficit
                                                                 Accumulated                   Deferred        Total
                                                                   During                   compensation,  Stockholders'
                                                                 Development   Subscription   restricted       Equity
                                                                    Stage       Receivable      stock       (Deficiency)
                                                                 -----------    ----------   -----------    -----------
Issuance of shares to officers and stockholders for
  equipment, research and development, and expense
  reimbursement                                                  $      --      $     --     $      --          213,700
Issuance of shares for organizational legal service                     --            --            --            5,000
Sale of shares for cash, net                                            --            --            --          108,500
Adjustment for 3 for 2 stock split declared September 8, 1982           --            --            --             --
Net loss                                                            (121,486)         --            --         (121,486)
                                                                 -----------    ----------   -----------    -----------

Balance at July 31, 1982                                            (121,486)         --            --          205,714

Issuance of shares for equipment                                        --            --            --           14,000
Sale of shares to private investors                                     --            --            --           41,250
Sale of shares in public offering, net                                  --            --            --        1,308,446
Issuance of shares under stock grant program                            --            --            --          110,000
Exercise of warrants, net                                               --            --            --            3,495
Net loss                                                            (558,694)         --            --         (558,694)
                                                                 -----------    ----------   -----------    -----------

Balance at July 31, 1983                                            (680,180)         --            --        1,124,211

Exercise of warrants, net                                               --            --            --          933,983
Issuance of shares under stock grant program                            --            --            --          101,219
Issuance of shares under stock bonus plan for directors
  and consultants                                                       --            --            --          385,917
Net loss                                                          (1,421,083)                       --       (1,421,083)
                                                                 -----------    ----------   -----------    -----------
Balance at July 31, 1984                                          (2,101,263)         --            --        1,124,247

Issuance of shares under stock grant program                            --            --            --          478,105
Issuance of shares under stock bonus plan for directors
  and consultants                                                       --            --            --          879,478
Shares canceled                                                         --            --            --         (105,825)
Exercise of warrants, net                                               --                          --        1,971,347
Net loss                                                          (2,958,846)         --            --       (2,958,846)
                                                                 -----------    ----------   -----------    -----------

Balance at July 31, 1985                                          (5,060,109)         --            --        1,388,506

Issuance of shares under stock grant program                            --            --            --          107,032
Issuance of shares under stock bonus plan for directors
  and consultants                                                       --            --            --          215,400
Exercise of warrants, net                                               --            --            --           80,998
Net loss                                                          (2,138,605)                       --       (2,138,605)
                                                                 -----------    ----------   -----------    -----------
Balance at July 31, 1986 (carried forward)                        (7,198,714)         --            --         (346,669)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued


                                                                     Common Stock
                                                             ---------------------------    Capital In      Common
                                                                                            Excess of      Stock to       '
                                                               Number of                       par             be
                                                                Shares         Amount         Value          Issued
                                                             ------------   ------------   ------------   ------------

Balance at July 31, 1986 (brought forward)                      2,933,052   $      2,933   $  6,849,112           --

Exercise of warrants at $10.00 per share                           14,745             15        147,435           --
Issuance of shares under stock bonus plan for directors
  and consultants                                                   5,000              5         74,995           --
Issuance of shares for services                                   250,000            250        499,750           --
Sale of shares to private investors, net                            5,000              5         24,995           --
Net loss                                                             --             --             --             --
                                                             ------------   ------------   ------------   ------------
Balance at July 31, 1987                                        3,207,797          3,208      7,596,287           --

Issuance of shares for legal and consulting services              206,429            207        724,280           --
Issuance of shares under employment incentive program             700,000            700      2,449,300           --
Issuance of shares under stock grant program                       19,000             19         66,481           --
Exercise of options at $3.00 per share                            170,000            170        509,830           --
Issuance of shares for litigation settlement                       12,500             12         31,125           --
Exercise of warrants at $7.06 per share                            63,925             64        451,341           --
Sale of shares to private investors                                61,073             61        178,072           --
Amortization of deferred compensation, restricted stock              --             --             --             --
Net loss                                                             --             --             --             --
                                                             ------------   ------------   ------------   ------------
Balance at July 31, 1988                                        4,440,724          4,441     12,006,716           --

Sale of shares for litigation settlement                          135,000            135      1,074,703           --
Conversion  of debentures at $3.00 per share                      133,333            133        399,867           --
Sale of shares to private investors                               105,840            106        419,894           --
Exercise of options at $3.50 per share                              1,000              1          3,499           --
Issuance of shares under employment agreement                     750,000            750      3,749,250           --
Issuance of shares under the 1989 Stock Plan                       30,000             30        149,970           --
Amortization of deferred compensation, restricted stock              --             --             --             --
Net loss                                                             --             --             --             --
                                                             ------------   ------------   ------------   ------------
Balance at July 31, 1989                                        5,595,897          5,596     17,803,899           --

Issuance of shares for legal and consulting services               52,463             52        258,725           --
Issuance of shares under the 1989 Stock Plan                       56,000             56        335,944           --
Sale of shares for litigation settlement                           50,000             50        351,067           --
Exercise of options at $3.00 - $3.50 per share                    105,989            106        345,856           --
Sale of shares to private investors                                89,480             90        354,990           --
Issuance of shares under employment agreement                     750,000            750      3,749,250           --
Conversion of debentures at $5.00 per share                       100,000            100        499,900           --
Amortization of deferred compensation, restricted stock              --             --             --             --
Net loss                                                             --             --             --             --
                                                             ------------   ------------   ------------   ------------
Balance at July 31, 1990 (carried forward)                      6,799,829          6,800     23,699,631           --


                                                               Deficit
                                                             Accumulated                     Deferred         Total
                                                                During                     compensation,   Stockholders'
                                                             Development    Subscription    restricted        Equity
                                                                 Stage       Receivable       stock        (Deficiency)
                                                             ------------    ----------   ------------    ------------

Balance at July 31, 1986 (brought forward)                   $ (7,198,714)         --             --      $   (346,669)

Exercise of warrants at $10.00 per share                             --            --             --           147,450
Issuance of shares under stock bonus plan for directors
  and consultants                                                    --            --             --            75,000
Issuance of shares for services                                      --            --             --           500,000
Sale of shares to private investors, net                             --            --             --            25,000
Net loss                                                       (2,604,619)         --             --        (2,604,619)
                                                             ------------    ----------   ------------    ------------
Balance at July 31, 1987                                       (9,803,333)         --             --        (2,203,838)

Issuance of shares for legal and consulting services                 --            --             --           724,487
Issuance of shares under employment incentive program                --            --       (2,450,000)           --
Issuance of shares under stock grant program                         --            --             --            66,500
Exercise of options at $3.00 per share                               --            --             --           510,000
Issuance of shares for litigation settlement                         --            --             --            31,137
Exercise of warrants at $7.06 per share                              --            --             --           451,405
Sale of shares to private investors                                  --            --             --           178,133
Amortization of deferred compensation, restricted stock              --            --          449,167         449,167
Net loss                                                       (3,272,773)         --             --        (3,272,773)
                                                             ------------    ----------   ------------    ------------
Balance at July 31, 1988                                      (13,076,106)         --       (2,000,833)     (3,065,782)

Sale of shares for litigation settlement                             --            --             --         1,074,838
Conversion  of debentures at $3.00 per share                         --            --             --           400,000
Sale of shares to private investors                                  --            --             --           420,000
Exercise of options at $3.50 per share                               --            --             --             3,500
Issuance of shares under employment agreement                        --            --       (3,750,000)           --
Issuance of shares under the 1989 Stock Plan                         --            --         (150,000)           --
Amortization of deferred compensation, restricted stock              --            --        1,050,756       1,050,756
Net loss                                                       (2,952,869)         --             --        (2,952,869)
                                                             ------------    ----------   ------------    ------------
Balance at July 31, 1989                                      (16,028,975)         --       (4,850,077)     (3,069,557)

Issuance of shares for legal and consulting services                 --            --             --           258,777
Issuance of shares under the 1989 Stock Plan                         --            --         (336,000)           --
Sale of shares for litigation settlement                             --            --             --           351,117
Exercise of options at $3.00 - $3.50 per share                       --            --             --           345,962
Sale of shares to private investors                                  --            --             --           355,080
Issuance of shares under employment agreement                        --            --       (3,750,000)           --
Conversion of debentures at $5.00 per share                          --            --             --           500,000
Amortization of deferred compensation, restricted stock              --            --        3,015,561       3,015,561
Net loss                                                       (4,860,116)         --             --        (4,860,116)
                                                             ------------    ----------   ------------    ------------
Balance at July 31, 1990 (carried forward)                    (20,889,091)         --       (5,920,516)     (3,103,176)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                     Common Stock
                                                             ---------------------------    Capital In      Common
                                                                                            Excess of      Stock to
                                                               Number of                       par             be
                                                                Shares         Amount         Value          Issued
                                                             ------------   ------------   ------------    ------------

Balance at July 31, 1990 (brought forward)                      6,799,829   $      6,800   $ 23,699,631            --

Exercise of options at $6.50 per share                             16,720             16        108,664            --
Issuance of shares for legal consulting services                   87,000             87        358,627            --
Issuance of shares under the 1989 Stock Plan                      119,000            119        475,881            --
Amortization of deferred compensation, restricted stock              --             --             --              --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1991                                        7,022,549          7,022     24,642,803            --

Exercise of options at $3.50 per share                              1,000              1          3,499            --
Sale of shares to private investors                                70,731             71        219,829            --
Conversion of debentures at $5.00 per share                        94,000             94        469,906            --
Issuance of shares for services                                    45,734             46        156,944            --
Issuance of shares under the 1989 Stock Plan                      104,000            104        285,896            --
Amortization of deferred compensation, restricted stock              --             --             --              --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1992                                        7,338,014          7,338     25,778,877            --

Sale of share to private investors                                352,667            353        735,147            --
Issuance of shares for legal services                              49,600             50        132,180            --
Issuance of shares for services                                     5,000              5          9,995            --
Issuance of shares under the 1989 Stock Plan                      117,000            117        233,883            --
Amortization of deferred compensation, restricted stock              --             --             --              --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1993                                        7,862,281          7,863     26,890,082            --

Conversion of debentures at $2.75 per share to $6.00 per
  share                                                           425,400            425      1,701,575            --
Sale of shares to private investors, net                          743,000            743      1,710,048            --
Conversion of short-term borrowings                                72,800             73        181,927            --
Issuance of shares for services                                    16,200             16         43,334            --
Issuance of shares under the 1989 Stock Plan, for services          5,000              5         14,995            --
Issuance of options to related parties upon conversion of
  accrued interest, payroll and expenses                             --             --        3,194,969            --
Repurchase of stock options from related party                       --             --         (198,417)           --
Issuance of options upon conversion of accrued interest              --             --          142,441            --
Common stock to be issued                                            --             --             --            50,000
Amortization of deferred compensation, restricted stock              --             --             --              --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1994 (carried forward)                      9,124,681          9,125     33,680,954          50,000


                                                               Deficit
                                                             Accumulated                     Deferred         Total
                                                                During                     compensation,   Stockholders'
                                                             Development    Subscription    restricted        Equity
                                                                 Stage        Receivable      stock        (Deficiency)
                                                              ------------    ----------   ------------    ------------
Balance at July 31, 1990 (brought forward)                    $(20,889,091)   $     --     $ (5,920,516)   $ (3,103,176)

Exercise of options at $6.50 per share                                --            --             --           108,680
Issuance of shares for legal consulting services                      --            --             --           358,714
Issuance of shares under the 1989 Stock Plan                          --            --         (476,000)           --
Amortization of deferred compensation, restricted stock               --            --        2,891,561       2,891,561
Net loss                                                        (5,202,302)         --             --        (5,202,302)
                                                              ------------    ----------   ------------    ------------
Balance at July 31, 1991                                       (26,091,393)         --       (3,504,955)     (4,946,523)

Exercise of options at $3.50 per share                                --            --             --             3,500
Sale of shares to private investors                                   --            --             --           219,900
Conversion of debentures at $5.00 per share                           --            --             --           470,000
Issuance of shares for services                                       --            --             --           156,990
Issuance of shares under the 1989 Stock Plan                          --            --         (286,000)           --
Amortization of deferred compensation, restricted stock               --            --        3,046,726       3,046,726
Net loss                                                        (4,772,826)         --             --        (4,772,826)
                                                              ------------    ----------   ------------    ------------
Balance at July 31, 1992                                       (30,864,219)         --         (744,229)     (5,822,233)

Sale of share to private investors                                    --            --             --           735,500
Issuance of shares for legal services                                 --            --             --           132,230
Issuance of shares for services                                       --            --          (10,000)           --
Issuance of shares under the 1989 Stock Plan                          --            --         (234,000)           --
Amortization of deferred compensation, restricted stock               --            --          664,729         664,729
Net loss                                                        (2,357,350)         --             --        (2,357,350)
                                                              ------------    ----------   ------------    ------------
Balance at July 31, 1993                                       (33,221,569)         --         (323,500)     (6,647,124)

Conversion of debentures at $2.75 per share to $6.00 per
  share                                                               --            --             --         1,702,000
Sale of shares to private investors, net                              --            --             --         1,710,791
Conversion of short-term borrowings                                   --            --             --           182,000
Issuance of shares for services                                       --            --             --            43,350
Issuance of shares under the 1989 Stock Plan, for services            --            --             --            15,000
Issuance of options to related parties upon conversion of
  accrued interest, payroll and expenses                              --            --             --         3,194,969
Repurchase of stock options from related party                        --            --             --          (198,417)
Issuance of options upon conversion of accrued interest               --            --             --           142,441
Common stock to be issued                                             --            --             --            50,000
Amortization of deferred compensation, restricted stock               --            --          265,000         265,000
Net loss                                                        (2,234,428)         --             --        (2,234,428)
                                                              ------------    ----------   ------------    ------------
Balance at July 31, 1994 (carried forward)                     (35,455,997)         --          (58,500)     (1,774,418)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued


                                                                     Common Stock
                                                             ---------------------------    Capital In      Common
                                                                                            Excess of      Stock to
                                                               Number of                       par             be
                                                                Shares         Amount         Value          Issued
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1994 (brought forward)                      9,124,681   $      9,125   $ 33,680,954    $     50,000

Sale of shares to private investors, net                          961,000            961      2,023,241         (50,000)
Conversion of short-term borrowings                                17,600             17         43,983            --
Issuance of shares for services                                    30,906             31         77,234            --
Exercise of options at $2.27 - $2.50 per share                    185,000            185        437,015            --
Common stock to be issued                                            --             --             --           339,008
Common stock to be issued, for services                              --             --             --             4,800
Amortization of deferred compensation, restricted stock              --             --             --              --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1995                                       10,319,187         10,319     36,262,427         343,808

Sale of shares to private investors, net                        2,953,327          2,953      8,969,655        (339,008)
Issuance of shares for services                                    19,995             20         70,858          (4,800)
Exercise of options at $2.50 - $3.87 per share                    566,700            567      1,657,633            --
Sale of warrants                                                     --             --           12,084            --
Issuance of options/warrants for services                            --             --           50,872            --
Common stock to be issued                                            --             --             --           258,335
Subscription receivable                                              --             --             --              --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1996                                       13,859,209         13,859     47,023,529         258,335

Sale of shares to private investors, net                          112,000            112        503,888            --
Issuance of options for services                                     --             --           76,504            --
Exercise of options at $2.45 - $4.00 per share, net               729,134            729      2,620,359        (258,335)
Exercise of warrants at $5.00 per share, net                      147,450            148        737,102            --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1997                                       14,847,793         14,848     50,961,382            --

Sale of shares to private investors, net                        2,337,150          2,337      4,199,877            --
Issuance of options for services                                     --             --          199,954            --
Exercise of warrants at $2.20 - $2.50 per share                     4,950              5         11,080            --
Issuance of shares for services, net                               50,000             50         99,950            --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1998                                       17,239,893         17,240     55,472,243            --

Issuance of options for services                                     --             --          205,593            --
Issuance of shares for services, net                               46,701             46         16,359            --
Net loss                                                             --             --             --              --
                                                             ------------   ------------   ------------    ------------
Balance at July 31, 1999                                       17,286,594   $     17,286   $ 55,694,195    $       --
                                                             ============   ============   ============    ============


                                                               Deficit
                                                             Accumulated                        Deferred         Total
                                                                During                       compensation,   Stockholders'
                                                             Development      Subscription     restricted        Equity
                                                                 Stage         Receivable         stock       (Deficiency)
                                                              ------------    ------------    ------------    ------------
Balance at July 31, 1994 (brought forward)                    $(35,455,997)   $       --      $    (58,500)   $ (1,774,418)

Sale of shares to private investors, net                              --              --              --         1,974,202
Conversion of short-term borrowings                                   --              --              --            44,000
Issuance of shares for services                                       --              --              --            77,265
Exercise of options at $2.27 - $2.50 per share                        --              --              --           437,200
Common stock to be issued                                             --              --              --           339,008
Common stock to be issued, for services                               --              --              --             4,800
Amortization of deferred compensation, restricted stock               --              --            58,500          58,500
Net loss                                                        (1,993,123)           --              --        (1,993,123)
                                                              ------------    ------------    ------------    ------------
Balance at July 31, 1995                                       (37,449,120)           --              --          (832,566)

Sale of shares to private investors, net                              --              --              --         8,633,600
Issuance of shares for services                                       --              --              --            66,078
Exercise of options at $2.50 - $3.87 per share                        --              --              --         1,658,200
Sale of warrants                                                      --              --              --            12,084
Issuance of options/warrants for services                             --              --              --            50,872
Common stock to be issued                                             --              --              --           258,335
Subscription receivable                                               --          (254,185)           --          (254,185)
Net loss                                                        (2,942,152)           --              --        (2,942,152)
                                                              ------------    ------------    ------------    ------------
Balance at July 31, 1996                                       (40,391,272)       (254,185)           --         6,650,266

Sale of shares to private investors, net                              --              --              --           504,000
Issuance of options for services                                      --              --              --            76,504
Exercise of options at $2.45 - $4.00 per share, net                   --           254,185            --         2,616,938
Exercise of warrants at $5.00 per share, net                          --              --              --           737,250
Net loss                                                        (5,018,867)           --              --        (5,018,867)
                                                              ------------    ------------    ------------    ------------
Balance at July 31, 1997                                       (45,410,139)           --              --         5,566,091

Sale of shares to private investors, net                              --              --              --         4,202,214
Issuance of options for services                                      --              --              --           199,954
Exercise of warrants at $2.20 - $2.50 per share                       --              --              --            11,085
Issuance of shares for services, net                                  --              --              --           100,000
Net loss                                                        (6,387,506)           --              --        (6,387,506)
                                                              ------------    ------------    ------------    ------------
Balance at July 31, 1998                                       (51,797,645)           --              --         3,691,838

Issuance of options for services                                      --              --              --           205,593
Issuance of shares for services, net                                  --              --              --            16,405
Net loss                                                        (3,156,636)           --              --        (3,156,636)
                                                              ------------    ------------    ------------    ------------
Balance at July 31, 1999                                      $(54,954,281)   $       --      $       --      $    757,200
                                                              ============    ============    ============    ============

See accompanying notes to financial statements

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Cash Flows

                    Years ended July 31, 1999, 1998 and 1997,
                       and the Period from August 24, 1981
                      (Date of Inception) to July 31, 1999


                                                                   August 24, 1981
                                                                       (date of
                                                                    inception) to
                                                                       July 31,
                                                                         1999            1999            1998            1997
                                                                     ------------    ------------    ------------    ------------
Cash flows from operating activities:
  Net loss                                                           $(54,954,281)   $ (3,156,636)   $ (6,387,506)   $ (5,018,867)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Gain on sale of marketable securities                               (25,963)           --              --              --
      Depreciation and amortization                                     1,324,095         101,231         102,836          72,799
      Loss on disposal of property and equipment                           18,926            --              --              --
      Noncash operating expenses                                        5,372,472         208,053         199,954          76,504
      Amortization of deferred compensation                            11,442,000            --              --              --
      Amortization of organization costs                                    4,590            --              --              --
      Changes in assets and liabilities:
       (Increase) decrease in loan receivable, related party                 --              --              --           112,250
       (Increase) decrease in other current assets                       (146,708)        (29,521)         47,919        (101,256)
       Decrease in other assets                                            36,184            --              --            31,877
       Increase in loans and interest payable, related party              744,539            --              --              --
       Increase (decrease) in accounts payable                            379,967        (513,338)        438,336         188,168
       Increase in accrued payroll and expenses, related parties        2,348,145            --              --              --
       Increase (decrease) in accrued expenses                          1,320,163        (314,248)        399,057         531,628
                                                                     ------------    ------------    ------------    ------------
           Net cash used in operating activities                      (32,135,871)     (3,704,459)     (5,199,404)     (4,106,897)
                                                                     ------------    ------------    ------------    ------------

Cash flows from investing activities:
      Purchase of marketable securities                                  (290,420)           --              --              --
      Proceeds from sale of marketable equity securities                  316,383            --              --              --
      Purchase of property and equipment                               (1,369,261)           --           (75,315)       (252,066)
      Patent costs                                                        (97,841)           --              --              --
                                                                     ------------    ------------    ------------    ------------
           Net cash used in investing activities                       (1,441,139)           --           (75,315)       (252,066)
                                                                     ------------    ------------    ------------    ------------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued


                                                                   August 24, 1981
                                                                       (date of
                                                                    inception) to
                                                                       July 31,
                                                                         1999            1999            1998            1997
                                                                     ------------    ------------    ------------    ------------
Cash flows from financing
  Proceeds from short-term borrowings                                $    849,500    $       --      $       --      $       --
  Payment of short-term borrowings                                       (623,500)           --              --              --
  Increase in loans payable, related party, net                         2,628,868            --              --              --
  Proceeds from bank debt and other long-term debt, net of
      deferred debt costs                                               2,410,883            --              --             4,200
  Reduction of bank debt and long-term debt                            (2,918,728)         (9,175)     (1,381,416)        (92,578)
  Proceeds from issuance of common stock, net                          26,805,447          (2,686)      4,202,214         504,000
  Proceeds from exercise of stock options and warrants, net             5,460,673            --            11,085       3,354,188
  Proceeds from issuance of convertible debentures                        347,000            --              --              --
                                                                     ------------    ------------    ------------    ------------
      Net cash provided by financing activities                        34,960,143         (11,861)      2,831,883       3,769,810
                                                                     ------------    ------------    ------------    ------------

      Net increase (decrease) in cash and cash equivalents              1,383,133      (3,716,320)      2,442,836        (589,153)
Cash and cash equivalents at beginning of period                             --         5,099,453       7,542,289       8,131,442
                                                                     ------------    ------------    ------------    ------------

Cash and cash equivalents at end of period                           $  1,383,133    $  1,383,133       5,099,453    $  7,542,289
                                                                     ============    ============    ============    ============

Supplemental disclosure of cash flow information - interest paid     $  1,648,733    $      2,378    $     21,782    $    134,845
                                                                     ============    ============    ============    ============


Noncash financing activities:
  Issuance of convertible subordinated debenture for loan
      payable to officer                                             $  2,725,000    $       --      $       --      $       --
                                                                     ============    ============    ============    ============

  Issuance of common stock upon the conversion of convertible
      subordinated debentures, related party                         $  2,945,000    $       --      $       --      $       --
                                                                     ============    ============    ============    ============

  Conversion of short-term borrowings to common stock                $    226,000    $       --      $       --      $       --
                                                                     ============    ============    ============    ============
  Conversion of accrued interest, payroll and expenses by
      related parties to stock options                               $  3,194,969    $       --      $       --      $       --
                                                                     ============    ============    ============    ============

  Repurchase of stock options from related party                     $   (198,417)   $       --      $       --      $       --
                                                                     ============    ============    ============    ============

  Conversion of accrued interest to stock options                    $    142,441    $       --      $       --      $       --
                                                                     ============    ============    ============    ============

  Conversions of accounts payable to common stock                    $    193,986    $     16,631    $    100,000    $       --
                                                                     ============    ============    ============    ============

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued


                                                                   August 24, 1981
                                                                       (date of
                                                                    inception) to
                                                                       July 31,
                                                                         1999            1999            1998           1997
                                                                     ------------    ------------    ------------   ------------


Conversion of notes payable, bank and accrued interest to
     long-term debt                                                  $1,699,072      $       --      $     --       $     --
                                                                     ==========      ============    ==========     ==========

Conversion of loans and Interest Payable, related party and
     accrued payroll and expenses, related parties to long-term
     accrued payroll and other, related party                        $1,863,514      $       --      $     --       $     --
                                                                     ==========      ============    ==========     ==========

Issuance of common stock upon the conversion of convertible
     subordinated debentures, other                                  $  127,000      $       --      $     --       $     --
                                                                     ==========      ============    ==========     ==========

Issuance of common stock for services rendered                       $    2,460      $      2,460    $     --       $     --
                                                                     ==========      ============    ==========     ==========


See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          Noted to Financial Statements

                    Years ended July 31, 1999, 1998 and 1997
                       and the Period From August 24, 1981
                      (Date of Inception) to July 31, 1999

(1)  Summary of Significant Accounting Policies

     Business Description

     Alfacell Corporation (the "Company") was incorporated in Delaware on August 24, 1981 for the purpose of engaging in the discovery, investigation and development of a new class of anti-cancer drugs and anti-viral agents. The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing its business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

     The Company's current operations encompass all the risks inherent in discovering and developing a new drug, including: an uncertainty regarding the timing and amount of future revenues to be derived from the Company's technology; obtaining future capital as needed; attracting and retaining key personnel; and a business environment with heightened competition, rapid technological change and strict government regulations.

     Use of Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

     Property and Equipment

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets ranging from three to seven years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations for the period.

     The cost of repairs and maintenance is charged to operations as incurred; significant renewals and betterments are capitalized.

     Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less, at the time of purchase, to be cash equivalents.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, (continued)

     Research and Development

     Research and development costs are expensed as incurred.

     Fair Value of Financial Instruments

     For all financial instruments, their carrying value approximates fair value due to the short maturity of those instruments.

     Comprehensive Income (Loss)

     Effective August 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. The net loss of $3,157,000, $6,388,000 and $5,019,000, recorded for the years ended July 31, 1999, 1998 and 1997, respectively, is equal to the comprehensive loss for those periods.

     Earnings Per Common Share

     "Basic" earnings per common share equals net income divided by weighted average common shares outstanding during the period. "Diluted" earnings per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents. The Company's Basic and Diluted per share amounts are the same since the assumed exercise of stock options and warrants are all anti-dilutive. The amount of options and warrants excluded from the calculation was 5,894,875, 5,911,557 and 4,592,631 at July 31, 1999, 1998 and 1997, respectively.

     Long-Lived Assets

     The Company reviews long-lived assets for impairment whenever events or changes in business circumstances occur that indicate that the carrying amount of the assets may not be recoverable. The Company assesses the recoverability of long-lived assets held and to be used based on undiscounted cash flows, and measures the impairment, if any, using discounted cash flows. SFAS No. 121 has not had a material impact on the Company's financial position, operating results or cash flows.

     Stock Option Plans

     Prior to August 1, 1996, the Company accounted for its stock option plans in accordance with the provisions of Accounting Principles Board (APB)
     Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On August 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(1)  Summary of Significant Accounting Policies, (continued)

     fair-value method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosure in accordance with the provisions of SFAS No. 123.

(2)  Liquidity

     The Company has reported net losses of $3,156,636, $6,387,506, and $5,018,867 for the fiscal years ended July 31, 1999, 1998 and 1997, respectively. The loss from date of inception, August 24, 1981, to July 31, 1999 amounts to $54,954,281. Also, the Company has limited liquid resources. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts or classification of liabilities which might result from the outcome of this uncertainty.

     Until the Company's operations generate significant revenues, cash reserves will continue to fund operations. To date, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options exercised and services rendered, debt financing and financing provided by the Company's Chief Executive Officer. The Company believes that its cash and cash equivalents as of July 31, 1999 will be sufficient to meet its anticipated cash needs through January 2000. The report of the Company's independent auditors on the Company's financial statements, included elsewhere herein, includes an explanatory paragraph which states that the Company's recurring losses and limited liquid resources raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax loss carryforwards and research and development tax credits and revenues from the commercial sale of ONCONASE, however there can be no assurance that such additional funds will become available. The Company is currently in discussion with several potential strategic alliance partners for further development and marketing of ONCONASE and the other potential new products in the Company's pipeline, however there can be no assurance that any such alliances will materialize. The ability of the Company to raise additional capital through the sale of its securities will primarily be dependent on the outcome of the Phase III clinical trial for unresectable malignant mesothelioma. However, the ability to raise funding at that time maybe dependent upon other factors including without limitation, market conditions, and there can be no assurance that such funds will be available. The Company is in the process of analyzing the Phase III data of its clinical trial for unresectable malignant mesothelioma in preparation for a Pre-NDA meeting with the FDA.

     New Jersey has enacted legislation permitting certain New Jersey corporations to sell NOLs. The Company has state NOLs available for sale. In October 1999, the Company was notified by the state that it has qualified to sell their NOLs. The Company expects to receive net proceeds of approximately $675,000 by January 2000. However, there can be no assurance that the Company will be able to find a buyer for its NOLs and that such funds will be available in a timely manner.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(2)  Liquidity, (continued)

     The Company's Common Stock was delisted from The Nasdaq SmallCap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, the Company's Common Stock was traded on the OTC Bulletin Board under the symbol "ACEL". Delisting of the Company's Common Stock from Nasdaq, could have a material adverse effect on the Company including its ability to raise additional capital, stockholder liquidity and price of the Company's Common Stock.

(3)  Property and Equipment

     Property and equipment, at cost, consists of the following at July 31:

                                             1999                 1998
                                        ----------------    ------------------

          Laboratory equipment........    $  755,040           $  755,040

          Office equipment............       290,764              290,764

          Leasehold improvements......        97,833               97,833
                                          ----------           ----------

                                          $1,143,637           $1,143,637
                                          ==========           ==========

(4)  Long-term Debt

     Long-term debt consists of the following at July 31:

                                                               1999       1998
                                                              ------    -------

          Notes payable, interest at 8.45%, maturing
             through July 1999, secured by equipment.......   $  --     $ 1,520

          Note payable in monthly  installments of $729,
             including principal and interest
             commencing April 1996 and each
             month thereafter until May 2000,
             secured by equipment..........................    6,727     14,382
                                                              ------    -------

                                                               6,727     15,902

          Less current portion.............................       --    $ 6,727
                                                              ------    -------

                                                              $6,727    $ 9,175
                                                              ======    =======

(5)  Leases

     The Company leases its facility under a five-year operating lease which is due to expire on December 31, 2001. The annual rental obligation, which commenced January 1, 1997, is $96,775 and is subject to annual escalation amounts. Rent expense charged to operations was $108,000, $97,000, and $76,000 in 1999, 1998 and 1997, respectively.

     Future minimum lease payments under noncancellable leases for the next three years ending July 31 are as follows:

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(5)  Leases, (continued)

                                                    Operating
                                                      Leases
                                                 ----------------
          2000............................        $  127,497

          2001............................           136,000

          2002............................            56,667

(6)  Stockholders' Equity

     On September 1, 1981, the Company issued 712,500 shares of common stock (1,068,750 shares adjusted for the stock split on September 8, 1982) to officers and stockholders in exchange for equipment, research and development services, stock registration costs, reimbursement of expenses and other miscellaneous services. The common stock issued for services was recorded at the estimated fair value of services rendered based upon the Board of Directors' determination and ratification of the value of services. Equipment received in exchange for common stock was recorded at the transferor's cost. Common stock issued for reimbursement of expenses was recorded based upon expenses incurred. All values assigned for expenses and services rendered have been charged to operations except for stock registration costs which were charged against proceeds.

     On July 30, 1982, the Company sold 82,143 shares of common stock (123,214 shares adjusted to reflect the stock split on September 8, 1982) to a private investor at a price of $1.40 per share, resulting in net proceeds to the Company of approximately $108,500.

     On September 8, 1982, the Company declared a 3-for-2 stock split. Shares previously issued by the Company have been restated in accordance with the stock split.

     On September 8, 1982, the Company issued 15,000 shares of common stock to an officer and stockholder in exchange for equipment. The equipment received in exchange for the common stock was recorded at the transferor's cost.

     On November 1, 1982 and January 3, 1983, the Company sold 28,125 and 16,071 shares of common stock, respectively, to private investors at $.93 per share, resulting in net proceeds to the Company of approximately $41,250.

     On January 17, 1983, the Company sold 660,000 shares of its common stock and 330,000 common stock purchase warrants in a public offering at a price of $2.50 per share, resulting in net proceeds to the Company of approximately $1,308,446. The warrants were to expire 12 months after issuance; however, the Company extended the expiration date to July 16, 1984. During the fiscal years ended July 31, 1983 and 1984, the net proceeds to the Company from the exercising of the warrants amounted to $934,000. Each common stock purchase warrant was not detachable from its common stock or exercisable until six months after the issuance date of January 17, 1983. Each warrant entitled the holder to purchase one share of common stock at an exercise

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)  Stockholders' Equity, (continued)

     price of $3.00 after six months and prior to nine months after issuance. The exercise price increased to $3.50 after nine months and prior to 12 months after issuance.

     In connection with the public offering, the Company sold 60,000 five-year purchase warrants to the underwriters at a price of $.001 per warrant. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00. Pursuant to the antidilution provisions of the warrants, the underwriters received warrants to purchase 67,415 shares at an exercise price of $2.67 per share. As of July 31, 1986, all such warrants were exercised and the Company received proceeds of approximately $180,000.

     On February 22, 1984, the Company filed a registration statement with the Securities and Exchange Commission for the issuance of two series of new warrants each to purchase an aggregate of 330,000 shares (hereinafter referred to as one-year warrants and two-year warrants). The one-year warrants had an exercise price of $6.50 per share and expired July 17, 1985. The two-year warrants had an exercise price of $10.00 per share and were to expire July 17, 1986. However, the Company extended the expiration date to August 31, 1987. The one-year warrants and two-year warrants were issued as of July 17, 1984 on a one-for-one basis to those public offering warrant holders who exercised their original warrants, with the right to oversubscribe to any of the warrants not exercised. During the fiscal years ended July 31, 1985, 1986, 1987 and 1988, the Company received net proceeds of approximately $2,471,000 as a result of the exercise of the warrants.

     On January 2, 1987, the Company issued 250,000 shares of common stock to officers and stockholders, including the President and Chief Executive Officer, in recognition of services performed for the Company. The fair value of such shares was recorded as compensation expense.

     On February 3, 1987, the Company sold 5,000 shares of common stock to a private investor for $5.00 per share, resulting in net proceeds to the Company of approximately $25,000.

     On September 1, 1987, the Board of Directors approved new wage contracts for three officers. The contracts provided for the issuance of 700,000 shares of common stock as an inducement for signing. The fair value of these shares was recorded as deferred compensation and was amortized over the term of the employment agreements. The contracts also provided for the issuance of 1,500,000 shares of common stock in 750,000 increments upon the occurrence of certain events. These shares were issued during the fiscal years ended July 31, 1989 and 1990 and the fair value of such shares was recorded as deferred compensation and was amortized over the remaining term of the employment agreements. The contracts also provided for five-year options to purchase 750,000 shares of common stock at $3.00 per share; options for the purchase of 170,000 shares were exercised on June 16, 1988 and the remaining options for the purchase of 580,000 shares expired on September 2, 1992.

     During the fiscal year ended July 31, 1988, the Company issued 206,429 shares of common stock for payment of legal and consulting services. The fair value of such shares was charged to operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)  Stockholders' Equity, (continued)

     During the fiscal year ended July 31, 1988, the Company issued 12,500 shares of common stock in connection with the settlement of certain litigation. The fair value of these shares was charged to operations.

     During the fiscal year ended July 31, 1988, the Company sold 61,073 shares of common stock to private investors at $2.92 per share resulting in net proceeds to the Company of approximately $178,133.

     On September 21, 1988, the Company entered into a stipulation of settlement arising from a lawsuit wherein it agreed to pay a total of $250,000 in 12 monthly installments. Under the agreement, the Company authorized the issuance on September 7, 1988 and October 18, 1988 of 85,000 and 50,000 shares, respectively, to an escrow account to secure payment of the $250,000 due under the stipulation of settlement. During the fiscal year ended July 31, 1989, the Company issued and sold the 135,000 shares of common stock for $1,074,838. On February 14, 1989, the Board of Directors authorized the issuance of an additional 50,000 shares. During the year ended July 31, 1990, the shares were sold for $351,117. The proceeds from the above transactions were used to pay the settlement and related legal costs, reduce loans from and interest due to the Company's Chief Executive Officer, and for working capital.

     During the fiscal year ended July 31, 1989, the Company sold 105,840 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $420,000.

     During the fiscal year ended July 31, 1990, the Company issued 52,463 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

     During the fiscal year ended July 31, 1990, the Company issued 50,000 shares of common stock in connection with the settlement of certain litigation. The fair value of the common stock was charged to operations.

     During the fiscal year ended July 31, 1990, the Company sold 89,480 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $355,080.

     During the fiscal year ended July 31, 1991, the Company issued 87,000 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

     During the fiscal year ended July 31, 1992, the Company sold 70,731 shares of common stock to private investors at $2.75 to $3.50 per share resulting in net proceeds to the Company of approximately $219,900.

     During the fiscal year ended July 31, 1992, the Company issued 45,734 shares of common stock as payment for services rendered to the Company. The fair value of the common stock was charged to operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(6)  Stockholders' Equity, (continued)

     During the fiscal years ended July 31, 1992 and 1990, 94,000 and 50,000 shares of common stock, respectively, were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

     During the fiscal year ended July 31, 1993, the Company sold 352,667 shares of common stock to private investors at prices ranging from $2.00 to $3.00 per share resulting in net proceeds to the Company of approximately $735,500. In addition, the private investors were granted options to purchase common stock totaling 587,167 shares at prices ranging from $3.00 to $7.00. During the fiscal years ended July 31, 1995 and 1996, 322,500 and 228,833 options expired, respectively. A total of 42,167 options due to expire on July 31, 1995 were extended to July 31, 1996 and their exercise price was reduced to $2.50.

     During the fiscal year ended July 31, 1996, 35,834 options were exercised resulting in net proceeds to the Company of approximately $89,600.

     During the fiscal year ended July 31, 1993, the Company issued 54,600 shares of common stock as payment for legal and other services performed for the Company. The fair value of 49,600 shares was charged to operations. The remaining 5,000 shares were recorded as deferred compensation and were amortized over a one-year period, beginning in February 1993, in accordance with the agreement entered into with the recipient.

     During the fiscal year ended July 31, 1994, the Company issued 7,000 shares of common stock as payment for services performed for the Company. The fair value of the common stock was charged to operations.

     During the fiscal year ended July 31, 1994, the Company sold 25,000 shares of common stock to a private investor at $2.00 per share resulting in net proceeds to the Company of $50,000. In addition, the private investor was granted options to purchase common stock totaling 25,000 shares at $4.00 per common share. These options were exercised in September 1996 resulting in net proceeds to the Company of $100,000.

     During the fiscal year ended July 31, 1994, the Company sold 800,000 shares of common stock to private investors at $2.50 per share resulting in net proceeds to the Company of $1,865,791. In addition, the private investors were granted warrants to purchase common stock totaling 800,000 shares at $5.00 per common share. Warrants for the purchase of 147,450 shares were exercised during fiscal 1997 resulting in net proceeds to the Company of $737,250. The remaining 652,550 warrants expired during fiscal 1997.

     During the fiscal year ended July 31, 1994, 400,000 shares of common stock were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

     During the fiscal year ended July 31, 1994, 25,400 shares of common stock were issued upon the conversion of other outstanding debentures.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(6)  Stockholders' Equity, (continued)

     In September 1994, the Company completed a private placement resulting in the issuance of 288,506 shares of common stock and three-year warrants to purchase 288,506 shares of common stock at an exercise price of $5.50 per share. The warrants expired during fiscal 1998. The common stock and warrants were sold in units consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. The price per unit was $50,000. The Company received proceeds of approximately $545,000, net of costs associated with the placement of approximately $55,000 and the conversion of certain debt by creditors of $121,265 into equivalent private placement units of 17,600 shares for conversion of short-term borrowings and 30,906 shares issued for services rendered. In October 1994, an additional two units at $50,000 per unit were sold to a private investor under the same terms as the September 1994 private placement resulting in the issuance of 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock. The warrants expired during fiscal 1998.

     During the fiscal year ended July 31, 1995, 185,000 shares of common stock were issued upon the exercise of stock options by unrelated parties resulting in net proceeds to the Company of $437,200. The exercise prices of the options ranged from $2.27 to $2.50, which had been reduced from $3.50 and $5.00, respectively, during fiscal 1995.

     During the fiscal year ended July 31, 1995, the Company sold 681,000 shares of common stock to private investors resulting in net proceeds to the Company of approximately $1,379,000. The shares were sold at prices ranging from $2.00 to $2.25.

     During the fiscal year ended July 31, 1995, the Company sold 139,080 shares of common stock and 47,405 three-year warrants to purchase shares of common stock at an exercise price of $4.00 per share to private investors. The stock and warrants were sold at prices ranging from $2.25 to $2.73 per share and resulted in net proceeds to the Company of $343,808, of which $4,800 was for services rendered. The common shares were issued to the investors subsequent to July 31, 1995.

     On August 4, 1995, the Company issued 6,060 shares of common stock as payment for services rendered to the Company. The fair value of the common stock was charged to operations.

     On September 29, 1995, the Company completed a private placement resulting in the issuance of 1,925,616 shares of common stock and three-year warrants to purchase an aggregate of 55,945 shares of common stock at an exercise price of $4.00 per share. Of these shares 1,935 were issued for services rendered to the Company. The common stock was sold alone at per share prices ranging from $2.00 to $3.70, and in combination with warrants at per unit prices ranging from $4.96 to $10.92, which related to the number of warrants contained in the unit. The Company received proceeds of approximately $4.1 million, including $1,723,000 for approximately 820,000 shares received during the fiscal year ended July 31, 1995. The warrants expired in October 1998.

     As consideration for the extension of the Company's term loan agreement with its bank, the Company granted the bank a warrant to purchase 10,000 shares of common stock at an exercise price of $4.19. The warrants were issued as of October 1, 1995 and expired on August 31, 1997.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(6)  Stockholders' Equity, (continued)

     In June 1996, the Company sold in a private placement 1,515,330 shares of common stock and three-year warrants to purchase 313,800 shares of common stock at an exercise price of $7.50 per share. Of these shares, 12,000 were issued for services rendered to the Company. The common stock was sold alone at a per share price of $3.70, in combination with warrants at a per unit price of $12.52 and warrants were sold alone at a per warrant price of $1.42. Each unit consisted of three shares of common stock and one warrant. The Company received proceeds of approximately $5.7 million. The warrants have expired in August and September 1999.

     In June 1996, the Company issued 10,000 five-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $4.95 per share. The Company recorded research and development expense of $28,260 which was the fair value of the stock options on the date of issuance.

     During the fiscal year ended July 31, 1996, 207,316 shares of common stock were sold from October to April 1996 at per share prices ranging from $3.60 to $4.24 resulting in proceeds of approximately $808,000.

     During the fiscal year ended July 31, 1996, 656,334 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $1.9 million to the Company. Of these shares, 89,634 were issued subsequent to July 31, 1996. The exercise prices of the options ranged from $2.50 to $3.87 per share.

     In August 1996, the Company issued 10,000 stock options with an exercise price of $4.69 per share exercisable for five years as payment for services to be rendered. An equal portion of these options vested monthly for one year commencing September 1, 1996. The Company recorded general and administrative expense of $27,900 which was the fair value of the stock options on the date of issuance.

     In March 1997, the Company issued 112,000 shares of common stock at $4.50 per share in a private placement to a single investor resulting in net proceeds of $504,000 to the Company.

     In May 1997, the Company issued 100,000 stock options to a director with an exercise price of $5.20 per share as payment for serving as Chairman of the Scientific Advisory Board (the "SAB"). These options will vest as follows provided the director is then serving as Chairman of the SAB at the time of vesting: 10,000 vested immediately, 10,000 after one full calendar year, 10,000 annually for each of the following three years and 50,000 on May 13, 2002. The vesting of the 50,000 options which vest in May 2002 may be accelerated upon the occurrence of the following events: 25,000 options upon the good faith determination by the Company's Board of Directors that a substantive collaborative agreement with a major biopharmaceutical company was a result of Dr. Carter's efforts and 25,000 options upon the good faith determination by the Company's Board of Directors that Dr. Carter made a material contribution towards the approval by the United
     States Food and Drug Administration of a New Drug Application for the marketing of ONCONASE in the United States. The Company recorded research and development expense of $192,100 which was the fair value on the date of issuance of that portion of the stock options that had vested as of July 31, 1999.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)  Stockholders' Equity, (continued)

     During the fiscal year ended July 31, 1997, 639,500 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $2.6 million to the Company. The exercise prices of the options ranged from $2.45 to $4.00 per share.

     During the fiscal year ended July 31, 1997, 147,450 warrants were exercised by both related and unrelated parties resulting in net proceeds of approximately $737,250 to the Company. The exercise price of the warrants was $5.00 per share.

     In October 1997, the Company issued 75,000 stock options to a director with an exercise price of $3.66 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's board of directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on October 31, 2002. The vesting and exercisability of the 25,000 options which vest in October 2002 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $185,600 is being amortized over a five-year period which commenced in October 1997. As of July 31, 1999, the Company recorded general and administrative expense of $86,800, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

     In October 1997, the Company issued 12,000 five-year stock options to a consultant with an exercise price of $3.91 per share as payment for services to be rendered. An equal portion of these options vest monthly and are to be amortized over a one-year period which commenced in October 1997. In May 1998, the Company terminated the services of the consultant which resulted in the cancellation of 5,000 options. The Company recorded a total research and development expense for the remaining 7,000 options in the amount of $15,800, based upon the fair value of such options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

     On December 9, 1997, the stockholders authorized the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 from 25,000,000 shares to 40,000,000 shares.

     On December 9, 1997, the stockholders approved the 1997 Stock Option Plan (the "1997 Plan"). The total number of shares of common stock authorized for issuance upon exercise of options granted under the 1997 Plan is 2,000,000. Options are granted at fair market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(6)  Stockholders' Equity, (continued)

     On January 23, 1998 the Securities and Exchange Commission (the "SEC") declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,734,541 shares of common stock. Of these shares (i) an aggregate of 2,737,480 shares were issued to private placement investors in private placement transactions which were completed during the period from March 1994 through March 1997 (the "Earlier Private Placements"), (ii) an aggregate of 409,745 shares are issuable upon exercise of warrants which were issued to private placement investors in the Earlier Private Placements and (iii) an aggregate of 587,316 shares may be issued, or have been issued, upon exercise of options which were issued to option holders in certain other private transactions. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, upon the filing of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 the Company no longer qualified for the use of a Form S-3 registration statement for this offering and thus, this registration statement is no longer effective.

     In February 1998, the Company completed the February 1998 Private Placement primarily to institutional investors which resulted in the issuance of 1,168,575 units at a unit price of $4.00. Each unit consisted of two (2) shares of the Company's common stock, par value $.001 per share and one (1) three-year warrant to purchase one (1) share of common stock at an exercise price of $2.50 per share. The Company received proceeds of approximately $4,202,000, net of costs associated with the private placement of approximately $472,000. The placement agent also received warrants to purchase an additional 116,858 units comprised of the same securities sold to investors at an exercise price of $4.40 per unit as part of its compensation.

     In March 1998, the Company entered into a conversion agreement with one of its raw material suppliers (the "Supplier") for the conversion of an outstanding payable (the "Conversion Agreement") into 50,000 shares of the Company's Common Stock. Pursuant to the Conversion Agreement, the Company issued 50,000 shares of Common Stock to the Supplier. The fair value of the Common Stock approximated the outstanding payable amount of $100,000.

     In March 1998, the Company issued 75,000 stock options to a director with an exercise price of $2.80 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's board of directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on March 24, 2003. The vesting and exercisability of the 25,000 options which vest in March 2003 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement and licensing or financing arrangement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $138,100 is being amortized over a five-year period which commenced in March 1998. As of July 31, 1999, the Company recorded general and administrative expense of $52,900, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)  Stockholders' Equity, (continued)

     On April 20, 1998 the SEC declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,918,299 shares of common stock. Of these shares (i) an aggregate of 2,337,150 shares of Common Stock were issued to the private placement investors in the February 1998 Private Placement, (ii) an aggregate of 1,168,575 shares may be issued upon exercise of the Warrants which were issued to the private placement investors in the February 1998 Private Placement, (iii) 350,574 shares may be issued upon the exercise of the Placement Agent Warrant which was issued to the placement agent in the February 1998 Private Placement and the Warrants issuable upon exercise of the Placement Agent Warrant, (iv) 50,000 shares of Common Stock were issued to a Supplier in connection with conversion of an outstanding accounts payable, and (v) 12,000 shares may be issued upon the exercise of options which were issued as payment for services to be rendered. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, upon the filing of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 the Company no longer qualified for the use of a Form S-3 registration statement for this offering and thus, this registration statement is no longer effective.

     During the fiscal year ended July 31, 1998, the Company issued 833 three-year stock options as payment for services rendered in August 1997. The options vested thirty days from the issuance date and have an exercise price of $4.47 per share. The total general and administrative expense recorded for these options was $1,700, based upon the fair value of such options on the date of issuance.

     During the fiscal  year ended July 31,  1998,  the  Company  issued  15,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. An equal portion of these options vest monthly and a total general and administrative expense of $30,000 is being amortized over a one-year period which commenced September 1997. The Company also issued 5,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. Of these options, 833 vested monthly for five months commencing September 30, 1997 and 835 vested on the last day of the sixth month. Total general and administrative expense of $9,700 is being amortized over a six-month period which commenced September 1997. As of July 31, 1998, the Company recorded general and administrative expense of $37,100, based upon the fair value of the 20,000 stock options on the date of the issuance, amortized on a straight-line basis over the vesting periods of the grants.

     During the fiscal year ended July 31, 1998, 4,950 shares of Common Stock were issued upon the exercise of warrants by unrelated parties resulting in net proceeds of approximately $11,100 to the Company. The exercise prices of the warrants ranged from $2.20 to $2.50 per share.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(6)  Stockholders' Equity, (continued)

     On October 1, 1998 (the "Effective Date"), the Company entered into an agreement with a consultant (the "Agreement"), resulting in the issuance of 200,000 five-year stock options with an exercise price of $1.00 per share as payment for services to be rendered. These options will vest as follows: an aggregate of 20,000 shall vest on October 1, 1999 or upon signing of the first corporate partnering deal, whichever shall occur first; an aggregate of 2,500 of such options shall vest on the last day of each month over the first twelve months after the Effective Date of the Agreement; the remaining 150,000 options will vest on the third anniversary of the Effective Date of the Agreement provided that the consultant is still providing consulting services to the Company under the Agreement at that time. The vesting of such remaining options shall be accelerated as follows: 50,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is less than $5,000,000; 100,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $5,000,000 but less than $10,000,000; 200,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $10,000,000. Should the Company sell a controlling interest in its assets and/or equity at any time after the signature of the Agreement, all options will vest. The Company has recorded approximately $40,200 of general and administrative expense based upon the fair value of the vested options through July 31, 1999. Additional expense will be recorded in subsequent periods through October 1, 2001 as the remainder of the options vest.

     During the fiscal year ended July 31, 1999, the Company issued 5,000 three-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $1.43 per share. The total general and administrative expense recorded for these options was $4,200, based upon the fair value of such options on the date of issuance.

     During the fiscal year ended July 31, 1999, the Company issued 40,701 shares of common stock for payment of legal services. The fair value of the common stock in the amount of $16,631 was charged to operations.

     During the fiscal year ended July 31, 1999, the Company issued 6,000 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $2,460 was charged to operations.

(7)  Common Stock Warrants

     During the fiscal years 1988 and 1991, the Board of Directors granted stock purchase warrants to acquire a maximum of 400,000 shares of common stock at $5.00 per share which were not exercised and expired.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

     The following table summarizes the activity of common stock warrants issued in connection with the Private Placements completed in fiscal years 1994 through 1999:


                                                                 Warrants          Exercise Price            Expiration
                                                               --------------    -------------------    ---------------------

Sold in March 1994 Private Placement..................              800,000            $5.00             3/21/97 to 6/21/97

Outstanding at July 31, 1994..........................              800,000             5.00             3/21/97 to 6/21/97

Sold in September 1994 Private Placement..............              288,506             5.50            12/9/97 to 12/14/97
Sold in October 1994 Private Placement................               40,000             5.50                  1/21/98
Sold in September 1995 Private Placement..............               47,405             4.00                  10/1/98
                                                                  ---------

Outstanding and exercisable at July 31, 1995..........            1,175,911         4.00 - 5.50          3/21/97 to 10/1/98

 Issued to bank in connection with an amendment to the
   Company's term loan................................               10,000             4.19                  8/31/97
Sold in September 1995 Private Placement..............                8,540             4.00                  10/1/98
Sold in June 1996 Private Placement...................              313,800             7.50             8/29/99 to 9/10/99
                                                                  ---------

Outstanding and exercisable at July 31, 1996..........            1,508,251         4.00 - 7.50          3/21/97 to 9/10/99

Exercised.............................................              147,450             5.00             3/21/97 to 6/21/97
Expired...............................................              652,550             5.00             3/21/97 to 6/21/97
                                                                  ---------

Outstanding and exercisable at July 31, 1997..........              708,251         4.00 - 7.50          12/9/97 to 9/10/99

Sold in February 1998 Private Placement...............            1,168,575             2.50                  5/19/01

 Issued to the Placement Agent in connection with the
   February 1998 Private Placement (see note 6).......              350,574         2.20 - 2.50               5/19/01
Exercised.............................................                4,950         2.20 - 2.50               5/19/01
Expired...............................................              338,506         4.19 - 5.50          8/31/97 to 1/21/98
                                                                  ---------

Outstanding and exercisable at July 31, 1998..........            1,883,944         2.20 - 7.50          10/1/98 to 5/19/01

Expired...............................................               55,945             4.00                  10/1/98
                                                                  ---------

Outstanding and exercisable at July 31, 1999..........            1,827,999         2.20 - 7.50          8/29/99 to 5/19/01
                                                                  =========         ===========

(8)  Stock Options

     1993 Stock Option Plan

     The Company's stockholders approved the 1993 stock option plan totaling 3,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(8)  Stock Options, (continued)

     1997 Stock Option Plan

     The Company's stockholders approved the 1997 stock option plan totaling 2,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

     The following table summarizes stock option activity for the period August 1, 1994 to July 31, 1999 including options issued under the 1997 and 1993 stock option plans and the 1989 stock plan:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                    Shares Available                   Price Per
                                        for Grant         Shares         Share
                                    ----------------    ------------   ---------

     Balance August 1, 1994              1,926,841        5,935,337     $  3.76
         Granted...................       (818,850)         818,850        2.60
         Exercised.................           --           (185,000)       2.36
         Canceled..................           --         (1,897,500)       4.30
                                       -----------       ----------
     Balance July 31, 1995.........      1,107,991        4,671,687        3.39
         Granted...................       (296,205)         296,205        3.99
         Exercised.................            -           (656,334)       2.92
         Canceled..................          6,500         (235,333)       4.89
                                       -----------       ----------
     Balance July 31, 1996.........        818,286        4,076,225        3.43
         1997 Plan.................      2,000,000              -           -
         Granted...................       (932,500)         932,500        4.90
         Exercised.................            -           (639,500)       3.82
         Canceled..................        484,845         (484,845)       4.70
                                       -----------       ----------
     Balance July 31, 1997.........      2,370,631        3,884,380        3.56
         Granted...................       (234,333)         234,333        3.31
         Canceled..................         91,100          (91,100)       3.81
                                       -----------       ----------
     Balance July 31, 1998.........      2,227,398        4,027,613        3.54
         Granted...................       (595,000)         595,000         .62
         Canceled..................        443,934         (555,737)       3.97
                                       -----------       ----------
     Balance July 31, 1999.........      2,076,332        4,066,876        3.05
                                       ===========       ==========        ====

     The options outstanding at July 31, 1999 will expire between September 1, 1999 and March 24, 2008.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)  Stock Options, (continued)

     In August 1998, Ms. Shogen and Dr. Mikulski settled, and the court approved the settlement, of a claim brought against them in the United States
     District Court, District of New Jersey at Newark, New Jersey, by a shareholder under Section 16(b) of the Securities Exchange Act of 1934 for profits alleged to have been realized by Ms. Shogen and Dr. Mikulski in transactions involving the Company's securities in 1988 and 1989. Claims under section 16(b) are for profits calculated under such statute to have been realized for sales and purchases of the Company's securities made within a six month period. In this case the purchases which formed the basis for this claim were issuances of shares of stock to Ms. Shogen and Dr. Mikulski under employment agreements with the Company based upon the Company's achievement of certain milestones. No allegations of fraud were made. Ms. Shogen agreed to pay the Company $91,971.00 and Dr. Mikulski agreed to pay the Company $72,903.00. Such payments are to be made in a form acceptable to the Company whether in cash, shares of the Company's common stock or options to purchase the Company's common stock, with 25% of such payments having been made in August 1998 and the remainder of such amounts payable in three equal installments in August 1999, 2000 and 2001. The initial payments were made by the cancellation of options to purchase 44,999 shares of common stock owned by Ms. Shogen and the cancellation of options to purchase 35,669 shares of common stock owned by Dr. Mikulski. The obligation to make the remaining payments is secured by the pledge to the Company of options to purchase 154,908 and 122,136 shares of common stock by Ms. Shogen and Dr. Mikulski, respectively. In August 1999, Ms. Shogen paid the balance in full by the cancellation of options to purchase 134,995 shares owned by Ms. Shogen and Dr. Mikulski paid an installment equal to one-third of the balance by the cancellation of options to purchase 35,367 shares owned by Dr. Mikulski.

     On August 31, 1999 the Company entered into a separation agreement and general release with Ms. Gail E. Fraser, former Chief Financial Officer pursuant to which the Company and Ms. Fraser agreed that an aggregate of 395,000 options granted to Ms. Fraser under the 1993 Plan, all of which had vested as of the Date of Resignation will remain vested and exercisable until December 30, 2000 and an aggregate of 70,000 options granted under the 1993 Plan which had not vested on the Date of Resignation will be deemed vested as of the Date of Resignation and will remain exercisable until December 30, 2000.

     The weighted-average fair value per option at the date of grant for options granted during the fiscal years 1999, 1998 and 1997 were $0.36, $2.03 and $3.02, respectively. The fair value was estimated using the Black-Scholes options pricing model based on the following assumptions:

                                                    1999      1998       1997
                                                  --------  --------   --------

     Expected dividend yield..................      0.00%      0.00%     0.00%
     Risk-free interest rate..................      6.00%      6.00%     6.00%
     Expected stock price volatility..........     93.99%     88.15%    59.78%
     Expected term until exercise (years) ....      5.59       6.17      6.20

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)  Stock Options, (continued)

     Pro forma net loss and loss per share reflecting approximate compensation cost for the fair value of stock options awarded are as follows:

                                        1999           1998             1997
                                  --------------    ------------    -----------
     Net Loss:
          As reported.........      $(3,156,636)    $(6,387,506)    $(5,018,867)
          Pro forma...........       (3,429,057)     (6,697,066)     (5,724,076)
     Loss per common share:
          As reported.........      $     (0.18)    $     (0.40)    $     (0.34)
          Pro forma...........            (0.22)          (0.42)          (0.39)

     The pro forma effects on net loss and loss per share for 1999, 1998 and 1997 may not be representative of the pro forma effects in future years since compensation cost is allocated on a straight-line basis over the vesting periods of the grants, which extend beyond the reported years.

     The following table summarizes information concerning options outstanding at July 31, 1999:


                          Options Outstanding                                    Options Exercisable
--------------------------------------------------------------------    ------------------------------------
                                       Weighted
                                       Average           Weighted                               Weighted
    Range of           Number         Remaining          Average             Number             Average
    Exercise         Outstanding     Contractual         Exercise         Exercisable           Exercise
     Prices          at 7/31/99      Term (Years)         Price            at 7/31/99            Price
---------------    -------------    ---------------    -------------    -----------------    ---------------

  $0.29 - 1.99        595,000            4.59             $0.62              375,000              $0.48
   2.00 - 2.99        335,250            2.41              2.61              260,250               2.58
   3.00 - 3.99      2,360,948            2.34              3.21            2,305,948               3.19
   4.00 - 4.99        563,178            2.20              4.29              514,178               4.26
   5.00 - 5.99        167,500            4.58              5.17              102,500               5.18
   6.00 - 6.99         45,000            3.42              6.97               45,000               6.97
  ============      ---------            ====             =====            ---------              =====
                    4,066,876                                              3,602,876
                    =========                                              =========


     Stock option activity prior to adoption of SFAS No. 123 is as follows:

     1981 Non-Qualified Stock Option Plan

     In 1981, the Board of Directors adopted a non-qualified stock option plan and had reserved 300,000 shares for issuance to key employees or consultants. Options were nontransferable and expired if not exercised within five years. Option grants of 60,000 shares expired unexercised by July 31, 1991.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)  Stock Options, (continued)

     Non-Qualified Stock Options

     The Board of Directors issued non-qualified stock options which were not part of the 1981 non-qualified stock option plan or the 1989 Stock Plan as follows:

                                                      Shares        Price Range
                                                   ------------   --------------

     Granted.....................................    1,782,000    $ 3.00 - 3.87
     Exercised...................................     (276,989)     3.00 - 3.50
     Canceled....................................     (106,000)     3.00 - 3.50
     Expired.....................................     (649,011)     3.00 - 3.50
     Granted pursuant to conversion of certain
     liabilities:
       Related party.............................    1,324,014         3.20
       Unrelated party...........................       73,804         3.20
     Repurchased stock options...................     (102,807)        3.20
                                                     ---------
     Balance at July 31, 1994....................    2,045,011      3.20 - 3.87
                                                     =========    =============

     In connection with certain private placements, the Board of Directors had included in the agreements, options to purchase additional shares of the Company's common stock as follows:

                                                      Shares       Price Range
                                                   ------------   -------------

     Granted (42,167 options were repriced
     and extended as described in note 8)........      894,887    $ 2.50 - 7.00
     Exercised...................................      (81,000)     3.97 - 6.50
     Expired.....................................     (201,720)     3.97 - 6.50
                                                      --------
     Balance at July 31, 1994....................      612,167      2.50 - 7.00
                                                      ========    =============

     1989 Stock Plan

     On February 14, 1989, the Company adopted the Alfacell Corporation 1989 Stock Plan (the "1989 Stock Plan"), pursuant to which the Board of Directors could issue awards, options and grants. The maximum number of shares of common stock that could have been issued pursuant to the option plan was 2,000,000.

     No more options are being granted pursuant to this plan. The per share option exercise price was determined by the Board of Directors. All options and shares issued upon exercise were nontransferable and forfeitable in the event employment was terminated within two years of the date of hire. In the event the option was exercised and said shares were forfeited, the Company would return to the optionee the lesser of the current market value of the securities or the exercise price paid.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(8)  Stock Options, (continued)

     The stock option activity is as follows:

                                                     Shares      Price Range
                                                   -----------  -------------

     Granted, February 14, 1989...............      3,460,000    $3.50 - 5.00
     Options issued in connection with
       share purchase.........................         36,365        2.75
     Expired..................................     (1,911,365)    2.75 - 5.00
     Canceled.................................        (10,000)       5.00
                                                   ----------
     Balance at July 31, 1994.................      1,575,000     3.50 - 5.00
                                                   ==========    ============

     As of fiscal year ended July 31, 1994, 1,703,159 options were granted under the 1993 stock option plan.

(9)  Stock Grant and Compensation Plans

     The Company had adopted a stock grant program effective September 1, 1981, and pursuant to said plan, had reserved 375,000 shares of its common stock for issuance to key employees. The stock grant program was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the grant plan. The following stock transactions occurred under the Company's stock grant program:

             Year                                                Amount
             ended                          Fair                   of
            July 31       Shares            Value             Compensation
          -----------    ----------    ---------------    ---------------------

             1983           20,000         $ 5.50                $110,000
             1984           19,750          5.125                 101,219
             1985           48,332      5.125 - 15.00             478,105
             1986           11,250      5.125 - 15.00             107,032
             1988           19,000          3.50                    6,500
                            ======          ====                 ========

     On January 26, 1984, the Company adopted a stock bonus plan for directors and consultants. The plan was amended on October 6, 1986, to reserve 500,000 shares for issuance under the plan and to clarify a requirement that stock issued under the Plan could not be transferred until three years after the date of the grant. The stock bonus plan for directors and consultants was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the stock bonus plan for directors and consultants. The following stock transactions occurred under the Company's stock bonus plan:

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(9)  Stock Grant and Compensation Plans, (continued)

            Year                                             Amount
           ended                          Fair                 of
          July 31      Shares             Value           Compensation
          --------   ------------    -------------   -----------------------

            1984        130,250      $2.50 -  3.88         $ 385,917
            1985         99,163       3.50 - 15.00           879,478
            1985        (42,500)          2.50              (105,825)*
            1986         15,394       9.65 - 15.00           215,400
            1987          5,000          15.00                75,000
                        =======      =============          ========


     * Shares granted in 1984 were renegotiated in 1985 and canceled as a result of the recipient's termination.

     1989 Stock Plan

     Under the 1989 Stock Plan, one million shares of the Company's common stock were reserved for issuance as awards to employees. The 1989 Stock Plan also provides for the granting of options to purchase common stock of the Company (see note 8). In addition, the 1989 Stock Plan provided for the issuance of 1,000,000 shares of the Company's common stock as grants. To be eligible for a grant, grantees must have made substantial contributions and shown loyal dedication to the Company.

     Awards and grants were authorized under the 1989 Stock Plan during the following fiscal years:

             Year                                           Amount
             ended                       Fair                 of
            July 31       Shares         Value           Compensation
           ---------    -----------   -----------    ----------------------

             1989           30,000      $5.00                $150,000
             1990           56,000       6.00                 336,000
             1991          119,000       4.00                 476,000
             1992          104,000       2.75                 286,000
             1993          117,000       2.00                 234,000
             1994            5,000       3.00                  15,000
                           =======      =====                ========

     Compensation expense is recorded for the fair value of all stock awards and grants over the vesting period. The 1994 stock award was immediately vested. There were no stock awards in fiscal 1999, 1998 or 1997.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(10) Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for all years in which the temporary differences are expected to reverse.

     At July 31, 1999 and 1998, the tax effects of temporary differences that give rise to the deferred tax assets are as follows:

                                                         1999           1998
                                                     ------------   -----------
     Deferred tax assets:
         Excess of book over tax depreciation....... $     37,035   $    21,035
         Accrued expenses...........................      311,458       159,623
         Federal and state net operating loss
         carryforwards..............................   15,227,316    14,407,990
         Research and experimentation and investment
             tax credit carry forwards..............      843,418       753,314
                                                     ------------   -----------
     Total gross deferred tax assets................   16,419,227    15,341,962

     Valuation allowance............................  (16,419,227)  (15,341,962)
                                                     ------------   -----------
     Net deferred tax assets........................ $        --    $       --
                                                     ============   ===========

     A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     At July 31, 1999, the Company has federal net operating loss carryforwards of approximately $40,296,000 that expire in the years 2000 to 2019. The
     Company also has investment tax credit carryforwards of $33,015 and research and experimentation tax credit carryforwards of $810,403 that expire in the years 2000 to 2019. Ultimate utilization/availability of such net operating losses and credits may be significantly curtailed if a significant change in ownership occurs in accordance with the provisions of the Tax Reform Act of 1986.

(11) Other Financial Information

     Accrued expenses as of July 31, consist of the following:

                                                 1999             1998
                                              ----------    -------------

          Payroll and payroll taxes.......    $   50,160     $     38,147
          Professional fees...............        28,000           98,568
          Clinical trial grants...........       683,515          781,883
          Clinical supplies...............            --          171,600
          Other...........................        16,975            2,700
                                              ----------     ------------
                                              $  778,650     $  1,092,898
                                              ==========     ============

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(11) Other Financial Information, (continued)

     Other current assets as of July 31, consist of the following:

                                                        1999           1998
                                                     ----------    -----------

          Insurance...............................   $   65,330      $ 65,661
          NIH research............................       14,579        31,625
          Other...................................       66,799        19,901
                                                     ----------      --------
                                                     $  146,708      $117,187
                                                     ==========      ========

(12) Commitments and Contingencies

     On July 23, 1991, the Board of Directors authorized the Company to pay to the Chief Executive Officer of the Company an amount equal to 15% of any gross royalties which may be paid to the Company from any license(s) with respect to the Company's principal product, ONCONASE, or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which the Company is the owner or co-owner of the patents, or acquires such rights in the future, for a period not to exceed the life of the patent. If the Company manufactures and markets its own drugs, then the Company will pay to the Chief Executive Officer an amount equal to 5% of gross sales from any products sold during the life of the patents. In addition, the agreement provides for a reduction of any indebtedness to the Chief Executive Officer in the amount of $200,000 upon the Company entering into a licensing agreement for its principal product.

     The Company has product liability insurance coverage in the amount of $6,000,000 for clinical trials. No product liability claims have been filed against the Company. If a claim arises and the Company is found liable in an amount that significantly exceeds the policy limits, it may have a material adverse effect upon the financial condition of the Company.

(13) Research and Development Agreement

     In November 1992, the Company entered into a CRADA with the NIH. In accordance with this CRADA, the NIH will perform research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expired in July 31, 1999, the Company is obligated to pay approximately $5,300 per month to the NIH. Total research and development expenses under this arrangement amounted to $64,000 for the three years ended July 31, 1999, 1998 and 1997.

     In August 1995, the Company entered into a CRADA with the NCI. In accordance with this CRADA, the NCI will perform research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expired in August 1999, the Company was obligated to pay approximately $5,200 per month to the NCI. In September 1999, this research and development agreement was amended to expire in August 2000 without additional cost for the Company. Total research and development expenses under this arrangement amounted to $62,400, $60,400 and $59,100 for the fiscal years ended July 31, 1999, 1998 and 1997, respectively.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(14) 401 (K) Savings Plan

     Effective October 1, 1998, the Company adopted a 401(K) Savings Plan (the "Plan"). Qualified employees may participate by contributing up to 6% of their gross earnings to the Plan subject to certain Internal Revenue Service restrictions. The Company will match an amount equal to 50% of the first 6% of each participant's contribution. The Company's contribution is subject to a vesting schedule of 0%, 25%, 50%, 75% and 100% for employment of less than one year, one year, two years, three years and four years, respectively, except for existing employees which vesting schedule was based from the date the Plan was adopted. For the fiscal year ended July 31, 1999, the Company's contribution to the Plan amounted to $16,052.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                January 31, 2000


                                                                                  January 31
                                                                                     2000
                                                                                 (Unaudited)
                                                                                -------------
ASSETS
Current assets:
     Cash and cash equivalents........................................           $    859,537
     Other assets.....................................................                 88,053
                                                                                 ------------
         Total current assets.........................................                947,590
                                                                                 ------------

Property and equipment, net of accumulated depreciation and amortization
  of $994,263 at January 31 2000 and $944,830 at July 31, 1999                        149,374
                                                                                 ------------

         Total assets.................................................           $  1,096,964
                                                                                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion..................................................           $      2,604
     Accounts payable.................................................                 78,825
     Accrued expenses.................................................                774,013
                                                                                 ------------
         Total current liabilities....................................                855,442
                                                                                 ------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock, $.001 par value.
         Authorized and unissued, 1,000,00 shares
             at January 31, 2000 and July 31, 1999....................                   --

     Common stock $.001 par value.
         Authorized 40,000,000 shares at January 31, 2000 and
             July 31, 1999 and 17,286,594 shares at July 31, 1999                      17,471

     Capital in excess of par value...................................             55,868,289
     Deficit accumulated during development stage.....................            (55,644,238)
                                                                                 ------------
         Total stockholders' equity...................................                241,522
                                                                                 ------------

         Total liabilities and stockholders' equity...................           $  1,096,964
                                                                                 ============


See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                   Six months ended January 31, 2000 and 1999,
                       and the Period from August 24, 1981
                     (Date of Inception) to January 31, 2000


                                        Six Months ended       August 24, 1981
                                           January 31,       (Date of Inception)
                                                                       to
                                  ----------------------------------------------
                                      2000          1999        January 31, 2000
                                  ----------------------------------------------

REVENUE:
     Sales                        $       --    $       --        $    553,489
     Investment                         26,220       108,792         1,334,240
     Other income                         --            --              60,103
                                  ------------  ------------      ------------
     TOTAL REVENUE                      26,220       108,792         1,947,832
                                  ------------  ------------      ------------

COSTS AND EXPENSES:
     Costs of sales                       --            --             336,495
     Research and development        1,164,321     1,260,193        35,252,950
     General and administrative        305,982       462,563        19,821,042
     Interest:
        Related parties                   --            --           1,033,960
        Others                           1,728           693         1,903,477
                                  ------------  ------------      ------------
TOTAL COSTS AND EXPENSES             1,472,031     1,723,449        58,347,924
                                  ------------  ------------      ------------

NET INCOME (LOSS) BEFORE
     STATE TAX BENEFIT            $ (1,445,811) $ (1,614,657)     $(56,400,092)

STATE TAX BENEFIT                      755,854          --             755,854
                                  ------------  ------------      ------------

NET INCOME (LOSS)                 $   (689,957) $ (1,614,657)     $(55,644,238)
                                  ============  ============      ============

     Loss per basic and diluted
        common share              $       (.04) $       (.09)     $      (7.10)
                                  ============  ============      ============

Weighted average number of
     shares outstanding             17,352,397    17,256,238         7,841,030
                                  ============  ============      ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                   Six months ended January 31, 2000 and 1999,
                       and the Period from August 24, 1981
                     (Date of Inception) to January 31, 2000

                                   (Unaudited)


                                                               Six Months ended          August 24, 1981
                                                                 January 31,          (Date of Inception) to
                                                       ----------------------------   ----------------------
                                                           2000            1999           January 31, 2000
                                                       ------------    ------------       ----------------
Cash flows from operating activities:
  Net Loss                                             $   (689,957)   $ (1,614,657)       $(55,644,238)
  Adjustments to reconcile net loss to
     Net cash used in operating activities:
  Gain on sale of marketable securities                        --              --               (25,963)
  Depreciation and Amortization                              49,433          50,641           1,373,528
  Loss on disposal of property and equipment                   --              --                18,926
  Noncash operating expenses                                 78,008          94,741           5,450,480
  Amortization of deferred compensation                        --              --            11,442,000
  Amortization of organization costs                           --              --                 4,590
Changes in assets and liabilities:
  (Increase) decrease in other current assets                58,655         (33,191)            (88,053)
  Decrease in other assets                                     --              --                36,184
  Increase in interest payable, related party                  --              --               744,539
  Increase (decrease) in accounts payable                   (15,062)       (448,404)            364,905
  Increase in accrued payroll and expenses, related
     parties                                                   --              --             2,348,145
  Increase (decrease) in accrued expenses                    (4,637)       (394,623)          1,315,526
                                                       ------------    ------------        ------------
  Net cash used in operating activities                    (523,560)     (2,345,493)        (32,659,431)
                                                       ------------    ------------        ------------
Cash flows from investing activities:
  Purchase of marketable equity securities                     --              --              (290,420)
  Proceeds from sale of marketable equity securities           --              --               316,383
  Purchase of property and equipment                           --              --            (1,369,261)
  Patent costs                                                 --              --               (97,841)
                                                       ------------    ------------        ------------

     Net cash used in investing activities                     --              --            (1,441,139)
                                                       ------------    ------------        ------------

Set accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       STATEMENTS OF CASH FLOWS, Continued

                   Six months ended January 31, 2000 and 1999,
                       and the Period from August 24, 1981
                     (Date of Inception) to January 31, 2000

                                   (Unaudited)

                                                                         Six Months Ended               August 24, 1981
                                                                            January 31,              (Date of Inception) to
                                                                 ------------------------------      ----------------------
                                                                       2000            1999              January 31, 2000
                                                                 --------------   -------------          ----------------
Cash Flows from financing activities:
  Proceeds from short-term borings                               $         --     $        --             $    849,500
  Payment of short-tem borrowings                                          --              --                 (623,500)
  Increase in loans payable - related party, net                           --              --                2,628,868
  Proceeds from bank debt and other long-term debt, net of
     deferred debt costs                                                   --              --                2,410,883
  Reduction of bank debt and long-term debt                              (4,123)         (4,476)            (2,922,851)
  Proceeds from issuance of common stock, net                              --              (765)            26,805,447
  Proceeds from exercise of stock options and warrants, net               4,087            --                5,464,760
  Proceeds from issuance of convertible debentures                         --              --                  347,000
                                                                 --------------   -------------           ------------
     Net cash provided (used) by financing activities                       (36)         (5,241)            34,960,107
                                                                 --------------   -------------           ------------
     Net increase (decrease) in cash and cash equivalents              (523,596)     (2,350,734)               859,537
Cash and cash equivalents at beginning of period                      1,383,133       5,099,453                   --
                                                                 --------------   -------------           ------------
Cash and cash equivalents at end of period                       $      859,537   $   2,748,719           $    859,537
                                                                 ==============   =============           ============
Supplemental disclosure of cash flow information -
  interest paid                                                  $        1,728   $         693           $  1,650,461
                                                                 ==============   =============           ============
Noncash financing activities:
  Issuance of convertible subordinated
     debenture for loan payable to officer                       $         --     $        --             $  2,725,000
                                                                 ==============   =============           ============
Issuance of common stock upon the conversion of
     convertible subordinated debentures, related party          $         --     $        --             $  2,945,000
                                                                 ==============   =============           ============

     Conversion of short-term borrowings to common stock         $         --     $        --             $    226,000
                                                                 ==============   =============           ============
     Conversion of accrued interest, payroll and expenses by
         related parties to stock options                        $         --     $        --             $  3,194,969
                                                                 ==============   =============           ============
     Repurchases of stock options from related party             $         --     $        --             $   (198,417)
                                                                 ==============   =============           ============
     Conversion of accrued interest to stock options             $         --     $        --             $    142,441
                                                                 ==============   =============           ============
     Conversion of accounts payable to common stock              $       92,184   $      16,631           $    286,170
                                                                 ==============   =============           ------------
     Conversion of notes payable, bank and accrued interest
         to long-term debt                                       $         --     $        --             $  1,699,072
                                                                 ==============   =============           ============
     Conversion of loans and interest payable, related party
         and accrued payroll and expenses, related parties
         to Long-term accrued payroll and other, related party   $         --     $        --             $  1,863,514
                                                                 ==============   =============           ============
     Issuance of common stock upon the conversion of
         convertible subordinated debentures, other              $         --     $        --             $    127,000
                                                                 ==============   =============           ============
     Issuance of common stock for services rendered              $         --     $        --             $      2,460
                                                                 ==============   =============           ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

1.   ORGANIZATION AND BASIS OF PRESENTATION

     In  the  opinion  of  management,   the  accompanying  unaudited  financial
     statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of January 31, 2000 and the results of operations for the six month period ended January 31, 2000 and the period from August 24, 1981 (date of inception) to January 31, 2000. The results of operations for the six months ended January 31, 2000 are not necessarily indicative of the results to be expected for the full year.

     The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

     Effective August 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. The net loss of $690,000 and $1,615,000, recorded for the six months ended January 31, 2000 and 1999, respectively, is equal to the comprehensive loss for those periods.

     The Company has reported net losses since its inception. Also, the Company has limited liquid resources. The report of the Company's independent auditors on the Company's July 31, 1999 financial statements included an explanatory paragraph which states that the Company's recurring losses and limited liquid resources raise substantial doubt about the Company's ability to continue as a going concern. The financial statements at January 31, 2000 do not include any adjustments that might result from the outcome of this uncertainty.

2.   EARNINGS PER COMMON SHARE

     "Basic" earnings (loss) per common share equals net income (loss) divided by weighted average common shares outstanding during the period. "Diluted" earnings (loss) per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents. The Company's Basic and Diluted per share amounts are the same since the assumed exercise of stock options and warrants are all anti-dilutive. The amount of options and warrants excluded from the calculation was 5,862,965 and 6,083,679 at January 31, 2000 and 1999,
     respectively.

3.   CAPITAL STOCK

     In August 1999, the Company issued 40,000 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $18,400 was charged to operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

3.   CAPITAL STOCK, (continued)

     In September 1999, the Company issued 14,600 shares of common stock for payment of legal services. The fair value of the common stock in the amount of $8,176 was charged to operations.

     In December 1999, the Company issued an aggregate total of 75,000 stock options to its outside board of directors.

     In January 2000, the Company issued 120,365 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $65,608 was charged to operations.

     In January 2000, the Company issued 10,000 shares of common stock upon the exercise of stock options by an unrelated party resulting in gross proceeds of $4,300 to the Company.

4.   SALE OF NET OPERATING LOSSES

     New  Jersey  has  enacted   legislation   permitting   certain  New  Jersey
     corporations to sell state tax loss carryforwards and research and development credits (the "Tax Benefits"). Approximately $2.4 million of the Company's Tax Benefits were approved for sale by the state, of which approximately $1 million was allocated to be sold for the State Fiscal Year 2000 (July 1, 1999 to June 30, 2000). In December 1999, the Company realized net proceeds of $755,854 from the sale of its allocated Tax Benefits. The Company will attempt to sell the remaining balance of its Tax Benefits in the amount of approximately $1.4 million for the State Fiscal Year 2001 (July 1, 2000 to June 30, 2001), subject to all existing laws of the State of New Jersey.

5.   SUBSEQUENT EVENT

     In February 2000, the Company sold an aggregate of 875,000 shares of common stock to private investors at prices ranging from $0.50 to $1.00 per share resulting in net proceeds of $625,000 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 687,500 shares of common stock at per share exercise prices ranging from $1.03 to $3.25. The warrants will expire during the period commencing May 2003 and ending in May 2005.

                                     PART II

Item 13.  Expenses of Issuance and Distribution

     The following table sets forth an itemized estimate of fees and expenses payable by the Registrant in connection with the offering of the securities described in this registration statement, other than underwriting discounts and commissions.

     SEC registration fee ...............................           $ 1,715
     Legal fees and expenses ............................           $25,000
     Accounting fees and expenses .......................           $15,000
     Printing expenses ..................................           $ 5,000
     Miscellaneous ......................................           $ 5,000

                Total ...................................           $51,715

Item 14.  Indemnification of Directors and Officers

     Under the General Corporation Law of Delaware a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Our certificate of incorporation is consistent with the Delaware GCL and our by-laws provide that each of our directors, officers, employees and agents shall be indemnified to the extent permitted by the Delaware GCL.

     We have entered into indemnification agreements with each of our directors. The indemnity agreements are consistent with our by-laws and our policy to indemnify directors to the fullest extent permitted by law. The indemnity agreements provide for indemnification of directors for liabilities arising out of claims against such persons acting as our directors (or any entity controlling, controlled by or under common control with us) due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, or suffered or wrongfully attempted by such directors, except as prohibited by law. The indemnity agreements also provide for the advancement of costs and expenses, including attorneys' fees, reasonably incurred by directors in defending or investigating any action, suit, proceeding or claim, subject to an undertaking by such directors to repay such amounts if it is ultimately determined that such directors are not entitled to indemnification. The indemnity agreements cover future acts and omissions of directors for which actions may be brought.

     The indemnity agreements also provide that directors, officers, employees and agents are entitled to indemnification against all expenses (including attorneys' fees) reasonably incurred in seeking to collect an indemnity claim or to obtain advancement of expenses from us. The rights of directors under the indemnity agreements are not exclusive of any other rights directors may have under Delaware GCL, any liability insurance policies that may be obtained, our by-laws or otherwise. We would not be required to indemnify a director for any claim based upon the director gaining in fact a personal profit or advantage to which such director was not legally entitled, any claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934 or a similar state or common law provision or any claim brought about or contributed to by the dishonesty of the director.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

     The following is a summary of transactions involving our securities during the last three years. Each of the following was exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended, based upon the fact that each issuance was to an accredited investor.

     On February 20, 1998, we completed a private placement that resulted in the issuance of an aggregate of 2,337,150 shares of restricted common stock and 1,168,575 three-year warrants to purchase an aggregate of 1,168,575 shares of common stock at an exercise price of $2.50 per share. We filed a registration statement on Form S-3 registering the shares of common stock issued in connection with the February 1998 private placement and the shares of common stock underlying the warrants issued in connection with the February 1998 private placement on March 31, 1998. The shares of common stock and the shares of common stock underlying the warrants registered in connection with the February 1998 private placement were de-registered on November 15, 1999. This prospectus relates to the offer and resale of 1,168,575 shares of common stock underlying the warrants issued in the February 1998 private placement by the holders.

     Sanders Morris Harris Inc. (formerly known as Harris, Webb & Garrison, Inc.), an investment banking firm located in Houston, Texas acted as placement agent in the February 1998 private placement and received as part of its compensation a three-year warrant to purchase 116,858 units at an exercise price of $4.40 per unit. Each unit consists of two shares of our common stock and one three-year warrant to purchase one share of common stock at an exercise price of $2.50 per share. In May 1998, 1,500 of such units were exercised and the 3,000 shares of common stock underlying the units were subsequently sold. The warrant issued upon the exercise of these units have not been exercised or sold. An additional 650 units were exercised in June 1998 and the 1,300 shares of common stock underlying the unit were sold as well as the 650 shares that were issued upon the exercise of the warrant. This prospectus relates to the offer and sale by the placement agent of the 345,624 shares of common stock underlying the placement agent warrant.

     On October 10, 1997, we issued options to purchase 12,000 shares of common stock at an exercise price of $3.91 per share to Expert Medical Consultants as payment for services to be rendered. 5,000 of such options have since been cancelled. The remaining options vested as to 1,000 shares per month from October 10, 1997 through April 10, 1998 and expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding. This prospectus relates to the offer and sale by the option holder of 7,000 shares of common stock underlying the options.

     On October 1, 1998, we issued options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share to Sage Partners as payment for services to be rendered. 150,000 of such options were cancelled in November 1999 upon the cancellation of the contract with Sage Partners. The remaining options vested as to 2,500 shares per month from October 31, 1998 through September 30, 1999 and as to 20,000 shares on October 1, 1999. The options expire five years from the vesting date. As of the date hereof, all of the options are fully vested and remain outstanding. This prospectus relates to the offer and sale by the option holder of 50,000 shares of common stock underlying the options.

     On March 30, 1994, we issued options to purchase 379,678 shares of common stock at an exercise price of $3.20 per share to Kuslima Shogen in satisfaction for money loaned to us. A total of 151,872 of such options have since terminated or were cancelled. The remaining options expire as to 75,936 shares on March 30, 2001 and as to 75,935 shares on each of March 30, 2002 and March 30, 2003. As of the date hereof, the remaining 227,806 options remain outstanding. This prospectus relates to the offer and sale by the option holder of 227,806 shares of common stock underlying the options by the holders.

     In February 1999, we issued 3,000 shares of common stock to each of Doris Graska and Gerald Graska as payment for services rendered. This prospectus relates to the offer and resale by Doris and Gerald Graska of 6,000 shares of common stock.

     In August 1999 and January 2000, we issued 40,000 and 100,000 shares of common stock, respectively, to DZS Computer Solutions, Inc. as payment for services rendered. This prospectus relates to the offer and resale by DZS Computer Solutions, Inc. of 140,000 shares of common stock.

     In September 1998, January 1999, September 1999 and January 2000, we issued 13,717, 26,984, 14,000 and 20,365 shares of common stock, respectively, to Mark Jay for payment of legal services. This prospectus relates to the offer and resale by Mr. Jay of 75,666 shares of common stock.

     In February 2000, we completed two private placements. The first resulted in the issuance of 187,500 units for an aggregate $375,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $3.25 per share and one five-year warrant to purchase one share of common stock at $4.55 per share. The second private placement resulted in the issuance of 250,000 units for an aggregate $250,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $1.03 per share and one five-year warrant to purchase one share of common stock at $2.50 per share. We will use the net proceeds for general corporate purposes, including the funding of research and development activities. This prospectus relates to the offer and sale of 875,000 shares of common stock and 875,000 shares issuable upon the exercise of warrants to purchase common stock issued in the February 2000 private placements.

Item 16.  Exhibits, Financial Statement Schedules

Exhibit No.                                Title                                                 Exhibit No.
-----------                                -------------------------------------------------     ------------------------------
(or Exhibit Incorporation No. Reference)                                                         (or Incorporated by Reference)
3.1                                        Certificate of Incorporation                                *

3.2                                        By-Laws                                                     *

3.3                                        Amendment to Certificate of Incorporation                   #

3.4                                        Amendment to Certificate of Incorporation                   +++

4.1                                        Form of Convertible Debenture                               **

10.1                                       Form of Stock and Warrant Purchase Agreements used          ##
                                           in private placements completed in April 1996 and
                                           June 1996

10.2                                       Lease Agreement - 225 Belleville Avenue, Bloomfield,        ###
                                           New Jersey


10.3                                       Form of Stock Purchase Agreement and Certificate            ***
                                           used in connection with various private placements

10.4                                       Form of Stock and Warrant Purchase Agreement and            ***
                                           Warrant Agreement used in Private Placement completed on
                                           March 21, 1994

10.5                                       1993 Stock Option Plan and Form of Option Agreement         *****

10.6                                       Debt Conversion Agreement dated March 30, 1994 with         ****
                                           Kuslima Shogen

10.7                                       Accrued Salary Conversion Agreement dated March 30,         ****
                                           1994 with Kuslima Shogen

10.8                                       Accrued Salary Conversion Agreement dated March 30,         ****
                                           1994 with Stanislaw Mikulski

10.9                                       Option Agreement dated March 30, 1994 with Kuslima          ****
                                           Shogen

10.10                                      Amendment No. 1 dated June 20, 1994 to Option               ****
                                           Agreement dated March 30, 1994 with Kuslima Shogen

10.11                                      Form of Amendment No. 1 dated June 20, 1994 to              *****
                                           Option Agreement dated March 30, 1994 with Kuslima Shogen

10.12                                      Form of Amendment No. 1 dated June 20, 1994 to              *****
                                           Option Agreement dated March 30, 1994 with Stanislaw
                                           Mikulski

10.13                                      Form of Stock and Warrant Purchase Agreement and            +
                                           Warrant Agreement used in Private Placement
                                           completed on September 13, 1994

10.14                                      Form of Subscription Agreements and Warrant                 #
                                           Agreement used in Private Placements closed in
                                           October 1994 and September 1995

10.15                                      1997 Stock Option Plan                                      ###

10.16                                      Separation Agreement with Michael C. Lowe dated             ++
                                           October 9, 1997

10.17                                      Form of Subscription Agreement and Warrant                  +++
                                           Agreement used in Private Placement completed
                                           on February 20, 1998

10.18                                      Form of Warrant Agreement issued to the Placement           +++
                                           Agent in connection with the Private Placement completed
                                           on February 20, 1998

10.19                                      Placement Agent Agreement dated December 15, 1997           +++

10.20                                      Separation Agreement with Gail Fraser dated August          ####
                                           31, 1999

21.1                                       Subsidiaries of Registrant                                  **

23.1                                       Consent of KPMG LLP                                         23.1

99.1                                       Factors to Consider in Connection with                      ####
                                           Forward-Looking Statements


* Previously filed as exhibit to the Company's Registration Statement on Form S-18 (File No. 2-79975-NY) and incorporated herein by reference thereto.

** Previously filed as exhibits to the Company's Annual Report on Form 10-K for the year ended July 31, 1993 and incorporated herein by reference thereto.

*** Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 1994 and incorporated herein by reference thereto.

**** Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1994 and incorporated herein by reference thereto.

***** Previously filed as exhibits to the Company's Registration Statement Form SB-2 (File No. 33-76950) and incorporated herein by reference thereto.

+ Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-83072) and incorporated herein by reference thereto.

++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997 and incorporated herein by reference thereto.

+++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998 and incorporated herein by reference thereto.

# Previously filed as exhibits to the Company's Annual Report on Form 10-KSB for the year ended July 31, 1995 and incorporated herein by reference thereto.

## Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 333-11575) and incorporated herein by reference thereto.

### Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1997 and incorporated herein by reference thereto.

#### Previously filed as exhibit to the Company's Annual Report on Form 10-K for the year ended July 31, 1999 and incorporated herein by reference thereto.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              ALFACELL CORPORATION
                              Dated: May 30, 2000

                              By: /s/ KUSLIMA SHOGEN
                                  ----------------------------------------------
                              Kuslima Shogen, Chief Executive Officer,
                              Acting Chief Financial Officer and Chairman of the Board.

                                POWER OF ATORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kuslima Shogen, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on May 30, 2000.

/s/ KUSLIMA SHOGEN
----------------------------------------
Kuslima Shogen, Chief Executive Officer,
Acting Chief Financial Officer
Principal Executive Officer, Principal Accounting Officer
and Chairman of the Board

/s/ STANISLAW M. MIKULSKI
----------------------------------------
Stanislaw M. Mikulski, M.D.,
Executive Vice President and Director

/s/ STEPHEN K. CARTER
----------------------------------------
Stephen K. Carter, M.D., Director

/s/ DONALD R. CONKLIN
----------------------------------------
Donald R. Conklin, Director

/s/ MARTIN F. STADLER
----------------------------------------
Martin F. Stadler, Director